An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject To Completion

Dated February __, 2022

KOLABORATION VENTURES CORPORATION

183 Main Street, Rio Vista, California 94571

(480-225-1167)

KolaborationVentures.com

Offering:

20,000,000 Common Shares at $1.25 per Share

Maximum Offering: Up to $25,000,000.00 USD1

Minimum Subscription Amount per Investor: $1,000 or 800 Shares

Preliminary Offering Circular Date: February __, 2022

Kolaboration Ventures Corporation (“KVC”, the “Corporation,” “we,” “us,” and “our”) is offering up to 20,000,000 shares of Common Shares (“Shares” or “Stock”), for $1.25 per Share (the “Offering”), for gross proceeds to the Corporation of up to $25,000,000.00, before deduction of Offering expenses, assuming all Shares are sold. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 67 for further details.

Kolaboration Ventures Corporation is a Wyoming Corporation formed on August 11, 2021, for the purpose of organizing its various business activities under a parent corporation. The reorganization included its predecessor entity, KVC, LLC as well as several partially-owned companies engaged in cannabis operations or real estate ventures related to the Corporation’s cannabis operations. The reorganization was effective as of October 1, 2021. For further details, see the “Roll-up Transaction” on page 42.

We expect to commence the Offering on the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all offered securities are sold, whichever occurs first (“Termination Date”). Notwithstanding the foregoing, the Corporation may extend the Offering by an additional 90 days or terminate the Offering at any time.

All of the Shares are being offered (the “Offered Shares”) on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. Subscriptions will be deposited into escrow and held by Equiniti Trust Company as the escrow agent in this Offering. We will withdraw funds from escrow at our discretion and hold multiple closings of subscriptions until the 20,000,000 Shares (the “Maximum Offering”) are sold or until we decide to terminate the Offering. The minimum subscription that investors may make for the Offering is 800 Shares for $1,000.00. Subscriptions may be made by either wire transfer or ACH deposits. The transactions contemplated hereby will be completed electronically through the software provided by Dealmaker.Tech, see Dealmaker.Tech Agreement, Exhibit 1A-1B.

The Corporation has engaged The Dalmore Group (CRD# 136352), 525 Green Place, Woodmere, New York 11598, as broker-dealer of record, but not for underwriting of private placement services, for this Offering. For further details, see Broker-Dealer Services Agreement, Exhibit 1A-1A.

1 Unless otherwise specifically noted, all references to “dollars” or “$” are being expressed in United States Dollars (“USD”) in this Offering Circular.

This Offering is being made pursuant to Tier 2 of Regulation A following the Offering Circular disclosure format, and is being made on a “best efforts” basis.

Title of Each Class To be registered	Price to Public	Underwriting Discount and Commissions(1)	Proceeds to Corporation(2)	Proceeds to Other Persons
Common Stock Offered by KVC Price Per Share	$1.25	$0.0125	$1.2375	-0-
Minimum Investment (800 Shares)	$1,000	$10.00	$990.00	-0-
Maximum Offering (20,000,000 Shares)	$25,000,000	$250,000	$24,750,000	-0-

Note:

(1)

The Corporations has not engaged any placement agent or underwriter in connection with this offering. To the extent that it does, the Corporation will file a supplement to the Offering Statement of which this Offering Circular is a part. The Corporation has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. This includes the one percent (1%) commission on gross Offering proceeds but does not include the consulting fee of $20,000, and the one-time set-up fee of $5,000 payable by the Corporation to Dalmore. See “Plan of Distribution and Selling Security Holders” for details.

(2)	The Corporation is offering up to $25,000,000.00 in Common Shares. If all 20,000,000 Shares are sold, the actual proceeds raised by the Corporation will be $24,750,000.

The Corporation has authorized a total of One Billion (1,000,000,000) of Common Shares with par value of $0.0001 per share. Holders of Common Shares shall not be entitled to any voting rights except for the right to vote for two (2) directors to the Corporation Board of Directors. Holders of Common Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Corporation. For a complete description of the rights and restrictions attached to the Common Shares, see the “Securities Being Offered” section of this Offering Circular, and the Corporation’s Amended and Restated Articles of Incorporation, attached as Exhibit 1A-2A.

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Prior to this Offering, there has been no public market for our Common Shares. The Corporation expects to have our Common Shares initially quoted for trading on the OTCQX Market or the OTCQB Market. There is no assurance that the Common Shares will ever be quoted on the OTC, see “Plan of Distribution” on page 37 of this Offering Circular.

We are offering our Offered Shares in this Offering based upon a valuation of our Corporation and its subsidiaries of approximately Five Hundred Million Dollars ($500,000,000) prior to this Offering. The $1.25 per share Offering Price of the Common Stock has been arbitrarily determined by the management of KVC and is not based on book value, assets, earnings or any other recognizable standard of value.

The shares of Common Stock are being offered directly by the Corporation and its management on a “best efforts” basis. No commissions or other compensation will be paid to Corporation management with respect to sales initiated by them.

On November 30, 2021, the Corporation engaged Dalmore, a registered broker/dealer, as its managing broker-dealer of record (the “BD”). The BD may engage one or more selling agents or selected dealers. However, under the terms of its engagement agreement with the Corporation, neither the BD nor any selling agent shall have any marketing or sales obligations other than to process subscriptions forwarded to the BD by the Corporation or its management. The BD is not purchasing any of the shares of Common Stock being offered by the Corporation in the Offering and is not required to sell any specific number or dollar amount of such shares in the Offering. Under the terms of its engagement agreement with Dalmore, the Corporation has agreed to pay a commission and fee equal to one percent (1%) of all gross proceeds received by the Corporation in the Offering, as well as a consulting fee of $20,000 upon the issuance of a No Objection Letter and a one-time set up fee of $5,000. Dalmore shall be indemnified by the Corporation with respect to the Offering and the disclosures made by the Corporation in its Form 1-A and related Offering Circular.

The Corporation has not authorized anyone to provide purchasers with information different from that contained or incorporated by reference in this Offering Circular. An investment in the securities of the Corporation is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such securities. The risks outlined in this Offering Circular should be carefully reviewed and considered by prospective investors in connection with an investment in such securities. See “Risk Factors” beginning on page 12 for further details. Potential investors are advised to consult their own legal counsel and other professional advisers in order to assess income tax, legal and other aspects of this investment.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE CORPORATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE CORPORATION, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO PERSONS, EXCEPT THE CORPORATION OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE CORPORATION HAS ELECTED TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE CORPORATION OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE CORPORATION’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE CORPORATION.

SUBSCRIBER AGREES TO INDEMNIFY AND HOLD HARMLESS THE CORPORATION AND ITS RESPECTIVE OFFICERS, DIRECTORS AND AFFILIATES, AND EACH OTHER PERSON, IF ANY, WHO CONTROLS THE CORPORATION WITHIN THE MEANING OF SECTION 15 OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AGAINST ALL LOSSES THAT EACH MAY INCUR (INDIVIDUALLY AND/OR COLLECTIVELY, JOINTLY AND SEVERALLY) BY REASON OF (I) THE FAILURE OF THE SUBSCRIBER TO FULFILL ANY OF THE TERMS OR CONDITIONS OF THE SUBSCRIPTION AGREEMENT, (II) ANY BREACH OF OR INACCURACY IN ANY OF THE REPRESENTATIONS, WARRANTIES AND/OR COVENANTS MADE BY THE SUBSCRIBER IN CONNECTION WITH THE SUBSCRIPTION AGREEMENT, (III) THE DISPOSITION OF SUBORDINATE VOTING SHARES BY THE SUBSCRIBER, CONTRARY TO SUCH REPRESENTATIONS, WARRANTIES AND/OR COVENANTS AND/OR (IV) ANY ACTION, SUIT OR PROCEEDING BASED UPON THE FACT THAT SAID REPRESENTATIONS, WARRANTIES AND/OR COVENANTS WERE INACCURATE OR MISLEADING OR OTHERWISE CAUSE FOR OBTAINING RESCISSION, DAMAGES OR REDRESS FROM THE CORPORATION.

THE SUBSCRIPTION AGREEMENT FOR THESE SHARES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. THE EXCLUSIVE VENUE FOR ANY LEGAL ACTION UNDER THIS AGREEMENT WILL BE IN THE PROPER FORUM IN THE STATE OF CALIFORNIA. THIS DOES NOT APPLY TO CLAIMS BROUGHT TO ENFORCE ANY DUTY OR LIABILITY CREATED BY THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR THE RULES AND REGULATIONS THEREUNDER.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO fMEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE CORPORATION. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY LAWS”).

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IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE CORPORATION RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Unless the context otherwise requires, any references in this Offering Circular to the “Corporation” or “KVC” refer to Kolaboration Ventures Corporation and its subsidiaries.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. The Corporation’s business, financial condition, results of operations, and prospects may have changed since that date. Neither the delivery of this Offering Circular nor any sale nor delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC (collectively referred to as the “Offering Statement”). The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Corporation are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Corporation will provide the opportunity to ask questions of and receive answers from the Corporation’s management concerning terms and conditions of the Offering, the Corporation or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Corporation contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Offering Circular. The Corporation does not expect to update or otherwise revise its Form 1-A, Offering Circular or other materials supplied herewith. The delivery of the Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Offering Circular. This Offering Circular is submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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MARKET RESEARCH AND PUBLIC DATA

This Offering Circular also contains or references certain market, industry and peer group data which is based upon information from independent industry publications, market research, analyst reports and surveys and other publicly available sources. Although the Corporation believes these sources to be generally reliable, such information is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other inherent limitations and uncertainties. Neither the Corporation nor the agents have independently verified any of the data from third party sources referred to in this Offering Circular and accordingly, the accuracy and completeness of such data is not guaranteed. In addition, projections, assumptions and estimates of the Corporation’s future performance or the future performance of the industry and markets in which the Corporation operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this Offering Circular under “Risk Factors” and “Forward-Looking Statements”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements and forward-looking information (collectively referred to herein as “forward-looking statements”). Such forward-looking statements relate to the Corporation’s current expectations and views of future events or future performance. All statements other than statements of historical fact may be forward-looking statements. The forward- looking statements are contained principally in the sections entitled “Summary Information”, “Description of the Business”, “Management’s Discussion and Analysis” and “Risk Factors”.

In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking statements. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Corporation has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

(1)	the Corporation’s expectations regarding its consolidated revenue, expenses and operations;

(2)	the Corporation’s anticipated cash needs, its needs for additional financing, and changes to its dividend policies;

(3)

the legalization and regulatory control of cannabis for recreational use in the United States and elsewhere including federal, state and municipal regulations pertaining thereto and the related timing thereof and the Corporation’s intention and ability to participate in such market;

(4)	the use of proceeds from this Offering;

(5)	the preparation and filing of this Offering Circular;

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(6)	the impact of competition on the Corporation;

(7)

the intentions of the board of directors of the Corporation (the “Board of Directors”) with respect to future acquisitions and the ability of the Corporation to successfully identify targets for acquisition and assimilate any acquired operations into the Corporation or its subsidiaries;

(8)	the sufficiency of cash flows and working capital to achieve the Corporation’s stated business objective upon completion of certain acquisitions; and

(9)	the Corporation’s ability to market successfully to customers.

Certain of the forward-looking statements and forward-looking information and other information contained in this Offering Circular concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunities and market share, are based on estimates prepared by the Corporation using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which the Corporation believes to be reasonable. While the Corporation is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors and the Corporation has not independently verified such third-party information. See “Market Research and Public Data” above.

Forward-looking statements are based on certain assumptions and analyses made by the Corporation in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. Although we believe that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and we cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to the Corporation’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”.

If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward-looking statements, which could have a material adverse effect on the business, financial condition and results of operations of the Corporation.

Information contained in forward-looking statements in this document is provided as of the date of this Offering Circular, and the Corporation and its agents disclaim any obligation to update any forward-looking statements, whether as a result of new information or future events or results, except to the extent required by applicable securities laws. Accordingly, potential investors should not place undue reliance on forward-looking statements or the information contained in those statements.

REGULATION A+

We are offering our Common Shares pursuant to the rules of the SEC mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The offering rules are often referred to as “Regulation A+”. We are relying upon Tier 2 of Regulation A+, which allows us to offer securities of up to Seventy-Five Million ($75,000,000) in a 12-month period.

Accordingly, we are required to publicly file annual, semiannual, and current event reports with the SEC.

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SUMMARY INFORMATION

The following is a summary of the principal features of this Offering Circular and should be read together with the more detailed information and financial data and statements contained elsewhere in this Offering Circular. Prospective investors should carefully consider, among other things, the matters discussed under “Risk Factors” beginning on page 12.

The Issuer:	Kolaboration Ventures Corporation (“KVC”) is a Wyoming corporation formed on August 11, 2021, for the purpose of organizing its various business activities under a parent corporation. KVC is a roll-up of the following entities: Kolaboration Ventures, LLC, Rio Vista Farms, LLC, Contra Costa Farms, LLC, Kolaboration Vallejo, LLC and Kolaboration Concord, LLC, all of which are engaged cannabis operations or real estate ventures relating to the companies’ cannabis operations in California. The reorganization was effective as of October 1, 2021. See “Description of the Business” for an organizational chart depicting the rollup. The Corporation’s principal office is located at 183 Main Street, Rio Vista, CA 94571.

Business of Issuer:	The Corporation is a diversified cannabis company specializing in cultivation, non-volatile manufacturing, retail, brand development and distribution. KVC and its subsidiaries are working to expand in California both through organic growth and acquisitions while building a respected portfolio of top shelf bands. Wholly-owned, licensed and/or distributed brands within KVC’s portfolio include: Farms Brand, Fat Boys Farms, Ole 4 Fingers, Atoms Infused Flower, Rio Vista Farms and CoCo Farms. The Corporation has made, and plans to make in the future, strategic business relationships and investments in operations, branding, cultivation, processing and licensing in key markets. See “Description of the Business”.

Shares Being Offered:

A maximum of 20,000,000 shares of KVC Common Shares, $0.0001 par value per share (“Common Stock” or “Common Shares”) at an offering price of $1.25 per share, for total maximum gross proceeds to the Corporation of $25,000,000. See “Description of Securities being Offered” on page 67 below.

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Proposed Listing:	Although we expect to have our shares of Common Stock quoted on the OTCQX Market or the OTCQB Market, there is no assurance that the shares of Common Stock will ever be quoted on the OTC. To be quoted on the OTC, a market maker must apply with the Financial Industry Regulatory Authority (“FINRA”) to make a market in our Common Stock. As of the date of this Supplement, we have engaged in discussions with a FINRA market maker regarding participation in a future trading market for our securities; and have made filings with FINRA. However, we have not, as yet received final FINRA approval.

We may continue to offer our Common Stock under this Offering Circular until the Termination Date. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of such shares on the OTCQX or OTCQB Market.

There can be no assurance that the KVC Common Stock sold in this Offering will be quoted on the OTC Market. See “Risk Factors” starting on page 12 of this Offering Circular.

Use of Proceeds:

If we sell all of the 20,000,000 Common Shares being offered, our net proceeds after offering expenses (estimated $250,000) will be approximately $24,750,000. We will use these proceeds for: support of existing operations in the State of California; reduction of outstanding liabilities; acquisition of additional properties for cultivation expansion, processing, and provisioning centers; developing additional strategic partnerships; obtaining additional licenses; research and development, working capital, and general corporate purposes. For further detail, see the “Use of Proceeds to Issuer” section on page 41.

While the Corporation currently intends to use the net proceeds from this Offering for the purposes set out herein, it will have discretion in the actual application of the net proceeds, and may elect to use the net proceeds differently than as described herein, if the Corporation believes it is in its best interests to do so.

Transfer Agent and Registrar:	Equiniti Trust Company, as transfer agent. For further detail on the securities being offered, see “Securities Being Offered” on page 67.

Restrictions on Resale:	These securities may be subject to certain restrictions on transferability and resale, and may only be transferred or resold as permitted under the Securities Act and applicable state securities laws, pursuant to registration or an exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time, see “Securities Being Offered” on page 67.

Voting Rights and Voting Power:	Holders of Common Shares are not entitled to notice of nor are they entitled to attend any meeting of the shareholders of the Corporation, except a meeting at which two (2) directors are to be elected by vote of the holders of Common Shares. At each such meeting, holders of Common Shares are entitled to one vote in respect of each Common Share held. Except with respect to the right to vote for the election of two (2) directors to the Board of Directors, holders of Common Shares do not have any voting rights.

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As of the date of this Offering Circular, there are currently 407,494,700 Common Shares issued and outstanding. Currently, Charles Wesley, director and Chief Financial Officer, controls 19.14% of the outstanding Common Shares, Andrew Wesley, Vice President of Partner Development and a director, controls 19.27% of the outstanding Common Shares and Martin Wesley, President and a director, controls 20.08% of the outstanding Common Shares. Andrew and Martin Wesley are both sons of Charles Wesley and are the founders of the Corporation (the “Founders”). Together, our Founders control a total of 58.49% of the outstanding Common Shares. In addition, our Founders own all of the issued and outstanding Series A Preferred Shares of the Corporation. The Preferred Shares have exclusive voting control over matters entitled to stockholder vote except with respect to the election of two (2) directors to our Board of Directors. See Security Ownership of Management and Certain Securityholders for further details. Assuming this current Offering is fully subscribed, there will be 427,494,700 Common Shares, on an as-converted basis. Our Founders would therefore control 55.75% of the outstanding Common Shares.

Summary Financial Information:

The following table sets forth selected financial information for the periods indicated. The selected financial information for the fiscal years ended December 31, 2019 and December 31, 2020 have been derived from the Corporation’s audited financial statements and accompanying notes, in each case prepared in accordance with United States Generally Accepted Accounting Principals (“US GAAP”) and presented elsewhere in this Offering Circular.

The selected financial information should be read in conjunction with the Corporation’s management’s discussion and analysis (the “MD&A”) for the fiscal years ended December 31, 2019 and December 31, 2020 and the nine month period ended September 30, 2021 and the financial statements and accompanying notes contained elsewhere in this Offering Circular. The selected financial information set out below may not be indicative of the Corporation’s future performance. See “Description of the Business – Summary of Financial Information” on page F-2, and “Management’s Discussion and Analysis” on page 51.

	For The Years Ended		2020 Incr (Decr) from 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Revenue	$42,905,128	$8,362,603	$34,542,525	413%
Cost of Goods Sold	26,238,892	4,366,931	21,871,961	501%
Cost of Goods Sold - Depreciation	147,050	93,870	53,180	57%
Gross Profit	16,519,186	3,901,802	12,617,384	323%

Operating Expenses:
Sales and Marketing	1,368,972	405,938	963,034	237%
General and Administrative	8,877,948	2,239,926	6,638,022	296%
Depreciation and Amortization	264,262	42,217	222,045	526%
Total Operating Expense	10,511,182	2,688,081	7,823,101	291%
Income from Operations	6,008,004	1,213,721	4,794,283	395%

Other Income (Expense):
Interest Expense	(610,469)	(223,411)	387,058	173%
Other Expense	(181,250)	-	181,250	--
Total Other Expense	(791,719)	(223,411)	568,308	254%

Net Income	$5,216,285	$990,310	4,225,975	427%

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Risk Factors:	An investment in the securities of the Corporation is speculative and involves a high degree of risk due to the nature of the business of the Corporation. This investment involves risks, uncertainties and other factors, many of which are beyond the control of the Corporation that could influence actual results of the investment. The Corporation cannot assure you that it will successfully address any or all of these risks. Readers should carefully consider the information set out under “Risk Factors” and the other information in this Offering Circular.

TAX CONSIDERATIONS

NO INFORMATION CONTAINED HEREIN, NOR IN ANY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT COMMUNICATION SHOULD BE CONSTRUED BY A PROSPECTIVE INVESTOR AS LEGAL OR TAX ADVICE. WE ARE NOT PROVIDING ANY TAX ADVICE AS TO THE ACQUISITION, HOLDING OR DISPOSITION OF THE SECURITIES OFFERED HEREIN. IN MAKING AN INVESTMENT DECISION, INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE U.S. FEDERAL, STATE AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES RELATING TO THEIR INVESTMENT IN OUR SECURITIES. THIS WRITTEN COMMUNICATION IS NOT INTENDED TO BE “WRITTEN ADVICE”, AS DEFINED IN CIRCULAR 230 PUBLISHED BY THE U.S. TREASURY DEPARTMENT

RISK FACTORS

In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Common Shares. All material risks identified by the Corporation are discussed in this section.

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in this section. Some of the most significant challenges and risks include the following:

●the effect of the volatility of the market price and liquidity risks of the Common Shares;

●the effect of the voting control exercised by our Founders who are the sole holders of our Series A Preferred Shares;

●our ability to attract and maintain key personnel;

●our ability to continue to open new dispensaries and cultivation facilities as anticipated;

●the illegality of cannabis under federal law;

●our ability to comply with state and federal regulations;

●the uncertainty regarding enforcement of cannabis laws;

●the effect of restricted access to banking and other financial services;

●the effect of constraints on marketing and risks related to our products;

●the effect of unfavorable tax treatment for cannabis businesses;

●the effect of security risks;

●the effect of infringement or misappropriation claims by third parties;

●our ability to comply with potential future FDA regulations;

●our ability to enforce our contracts;

●the effect of unfavorable publicity or consumer perception;

●the effect of risks related to material acquisitions, dispositions and other strategic transactions;

●the effect of agricultural and environmental risks;

●the effect of risks related to information technology systems;

●the effect of product liability claims and other litigation to which we may be subjected;

●the effect of risks related to the results of future clinical research;

●the effect of intense competition in the industry;

●the effect of adverse changes in the wholesale and retail prices;

●the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 illness; and

●the effect of general economic risks, such as the unemployment level, interest rates and inflation, and challenging global economic conditions.

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Before you invest in our Common Shares, you should carefully consider all the information in this Offering Circular.

Risks related to Our Business and Industry

Cannabis is illegal under United States federal law.

In the United States, or the U.S., cannabis is largely regulated at the state level. Each state in which we operate (or are currently proposing to operate) authorizes, as applicable, adult-use cannabis production and distribution by licensed or registered entities, and numerous other states have legalized cannabis in some form. However, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal, and any such acts are criminalized under the Controlled Substances Act, as amended, which we refer to as the CSA. Cannabis is a Schedule I controlled substance under the CSA, and is thereby deemed to have a high potential for abuse, no accepted medical use in the United States, and a lack of safety for use under medical supervision. The concepts of “retail cannabis” and “adult-use cannabis” do not exist under U.S. federal law. Although we believe that our business activities are compliant with applicable state and local laws in the United States, strict compliance with state and local cannabis laws would not provide a defense to any federal proceeding which may be brought against us. Any such proceedings may result in a material adverse effect on us. We derive 100% of our revenues from the cannabis industry. The enforcement of applicable U.S. federal laws poses a significant risk to us.

Violations of any United States federal laws and regulations could result in significant fines, penalties, administrative sanctions, or settlements arising from civil proceedings conducted by either the United States federal government or private citizens. We may also be subject to criminal charges under the CSA, and if convicted could face a variety of penalties including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. Any of these penalties could have a material adverse effect on our reputation and ability to conduct our business, our holding (directly or indirectly) of adult-use cannabis licenses in the United States, our financial position, operating results, profitability or liquidity or the market price of our publicly-traded shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation, settlement or trial of any such proceedings or charges, and such time or resources could be substantial.

The regulation of cannabis in the United States is uncertain.

Our activities are subject to regulation by various state and local governmental authorities. Our business objectives are contingent upon, in part, compliance with regulatory requirements enacted by these governmental authorities and obtaining all regulatory approvals necessary for the sale of our products in the jurisdictions in which we operate. Any delays in obtaining or failure to obtain necessary regulatory approvals would significantly delay our development of markets and products, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, although we believe that our operations are currently carried out in accordance with all applicable state and local rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner that could limit or curtail our ability to distribute or produce cannabis. Amendments to current laws and regulations governing the importation, distribution, transportation and/or production of cannabis, or more stringent implementation thereof could have a substantial adverse impact on us.

The cannabis industry is relatively new.

We are operating in a relatively new industry and market. In addition to being subject to general business risks, we must continue to build brand awareness in this industry and market share through significant investments in our strategy, production capacity, quality assurance and compliance with regulations. There is no assurance that the cannabis industry and the market for adult-use cannabis will continue to exist and grow as currently anticipated or function and evolve in a manner consistent with management’s expectations and assumptions. Any event or circumstance that adversely affects the cannabis industry, such as the imposition of further restrictions on sales and marketing or further restrictions on sales in certain areas and markets could have a material adverse effect on our business, financial condition and results of operations.

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We face risks due to industry immaturity or limited comparable, competitive or established industry best practices.

As a relatively new industry, there are not many established operators in the adult use cannabis industries whose business models we can follow or build upon. Similarly, there is no or limited information about comparable companies available for potential investors to review in making a decision about whether to invest in us.

Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Common Shares to the extent that investors may lose their entire investments.

Our ability to grow our adult-use cannabis product offerings and dispensary services may be limited.

As we introduce or expand our adult-use cannabis product offerings and dispensary services, we may incur losses or otherwise fail to enter certain markets successfully. Our expansion into new markets may place us in competitive and regulatory environments with which we are unfamiliar and involve various risks, including the need to invest significant resources and the possibility that returns on those investments will not be achieved for several years, if at all. In attempting to establish new product offerings or dispensary services, we may incur significant expenses and face various other challenges, such as expanding our work force and management personnel to cover these markets and complying with complicated cannabis regulations that apply to these markets. In addition, we may not successfully demonstrate the value of these product offerings and dispensary services to consumers, and failure to do so would compromise our ability to successfully expand these additional revenue streams.

We may acquire other companies or technologies.

Our success will depend, in part, on our ability to grow our business in response to the demands of consumers and other constituents within the cannabis industry as well as competitive pressures. In some circumstances, we may determine to do so through the acquisition of complementary businesses rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. In addition, we may not realize the expected benefits from completed acquisitions. The risks we face in connection with acquisition include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	coordination of research and development and sales and marketing functions;

●	retention of employees from the acquired corporation;

●	cultural challenges associated with integrating employees from the acquired corporation into our organization;
●	integration of the acquired Corporation’s accounting, management information, human resources, and other administrative systems;

●	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked effective controls, procedures, and policies;

●	potential write-offs of intangible assets or other assets acquired in transactions that may have an adverse effect on our operating results in a given period;

●	liability for activities of the acquired corporation before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities; and

●	litigation or other claims in connection with the acquired corporation, including claims from terminated employees, consumers, former stockholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with any future acquisitions or investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in the incurrence of debt, contingent liabilities, amortization expenses, or the impairment of goodwill, any of which could harm our financial condition.

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We may issue additional Common Shares in connection with such transactions, which would dilute our other shareholders’ interests in us. The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on our business, results of operations, prospects and financial condition. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, we may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

If we cannot manage our growth, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to successfully manage our growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

Anti-Money Laundering Laws in the United States may limit access to funds from banks and other financial institutions.

In February 2014, the Financial Crimes Enforcement Network, or FinCEN, bureau of the United States Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis businesses, including rigorous due diligence expectations and reporting requirements. While the guidance advised prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve cannabis-related businesses, so long as they meet certain conditions, this guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the United States Department of Justice, or DOJ, FinCEN or other federal regulators. Because of this and the fact that the guidance may be amended or revoked at any time, most banks and other financial institutions have not been willing to provide banking services to cannabis-related businesses. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, we may have limited or no access to banking or other financial services in the United States and may have to operate our United States business on an all-cash basis. If we are unable or limited in our ability to open or maintain bank accounts, obtain other banking services or accept credit card and debit card payments, it may be difficult for us to operate and conduct our business as planned. Although, we are actively pursuing alternatives that ensure our operations will continue to be compliant with the FinCEN guidance (including requirements related to disclosures about cash management and U.S. federal tax reporting), we may not be able to meet all applicable requirements.

We are also subject to a variety of laws and regulations in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States.

In the event that any of our operations or related activities in the United States were found to be in violation of money laundering legislation or otherwise, those transactions could be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions.

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Potential regulation by the FDA could have a material adverse effect on our business, financial condition and results of operations.

Should the United States federal government legalize cannabis, it is possible that the FDA would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations, including good manufacturing practices related to the growth, cultivation, harvesting and processing of cannabis. In the event that some or all of these regulations are imposed, the impact on the cannabis industry is uncertain and could include the imposition of new costs, requirements, and prohibitions. If we are unable to comply with the regulations or registration as prescribed by the FDA, it may have an adverse effect on our business, operating results, and financial condition.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure, growth, regulatory compliance and operations

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase our compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition. Our efforts to grow our business may be more costly than expected, and we may not be able to increase our revenue enough to offset these higher operating expenses. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays, and other unknown events. If we are unable to achieve and sustain profitability, the market price of our securities may significantly decrease.

The COVID-19 pandemic could adversely affect our business, financial condition and results of operations.

The global outbreak of the novel strain of the coronavirus known as COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally, resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments or their impact on our financial results and condition. In response to the medical community’s successful development of vaccines designed to immunize against and minimize the effects of COVID-19, along with the widespread availability of such treatments, the United States initially experienced a significant decrease in the spread and rate of infections of COVID-19. However, the recent development of related viruses including the Delta and Omicron variants, are continuing to have a significant adverse impact on the economic recovery of the U.S. A renewed spread of COVID-19, the Delta variant, Omicron variant or any related virus for which effective treatments have yet to be developed may result in a material adverse effect on local, state, federal and global economies.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to the continuing COVID-19 pandemic. The risk of a pandemic, or public perception of such a risk, could cause customers to avoid public places, including retail properties, and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our products. These risks could also adversely affect our customers’ financial condition, resulting in reduced spending for the products we sell. Moreover, any epidemic, pandemic, outbreak or other public health crisis, including COVID-19, could cause our employees to avoid our properties, which could adversely affect our ability to adequately staff and manage our businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees who cannot perform their responsibilities from home are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our stores or other facilities. Historically, our adult use dispensaries in California have been considered essential services and therefore have been allowed to remain operational.

The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent its further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, growth strategies and results of operations.

We may not be able to locate and obtain the rights to operate at preferred locations.

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In California, the local municipality has authority to choose where any cannabis establishment will be located. These authorized areas are frequently removed from other retail operations. Because the cannabis industry remains illegal under U.S. federal law, the disadvantaged tax status of businesses deriving their income from cannabis, and the reluctance of the banking industry to support cannabis businesses, it may be difficult for us to locate and obtain the rights to operate at various preferred locations. Property owners may violate their mortgages by leasing to us, and those property owners that are willing to allow use of their facilities may require payment of above fair market value rents to reflect the scarcity of such locations and the risks and costs of providing such facilities.

As a cannabis business, we are subject to certain tax provisions that have a material adverse effect on our business, financial condition and results of operations.

Under Section 280E of the U.S. Internal Revenue Code of 1986, as amended, or the IRC, “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted.” This provision has been applied by the United States Internal Revenue Service, or the IRS, to cannabis operations, prohibiting them from deducting expenses directly associated with cannabis businesses. Section 280E may have a lesser impact on cannabis cultivation and manufacturing operations than on sales operations. Section 280E and related IRS enforcement activity has had a significant impact on the operations of cannabis companies. As a result, an otherwise profitable business may, in fact, operate at a loss, after taking into account its United States income tax expenses.

Fraudulent cannabis-related securities activity may adversely affect the ability of legitimate cannabis businesses to attract future investors.

In 2014, both the SEC and FINRA issued alerts to investors regarding potential fraud in securities related to cannabis-related companies. Additionally, the North American Securities Administrators Association (“NASAA”) and various state securities regulators have issued similar alerts and have taken enforcement actions against issuers of fraudulent cannabis-related securities. While the Corporation intends to comply with all laws and regulations applicable to its operations, including its securities offering, it is possible that the Corporation will come under additional security by the SEC, FINRA, state securities administrators, or other regulators, due to its status as a cannabis-related business.

We may not have access to United States bankruptcy protections available to non-cannabis businesses.

Because cannabis is a Schedule I controlled substance under the CSA, many courts have denied cannabis businesses federal bankruptcy protections, making it difficult for lenders to be made whole on their investments in the cannabis industry in the event of a bankruptcy. If we were to experience a bankruptcy, there is no guarantee that United States federal bankruptcy protections would be available to us, which would have a material adverse effect on us and may make it more difficult for us to obtain debt financing.

We are a holding corporation and our ability to pay dividends or make other distributions to shareholders may be limited.

Kolaboration Ventures Corporation is a holding corporation and essentially all of its assets are the capital stock of its subsidiaries. We currently conduct substantially all of our business through our wholly-owned subsidiaries which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future growth opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to KVC. The ability of our subsidiaries to pay dividends and other distributions will depend on those subsidiaries’ operating results and will be subject to applicable laws and regulations that require that solvency and capital standards be maintained by a subsidiary company and contractual restrictions contained in the instruments governing any current or future indebtedness of our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of our subsidiaries, holders of indebtedness and trade creditors of that subsidiary may be entitled to payment of their claims from that subsidiary’s assets before we or our shareholders would be entitled to any payment or residual assets.

There is doubt regarding our ability to enforce contracts.

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It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level in the United States, judges in multiple states have on a number of occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate U.S. federal law, even if there is no violation of state law. There remains doubt and uncertainty that we will be able to legally enforce our contracts. If we are unable to realize the benefits of or otherwise enforce the contracts into which we enter, it could have a material adverse effect on our business, financial condition and results of operations.

We face increasing competition that may materially and adversely affect our business, financial condition and results of operations.

We face competition from companies that may have greater capitalization, access to public equity markets, more experienced management or more maturity as a business. The vast majority of both manufacturing and retail competitors in the cannabis market consists of localized businesses (those doing business in a single state), although there are a few multistate operators with which we compete directly. Aside from this direct competition, out-of-state operators that are capitalized well enough to enter markets through acquisitive growth are also part of the competitive landscape. Similarly, as we execute our growth strategy, operators in our future state markets will inevitably become direct competitors. We are likely to continue to face increasing and intense competition from these companies. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations.

If the number of users of adult-use cannabis in the United States increases, the demand for products will increase. Consequently, we expect that competition will become more intense as current and future competitors begin to offer an increasing number of diversified products to respond to such increased demand. To remain competitive, we will require a continued investment in research and development, marketing, sales and client support. We may not have sufficient resources to maintain sufficient levels of investment in research and development, marketing, sales and client support efforts to remain competitive, which could materially and adversely affect our business, financial condition and results of operations.

The cannabis industry is undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and the formation of strategic relationships. Acquisitions or other consolidating transactions could harm us in a number of ways, including losing customers, revenue and market share, or forcing us to expend greater resources to meet new or additional competitive threats, all of which could harm our operating results. As competitors enter the market and become increasingly sophisticated, competition in our industry may intensify and place downward pressure on retail prices for our products and services, which could negatively impact our profitability.

We may not be able to accurately forecast our operating results and plan our operations due to uncertainties in the cannabis industry.

Because U.S. federal and state laws prevent widespread participation in and otherwise hinder market research in the adult-use cannabis industry, the third-party market data available to us is limited and unreliable. Accordingly, we must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the cannabis industry. Our market research and projections of estimated total retail sales, demographics, demand, and similar consumer research, are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of our management team. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, results of operations, financial condition or prospects.

We are subject to risks related to growing an agricultural product.

Our business involves the growing of cannabis, an agricultural product. Such business is subject to the risks inherent in the agricultural business, such as losses due to infestation by insects or plant diseases and similar agricultural risks. Although much of our growing is expected to be completed indoors, there can be no assurance that natural elements will not have a material adverse effect on our future production.

We may not be able to adequately protect our intellectual property.

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As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance under the CSA, the benefit of certain federal laws and protections that may be available to most businesses, such as federal trademark and patent protection, may not be available to us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that we will ever obtain any protection for our intellectual property, whether on a federal, state or local level.

Our property is subject to risk of civil asset forfeiture.

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry that is either used in the course of conducting or comprises the proceeds of a cannabis business could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal process, it could become subject to forfeiture.

We face inherent risks of liability claims related to the use of our products.

As a distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products cause or are alleged to have caused significant loss or injury. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us, whether or not successful, could result in materially increased costs, adversely affect our reputation with our clients and consumers generally, and have a material adverse effect on our results of operations and financial condition.

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating and the market price for the Common Shares. Even if we achieve a successful result in any litigation in which we are involved, the costs of litigation and redirection of our management’s time and attention could have an adverse effect on our results of operations and financial condition.

Product recalls could result in a material and adverse impact on our business, financial condition and results of operations.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labelling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of that brand and our corporation generally could be harmed. Any recall could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We could be subject to criminal prosecution or civil liabilities under RICO.

The Racketeer Influenced Corrupt Organizations Act (“RICO”) criminalizes the use of any profits from certain defined “racketeering” activities in interstate commerce. While intended to provide an additional cause of action against organized crime, due to the fact that cannabis is illegal under U.S. federal law, the production and sale of cannabis qualifies cannabis related businesses as “racketeering” as defined by RICO. As such, all officers, managers and owners in a cannabis related business could be subject to criminal prosecution under RICO, which carries substantial criminal penalties.

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RICO can create civil liability as well: persons harmed in their business or property by actions which would constitute racketeering under RICO often have a civil cause of action against such “racketeers,” and can claim triple their amount of estimated damages in attendant court proceedings. KVC or its subsidiaries, as well as its officers, managers and owners could all be subject to civil claims under RICO.

We are subject to security risks related to our products as well as our information and technology systems.

Given the nature of our product and its limited legal availability, we are at significant risk of theft at our facilities. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing our products.

In addition, we collect and store personal information about our customers and we are responsible for protecting that information from privacy breaches. We store certain personally identifiable information and other confidential information of our customers on our systems and applications. Though we maintain robust, proprietary security protocols, we may experience attempts by third parties to obtain unauthorized access to the personally identifiable information and other confidential information of our customers. This information could also be otherwise exposed through human error or malfeasance. The unauthorized access or compromise of this personally identifiable information and other confidential information could have a material adverse impact on our business, financial condition and results of operations.

A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition and results of operations.

Our operations depend and will depend, in part, on how well we protect our networks, equipment, information technology, or IT, systems and software against damage from a number of threats, including, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend and will continue to depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as preemptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We may have increased labor costs based on union activity.

Labor unions are working to organize workforces in the cannabis industry in general. Currently, there is no labor organization that has been recognized as a representative of our employees. However, it is possible that certain retail and/or manufacturing locations will be organized in the future, which could lead to work stoppages or increased labor costs and adversely affect our business, profitability and our ability to reinvest into the growth of our business. We cannot predict how stable our relationships with U.S. labor organizations would be or whether we would be able to meet any unions’ requirements without impacting our financial condition. Labor unions may also limit our flexibility in dealing with our workforce. Work stoppages and instability in our union relationships could delay the production and sale of our products, which could strain relationships with customers and cause a loss of revenues which would adversely affect our operations.

We face risks related to our products.

We have committed and expect to continue committing significant resources and capital to develop and market existing products and new products and services. These products are relatively untested in the marketplace, and we cannot assure shareholders and investors that we will achieve market acceptance for these products, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the industry. In addition, new products and services may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop, manage and market these new products and services could seriously harm our business, prospects, revenue, results of operation and financial condition.

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We may be at a higher risk of IRS audit.

Based on anecdotal information, we believe there is a greater likelihood that the Internal Revenue Service will audit the tax returns of cannabis-related businesses. Any such audit of our tax returns could result in our being required to pay additional tax, interest and penalties, as well as incremental accounting and legal expenses, which could be material.

The Corporation is not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

The Corporation does not have the internal infrastructure necessary, and is not required, to complete an attestation about the Corporation’s financial controls that would be required under the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of the Corporation’s financial controls.

Material weakness in the Corporation’s internal controls could reduce the market’s confidence in our financial statements and affect the value of the Corporation’s Shares.

Effective internal controls are necessary for the Corporation to provide reliable financial reports and to help prevent fraud. During the course of our financial statement audit and review, we found certain deficiencies in internal controls. Some of those found are significant and are a material weakness, as follows: (1) there was not adequate support for some accounting records; (2) some accounting records were not reconciled on a timely basis; (3) the Corporation implemented new business software with no formal implementation process; (4) the Corporation does not have proper segregation of duties; and (5) the Corporation did not have sufficient controls related to consolidations and disclosures. Those responsible for governance for the Corporation have been apprised of these deficiencies and are in the process of correcting them.

Although the Corporation will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on the Corporation under U.S. securities laws, the Corporation cannot be certain that such measures will ensure that the Corporation will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation’s results of operations or cause it to fail to meet its reporting obligations. If the Corporation or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Corporation’s consolidated financial statements and materially adversely affect the value of our Shares.

We are highly dependent on certain key personnel.

We depend on key managerial personnel, including Charles Wesley, our Chairman and Chief Financial Officer, Andrew Wesley, our Vice President of Partner Development and Martin Wesley, our President, for our continued success, and our anticipated growth may require additional expertise and the addition of new qualified personnel. Qualified individuals within the cannabis industry are in high demand and we may incur significant costs to attract and retain qualified management personnel, or be unable to attract or retain personnel necessary to operate or expand our business. The loss of the services of existing personnel or our failure to recruit additional key managerial personnel in a timely manner, or at all, could harm our business development programs and our ability to manage day-to-day operations, attract collaboration partners, attract and retain other employees, and generate revenues, and could have a material adverse effect on our business, financial condition and results of operations.

Our significant indebtedness may adversely affect our business, financial condition and financial results.

Our ability to make certain payments or advances will be subject to applicable laws and contractual restrictions in the instruments governing our indebtedness, including mortgage financing. The contractual restrictions in the instruments governing such notes include restrictive covenants that limit our discretion with respect to certain business matters. These covenants place restrictions on, among other things, our ability to create liens or other encumbrances, to pay distributions or make certain other payments, and to sell or otherwise dispose of certain assets. A failure to comply with such obligations could result in a default, which, if not cured or waived, could permit acceleration of the relevant indebtedness. Our significant indebtedness could have important consequences, including: (i) our ability to obtain additional financing for working capital, capital expenditures, or acquisitions may be limited; and (ii) all or part of our cash flow from operations may be dedicated to the payment of the principal of and interest on our indebtedness, thereby reducing funds available for operations. These factors may adversely affect our cash flow. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, may materially and adversely affect our business, results of operations, and financial condition.

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We may be unable to obtain adequate insurance coverage.

We have obtained insurance coverage with respect to workers’ compensation, general liability, directors’ and officers’ liability, fire and other similar policies customarily obtained for businesses to the extent commercially appropriate; however, because we are engaged in and operate within the cannabis industry, there are exclusions and additional difficulties and complexities associated with our insurance coverage that could cause us to suffer uninsured losses, which could adversely affect our business, results of operations, and profitability. There is no assurance that we will be able to obtain insurance coverage at a reasonable cost or fully utilize such insurance coverage, if necessary.

We rely on key utility services.

Our business is dependent on a number of key inputs and their related costs, including raw materials and supplies related to our growing operations, as well as electricity, water and other local utilities. Our cannabis growing operations consume and will continue to consume considerable energy, which makes us vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may, in the future, adversely impact our business and our ability to operate profitably. Additionally, any significant interruption or negative change in the availability or economics of the supply chain for our key inputs could materially impact our business, financial condition and operating results. If we are unable to secure required supplies and services on satisfactory terms, it could have a materially adverse impact on our business, financial condition and operating results.

Risks Related to this Offering and our Common Shares

We do not intend to pay dividends on our Common Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have never declared or paid any cash dividend on our Common Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if materialized, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Common Shares will depend upon any future appreciation in their value. Our Common Shares may not appreciate in the short term or long term or even maintain the price at which said Common Shares were purchased. A holding of our Common Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. Holding our Common Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Our voting control will be concentrated.

Martin Wesley, a founder, director and our President, Charles Wesley, a founder, director and our Chairman and Chief Financial Officer and Andrew Wesley, a founder, director and our Vice President of Partner Development (each of the foregoing a “Founder” and collectively our “Founders”) have the ability to exercise significant voting power with respect to our outstanding shares because of the Series A Preferred Shares each of these Founders owns and controls as well as the number of Common Shares each of these individuals holds. Our Series A Preferred Shares have exclusive voting rights over all matters entitled to a vote of the Corporation’s stockholders and the right to elect all directors to the Board of Directors except for two (2) directors to be elected by holders of the Common Shares. Holders of our Common Shares are not entitled to any voting rights except the right to vote for two (2) directors to our Board of Directors. Martin Wesley, Charles Wesley and Andrew Wesley are directors on our board of directors and there are no other outside or independent directors on our board. Charles Wesley is the father of Martin and Andrew Wesley. In addition to their ownership of all of the outstanding Series A Preferred Shares, Martin Wesley owns approximately 20.08% of the outstanding Common Shares, Charles Wesley owns approximately 19.14% of the outstanding Common Shares and Andrew Wesley owns approximately 19.27% of the outstanding Common Shares.

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As a result, Martin Wesley, Charles Wesley and Andrew Wesley have the ability to exercise significant voting power on decisions that require stockholder approval, including the election and removal of directors and significant corporate transactions. This ability to exercise significant voting power could delay, defer or prevent a change of control, arrangement or merger or sale of all or substantially all of our assets that our other stockholders may support, which in turn could have a material adverse effect on the market price of our Common Shares. Conversely, this concentrated control could allow the holders of the Series A Preferred Shares to consummate such a transaction that our other stockholders do not support

Our capital structure and voting control may cause unpredictability in the price of our Common Shares.

Given the concentration of voting control that is held by our founders and directors, this capital structure and voting control could result in a lower trading price for, or greater fluctuations in, the trading price of our shares of Common Shares, adverse publicity or other adverse consequences.

If you purchase our Common Shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase Common Shares in this offering, you will incur immediate and substantial dilution of $1.18 per share after giving effect to the sale by us of 20,000,000 Common Shares offered in this offering at the offering price of $1.25 per share. See the section titled “Dilution” appearing elsewhere in this Offering Circular for a more detailed description of the dilution to new investors in the offering.

The market price for the Common Shares may be volatile, which may affect the price at which you could sell the Common Shares.

The market price for securities of cannabis companies generally is likely to be volatile. In addition, the market price for the Common Shares has been and may be subject to wide fluctuations in response to numerous factors beyond our control, including, but not limited to:

●actual or anticipated fluctuations in our quarterly results of operations;

●recommendations by securities research analysts;

●changes in the economic performance or market valuations of companies in the industry in which we operate;

●addition or departure of our executive officers and other key personnel;

●release or expiration of transfer restrictions on outstanding Common Shares;

●sales or perceived sales of additional Common Shares;

●operating and financial performance that varies from the expectations of management, securities analysts and investors;

●regulatory changes affecting our industry generally and our business and operations both domestically and abroad, or legislative or regulatory decisions to halt adult-use cannabis programs;

●announcements of developments and other material events by us or our competitors;

●fluctuations in the costs of vital production materials and services;

●changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

●significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

●operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and

●news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have particularly affected the market prices of equity securities of companies, and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares from time to time may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. Further fluctuations in price and volume of equity securities may occur in the future. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.

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We may face liquidity risks.

There is currently no public market for these Common Shares and there can be no assurance that a liquid, public market will develop. This may affect the pricing of the Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Shares and the extent of issuer regulation. In the absence of an active trading market for the Shares, investors may have difficulty selling their Shares. The Corporation cannot predict the prices at which the Common Shares will trade.

Anti-takeover provisions in our certificate of incorporation, amended and restated articles of incorporation and bylaws could discourage a takeover.

Our certificate of incorporation, amended and restated articles of incorporation and bylaws, as adopted in connection with this offering, will contain provisions that might enable our management to resist a takeover. These provisions include:

●authorizing the issuance of “blank check” preferred stock that could be issued by our Board to increase the number of outstanding shares and thwart a takeover attempt;

●advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder’s notice;

●the dual-class structure of our common and preferred shares, which gives our founders significant influence over all matters requiring stockholder approval, including the election of directors, amendments to our charter documents and significant corporate transactions, such as a merger or other sale of our Corporation or its assets;

●a requirement that the authorized number of directors may be changed only by resolution of the Board;

●allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except as otherwise required by law;

●limiting the persons that can call special meetings of our stockholders to our Board, the president, the secretary or a majority of the authorized number of directors.

These provisions might discourage, delay or prevent a change in control of our Corporation or a change in our Board or management. The existence of these provisions could adversely affect the voting power of holders of Common Shares and limit the price that investors might be willing to pay in the future for Common Shares. See “Description of Capital Stock.”

We may issue shares of preferred stock in the future, which could make it difficult for another Corporation to acquire us or could otherwise adversely affect holders of our Common Shares, which could depress the price of our Common Shares.

Our amended and restated articles of incorporation authorize us to issue one or more series of preferred stock. Our Board will have the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. We have already issued 30,000 shares of Series A Preferred Shares to our founders and the Series A Preferred Shares have exclusive voting rights except for the right to elect two (2) directors to our Board of Directors which is permitted to the holders of Common Shares. We may issue more Series A Preferred Shares in the future or we may issue a new series of preferred stock with different preferences, limitation and relative rights. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our Common Shares at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Shares.

Risks related to owning Common Shares

Our three founders have control over all stockholder decisions because they control all of the Series A Preferred Shares which has nearly exclusive voting power. The Common Shares issued in this offering will not dilute our co-founders’ voting control because the Common Shares have extremely limited voting rights that allows only for the election of two (2) directors to our Board of Directors and no vote on any other matter subject to vote of the stockholders.

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As a result of the Series A Preferred Shares that they hold, Charles Wesley, Martin Wesley and Andrew Wesley, each own 10,000 Series A Preferred Shares and the Founders collectively own a total of 30,000 Series A Preferred Shares which represents control of all of the outstanding voting stock since the Series A Preferred Shares have full voting power according to our amended and restated articles of incorporation and bylaws. Our Common Shares only have voting rights to elect two (2) directors to our Board of Directors but do not have the right to vote for any other matter subject to stockholder voting.

As a result, our Founders and potentially either one of them alone, have the ability to control the outcome of all matters submitted to our stockholders for approval, including the election, removal, and replacement of directors and any merger, consolidation, or sale of all or substantially all of our assets. If any Founder’s employment with us is terminated, they will continue to have the ability to exercise the same significant voting power and potentially control the outcome of all matters submitted to our stockholders for approval. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support. Conversely, this concentrated control could allow our Founders to consummate such a transaction that our other stockholders do not support. In addition, our Founders may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm our business.

As our President, Martin Wesley, has control over our day-to-day management and the implementation of major strategic investments of our Corporation, subject to authorization and oversight by our board of directors. As board members and officers, Charles Wesley and Andrew Wesley, owe a fiduciary duty to our stockholders and must act in good faith in a manner they reasonably believe to be in the best interests of our stockholders. As stockholders, even controlling stockholders, our Founders are entitled to vote their shares, and shares over which they have voting control, in their own interests, which may not always be in the interests of our stockholders generally. For a description of the rights of our Founders and the Common Shares and Series A Preferred Shares, see “Description of Capital Stock.”

Additional issuances of Common Shares may result in further dilution and could have anti-takeover effects.

We may issue additional equity or convertible debt securities in the future, which may dilute an existing shareholder’s holdings. Our articles permit the issuance of up to One Billion (1,000,000,000) Common Shares and existing shareholders will have no pre-emptive rights in connection with such further issuances. Our board of directors has discretion to determine the price and the terms of further issuances. The ability of our board of directors to issue additional Common Shares could also have anti-takeover effects. Moreover, we may issue convertible debt securities in the future and to the extent holders of our options, warrants or other convertible securities convert or exercise their securities and sell Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of Common Shares will have on the market price of the Common Shares. Issuances of a substantial number of additional Common Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Common Shares. With any additional issuance of Common Shares, our investors will suffer dilution to their voting power and economic interest.

Sales of substantial amounts of Common Shares by our existing shareholders in the public market may have an adverse effect on the market price of the Common Shares.

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Common Shares. As of January 21, 2022, we had an aggregate of 407,494,700 Common Shares outstanding. A decline in the market prices of the Common Shares could impair our ability to raise additional capital through the sale of securities should it desire to do so.

The Determination of the Offering Price of the Common Shares may not reflect the value of the Corporation

The $1.25 per share Offering Price of the Common Stock has been arbitrarily determined by the Corporation and is not based on book value, assets, earnings or any other recognizable standard of value. No assurance can be given that our Common Stock, or any portion thereof, could be sold for the Offering Price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of the Common Stock sold pursuant to this Offering could fall below the Offering Price and the Common Stock could become worthless.

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There is no trading market for our Common Shares and even if the Common Shares are available on a future trading market, there may not be sufficient liquidity in such markets for our Common Shares.

There is no current trading market for our Common Shares and there is no assurance or guarantee that the Common Shares will eventually be traded on a market. Even if the Common Shares are quoted on an over-the-counter (“OTC”) market or listed on an exchange, the liquidity of any such market for the shares of our Common Shares will depend on a number of factors, including:

●	the number of shareholders;

●	our operating performance and financial condition;

●	the market for similar securities;

●	the extent of coverage by securities or industry analysts; and

●	the interest of securities dealers in making a market in the shares.

The market price for the Common Shares is likely to continue to be volatile.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which will be beyond our control, including, but not limited to, the following: (i) actual or anticipated fluctuations in our quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of companies in the cannabis industry; (iv) additions or departures of our executive officers and other key personnel; (v) release or expiration of transfer restrictions on our issued and outstanding shares; (vi) regulatory changes affecting the cannabis industry generally and our business and operations; (vii) announcements by us and our competitors of developments and other material events; (viii) fluctuations in the costs of vital production materials and services; (ix) changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility; (x) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; (xi) operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; (xii) false or negative reports issued by individuals or companies who have taken aggressive short sale positions; and (xiii) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

Financial markets have experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of those companies. Accordingly, the market price of the Common Shares may decline even if our operating results, underlying asset values or prospects have not changed.

These factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Common Shares could be materially adversely affected.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling these Common Shares.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Shares are considered “penny stocks”, and we are subject to Rule 15g-9 under the Exchange Act (or the “Penny Stock Rule”). This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

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For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Shares will qualify for exemption from the Penny Stock Rule. In any event, even if our Shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell these Common Shares.

In addition to the Penny Stock Rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must take certain steps to ensure that the investment is in the best interest of that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker- dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy these Shares, which may limit your ability to buy and sell these Shares and have an adverse effect on the market for these Shares.

We are an emerging growth company and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Shares less attractive because we will rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the end of the fiscal year in which the market value of our Common Shares that is held by non-affiliates exceeds $700 million as of June 30, (ii) the end of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which we issue more than $1 billion in non-convertible debt in a three-year period or (iv) five years from the effectiveness date of the Corporation’s Regulation A+ Offering Circular.

REGULATORY FRAMEWORK

Regulatory Overview

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we are currently directly involved, through our subsidiaries, in the cannabis industry. KVC, through its subsidiaries, is engaged in the manufacture, possession, sale or distribution of cannabis in the adult-use cannabis marketplace in the State of California. KVC is also engaged in cannabis cultivation, processing and retailing in the State of California.

Federal and State Regulation of Cannabis in the United States

The United States federal government regulates drugs in large part through the Controlled Substances Act, or CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the federal Drug Enforcement Agency, or DEA, considers marijuana to have a high potential for abuse; no currently accepted medical use in treatment in the United States; and a lack of accepted safety for use of the drug under medical supervision. According to the U.S. federal government, cannabis having a concentration of tetrahydrocannabinol, or THC, greater than 0.3% is marijuana. Cannabis with a THC content below 0.3% is classified as hemp. The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical uses for marijuana by physicians, researchers, patients, and others.

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Cannabis is largely regulated at the state level in the United States. State laws regulating cannabis are in conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the United States authorize medical or adult-use cannabis production and distribution by licensed or registered entities (see table below for state-by-state analysis), under United States federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal. Although our activities are compliant with the applicable state and local laws in the state where we maintain such licenses (California), strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

Legal Status	Medicinal	Decriminalized
Alabama	Mixed	Yes
Alaska	Fully Legal	Yes
Arizona	Fully Legal	Yes
Arkansas	Mixed	Yes
California	Fully Legal	Yes
Colorado	Fully Legal	Yes
Connecticut	Fully Legal	Yes
Delaware	Mixed	Yes
District of Columbia	Fully Legal	Yes
Florida	Mixed	Yes
Georgia	Mixed	CBD Oil Only
Hawaii	Mixed	Yes
Idaho	Fully Illegal	No
Illinois	Fully Legal	Yes
Indiana	Mixed	CBD Oil Only
Iowa	Mixed	CBD Oil Only
Kansas	Fully Illegal	No
Kentucky	Mixed	CBD Oil Only
Louisiana	Mixed	Yes
Maine	Fully Legal	Yes
Maryland	Mixed	Yes
Massachusetts	Fully Legal	Yes
Michigan	Fully Legal	Yes
Minnesota	Mixed	Yes
Mississippi	Mixed	Yes
Missouri	Mixed	Yes
Montana	Fully Legal	Yes
Nebraska	Fully Illegal	No
Nevada	Fully Legal	Yes
New Hampshire	Mixed	Yes
New Jersey	Fully Legal	Yes
New Mexico	Fully Legal	Yes
New York	Fully Legal	Yes
North Carolina	Fully Illegal	No
North Dakota	Mixed	Yes
Ohio	Mixed	Yes
Oklahoma	Mixed	Yes
Oregon	Fully Legal	Yes
Pennsylvania	Mixed	Yes
Rhode Island	Mixed	Yes
South Carolina	Fully Illegal	No
South Dakota	Mixed*	Yes
Tennessee	Mixed	CBD Oil Only
Texas	Mixed	CBD Oil Only
Utah	Mixed	Yes
Vermont	Fully Legal	Yes
Virginia	Fully Legal	Yes
Washington	Fully Legal	Yes
West Virginia	Mixed	Yes
Wisconsin	Mixed	CBD Oil Only
Wyoming	Fully Illegal	No

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Source: https://disa.com/map-of-marijuana-legality-by-state (December 2021)

In 2013, as more and more states began to legalize medical and/or adult-use cannabis, the federal government attempted to provide clarity on the incongruity between federal law and these state-legal regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of Department of Justice (“DOJ”) memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013, which we refer to as the Cole Memorandum.

The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding cannabis in all states and quickly set a standard for cannabis-related businesses to comply with. The Cole Memorandum put forth eight prosecution priorities:

1.	Preventing the distribution of cannabis to minors;

2.	Preventing revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of cannabis from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of cannabis;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

7.	Preventing the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

8.	Preventing cannabis possession or use on federal property.

On January 4, 2018, former United States Attorney General Jeff Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys, which we refer to as the Sessions Memo. Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain cannabis activity was legal under state law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[i]n deciding which marijuana activities to prosecute... with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.

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On January 21, 2021, Joseph R. Biden, Jr. was sworn in as President of the United States. President Biden’s nomination for Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of cannabis, either medically or otherwise.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), and the President approves such amendment, there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole memorandum, enforcement priorities are determined by respective United States Attorneys.

As an industry best practice, despite the rescission of the Cole Memorandum, we abide by the following standard operating policies and procedures, which are designed to ensure compliance with the guidance provided by the Cole Memorandum:

1.	Continuously monitor our operations for compliance with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

2.	Ensure that our cannabis related activities adhere to the scope of the licensing obtained (for example: in the states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

3.	Implement policies and procedures to prevent the distribution of our cannabis products to minors;

4.	Implement policies and procedures in place to avoid the distribution of the proceeds from our operations to criminal enterprises, gangs or cartels;

5.	Implement an inventory tracking system and necessary procedures to reliably track inventory and prevent the diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or across any state lines in general;

6.	Monitor the operations at our facilities so that our state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs or engaging in any other illegal activity; and

7.	Implement quality controls so that our products comply with applicable regulations and contain necessary disclaimers about the contents of the products to avoid adverse public health consequences from cannabis use and discourage impaired driving.

In addition, we frequently conduct background checks to confirm that the principals and management of our operating subsidiaries are of good character and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or the use of firearms in the cultivation, manufacturing or distribution of cannabis. We also conduct ongoing reviews of the activities of our cannabis businesses, the premises on which they operate and the policies and procedures that are related to the possession of cannabis or cannabis products outside of the licensed premises.

Moreover, in recent years, certain temporary federal legislative enactments that protect the medical cannabis and hemp industries have also been in effect. For instance, certain cannabis businesses receive a measure of protection from federal prosecution by operation of temporary appropriations measures that have been enacted into law as amendments (or “riders”) to federal spending bills passed by Congress and signed by both Presidents Obama and Trump. For instance, in the Appropriations Act of 2015, Congress included a budget “rider” that prohibits DOJ from expending any funds to enforce any law that interferes with a state’s implementation of its own medical cannabis laws. The rider is known as the “Rohrabacher-Farr” Amendment after its original lead sponsors. Originally, a Republican-controlled House and Democratic-controlled Senate passed the Rohrabacher-Farr Amendment. The bill was a bipartisan appropriations measure that looks to prohibit the DOJ from spending federally allocated funds to interfere with state-level medical cannabis operations. Subsequently, the amendment has been included in multiple budgets passed by a Republican-controlled Congress. While the Rohrabacher-Farr Amendment has been included in successive appropriations legislation or resolutions since 2015, its inclusion or non-inclusion is subject to political change.

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The Rohrabacher-Farr Amendment was extended most recently in the Omnibus Appropriations Act of 2021, which funds the agencies of the federal government through September 30, 2021. Notably, Rohrabacher-Farr has applied only to medical cannabis programs and has not provided the same protections to enforcement against adult-use activities. On December 3, 2021, the amendment was renewed through a pair of stopgap spending bills, with the most recent extension effective through February 18, 2022. If the Rohrabacher-Farr Amendment is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

United States Border Entry

The United States Customs and Border Protection, or CBP, enforces the laws of the United States as they pertain to lawful travel and trade into and out of the U.S. Crossing the border while in violation of the CSA and other related United States federal laws may result in denied admission, seizures, fines, and apprehension. CBP officers administer determine the admissibility of travelers who are non-U.S. citizens into the United States pursuant to the United States Immigration and Nationality Act. An investment in our Subordinate Voting Shares, if it became known to CBP, could have an impact on a non-U.S. citizen’s admissibility into the United States and could lead to a lifetime ban on admission.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry, or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of CBP officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-US citizen or foreign national. The government of Canada has started warning travelers that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for CBP to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States, who are not United States citizens, face the risk of being barred from entry into the United States.

Anti-Money Laundering Laws and Access to Banking

The Corporation is subject to a variety of laws and regulations in the United States that involve anti-money laundering, financial recordkeeping and the proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (referred to herein as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States.

Additionally, under United States federal law, it may potentially be a violation of federal anti-money laundering statutes for financial institutions to take any proceeds from the sale of any Schedule I controlled substance. For example, banks and other financial institutions could potentially be prosecuted and convicted of aiding and abetting money laundering under the Bank Secrecy Act for providing services to cannabis businesses. Therefore, under the Bank Secrecy Act, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other financial service could be charged with money laundering or conspiracy.

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While there has been no change in U.S. federal banking laws to accommodate businesses in the large and increasing number of U.S. states that have legalized medical or adult-use cannabis, FinCEN, in 2014, issued guidance, or the FinCEN Guidance, to prosecutors of money laundering and other financial crimes. The FinCEN Guidance is viewed as advising prosecutors not to focus their enforcement efforts on banks and other financial institutions that serve cannabis-related businesses so long as that cannabis-related business activities are legal in their state and none of the federal enforcement priorities referenced in the Cole Memorandum are being violated (such as keeping cannabis out of the hands of organized crime). Importantly, the FinCEN Guidance also clarifies how financial institutions can provide financial services to cannabis-related businesses consistent with their Bank Secrecy Act obligations, including through enhanced customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps typically include:

1.	Verifying with the appropriate state authorities whether the business is duly licensed and registered;

2.	Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business;

3.	Requesting available information about the business and related parties from state licensing and enforcement authorities;

4.	Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult-use customers);

5.	Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.	Ongoing monitoring for suspicious activity, including for any of the red flags described in the FinCEN Guidance; and

7.	Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

While the FinCEN Guidance decreased some risk for banks and financial institutions considering servicing the cannabis industry, in practice it has not increased banks’ willingness to provide services to cannabis-related businesses. This is because current U.S. federal law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence (i.e. enhanced due diligence) on each cannabis-related business they accept as a customer.

Those commercial banks and/or credit unions that have agreed to work with cannabis businesses are typically limiting those accounts to small percentages of their total deposits to avoid creating liquidity and concentration risk. Since, theoretically, the federal government could change the banking laws as it relates to cannabis-related businesses at any time and without notice, these banks and credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from cannabis-related businesses in a single day, while also keeping sufficient liquid capital on hand to service their other customers. Because many banks and credit unions that are providing banking services to cannabis-related businesses are smaller institutions, applicable concentration limits may also impose limits in the aggregate amounts of loans that might be provided to the industry. Those commercial banks and credit unions that do have customers in the cannabis industry can charge cannabis businesses high fees to cover the added cost of ensuring compliance with the FinCEN Guidance.

Unlike the Cole Memorandum, however, the FinCEN Guidance has not been rescinded, but FinCEN has stated that it views the FinCEN Guidance to include compliance with the requirements of the rescinded Cole Memorandum. Secretary of the Treasury, Janet Yellen, has not made any public statements with regards to how the Treasury Department plans to treat cannabis-related businesses.

As an industry best practice and consistent with its standard operating procedures, KVC adheres to all customer due diligence steps in the FinCEN Guidance and any additional requirements imposed by those financial institutions it utilizes. However, in the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of anti-money laundering legislation or otherwise, such transactions could be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends or effect other distributions.

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In the United States, the “SAFE Banking Act” was adopted by the U.S. House of Representatives, which would grant banks and certain financial institutions immunity from federal criminal prosecution for servicing cannabis-related businesses if the underlying cannabis business follows state law. The SAFE Banking Act was reintroduced in the United States House of Representatives. On March 23, 2021, the bill was reintroduced in the United States Senate as well. While there is strong support in the public and within Congress for the SAFE Banking Act, there can be no assurance that it will be passed as presently proposed or at all. In both Canada and the United States, transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions. While there is strong support in the public and within Congress for the SAFE Banking Act and similar legislation, there can be no assurance that it will be passed as presently proposed or at all. In both Canada and the United States, transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions.

Tax Concerns

An additional challenge for cannabis-related businesses is that the provisions of IRC Section 280E are being applied by the IRS to businesses operating in the adult-use cannabis industry. IRC Section 280E prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be. Furthermore, although the IRS issued a clarification allowing the deduction of cost of goods sold, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted.

Regulation of the Cannabis Market in California

In 1996, California was the first state to legalize medical cannabis through Proposition 215, the Compassionate Use Act of 1996. This provided an affirmative defense for defendants charged with the use, possession and cultivation of medical cannabis by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which cannabis provides relief. In 2003, Senate Bill 420 was signed into law, decriminalizing the use, possession, and collective cultivation of medical cannabis, and establishing an optional identification card system for medical cannabis patients.

In September 2015, the California legislature passed three bills collectively known as the “Medical Marijuana Regulation and Safety Act,” or MCRSA. The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. The system created testing laboratories, and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a state license and local approval to operate. However, in November 2016, voters in California overwhelmingly passed Proposition 64, the “Adult Use of Marijuana Act,” or AUMA, creating an adult-use marijuana program for adult-use 21 years of age or older. In June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Marijuana Regulation and Safety Act, or MAUCRSA, which amalgamated MCRSA and AUMA to provide a set of regulations to govern the medical and adult-use licensing regime for marijuana businesses in the State of California. MAUCRSA went into effect on January 1, 2018. The three primary licensing agencies that regulate marijuana at the state level are the Bureau of Cannabis Control, or BCC, California Department of Food and Agriculture, or CDFA, and the California Department of Public Health, or CDPH.

One of the central features of MAUCRSA is known as “local control.” In order to legally operate a cannabis business in California, an operator must have both a local and state license. This requires license-holders to operate in cities or counties with cannabis licensing programs. Cities and counties in California are allowed to determine the number of licenses they will issue to cannabis operators, or, alternatively, can choose to ban cannabis licenses.

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California License Categories/ Types (the “California License”)

Once an operator obtains local approval, the operator must obtain state licenses before conducting any commercial cannabis activity. There are multiple license categories that cover all commercial activity. Categories include: (1) cultivation/nurseries, (2) testing laboratories, (3) distributors/transporters, (4) retailers, (5) microbusinesses, (6) event organizers, and (7) manufacturers. Categories of licenses are further broken down into subtypes. For example, there are multiple types of cultivation licenses available depending upon the size of the cultivation operation and whether the operation is indoors/outdoors or uses mixed lighting. Different manufacturing licenses are available depending upon whether volatile or nonvolatile solvents are used. Retail licenses are available depending upon whether the retailer operates from a store-front or a non-store front.

California Agencies Regulating the Commercial Cannabis Industry

The CDFA oversees nurseries and cultivators; the CDPH oversees manufacturers, and the BCC oversees distributors, retailers, delivery services, and testing laboratories. Operators must apply to one or more of these agencies for their licenses, and each agency has released regulations specific to the operation of the types of businesses they oversee. The BCC has a number of regulations that apply to all licensees, but the CDFA and CDPH regulations only apply to the licensees in their charge.

The Cannabis Supply Chain in California

In California, depending on a local government’s own cannabis ordinances, plants may be cultivated outdoors, using mixed-light methods, or fully indoors. Cultivators must initially acquire seeds, clones, teens, or other immature plants from nurseries.

The cultivation, processing, and movement of cannabis within the state is tracked by the METRC system, into which all licensees are required to input their track and trace data (either manually or using another software that automatically uploads to METRC). Immature plants are assigned a Unique Identifier number, or UID, and this number follows the flowers and biomass resulting from that plant through the supply chain, all the way to the consumer. Each licensee in the supply chain is required to meticulously log any processing, packaging, and sales associated with that UID.

When cannabis plants mature and complete their life cycle, they are harvested cured, and trimmed, in preparation of being sold to distributors or manufacturers. Cultivators have two main products: flowers, or “buds,” and the biomass, or “trim,” which is typically removed from the mature flowers. Trim is commonly sold to manufacturers for further processing into cannabis extracts. Buds may also be sold to manufacturers, or to distributors for sale to retailers. The cultivator may package and label its cannabis flowers or may sell flower in bulk and the distributor may package and label the flower.

Manufactured cannabis goods may be sold from a manufacturer to a distributor but must be provided to distributors in their final packaging. Distributors may not package manufactured cannabis goods. Certain tax rates apply to the cannabis flower and biomass, which are assessed per ounce of product sold. The California State excise tax is paid by the cultivator to the distributor, or alternatively the manufacturer, and it is the distributor that has the responsibility of tendering the excise taxes to the State of California.

Cannabis in California may only be transported by licensed distributors. Some cultivators and manufacturers have their own distribution licenses, and others contract with third party distributors. Distributors may or may not take possession of the cannabis and cannabis products. This has evolved in such a way that, similar to the alcohol distribution model, retailers are choosing from a portfolio of products carried by the distributors they work with. Brands are doing some direct marketing to retailers, but many brands target their marketing to distributors.

Distributors are the point in the supply chain where final quality assurance testing is performed on products before they go to a retailer. Retailers may not accept product without an accompanying certificate of analysis, or “COA”. Distributors must hold product to be tested on their premises in “quarantine” and arrange for an employee of a licensed testing laboratory to come to their premises and obtain samples from any and all goods proposed to be shipped to a retailer. Cannabis and cannabis products are issued either a “pass” or “fail” by the testing laboratory. Under some circumstances, the BCC’s regulations allow for failing product to be “remediated” or to be re-labeled to more accurately reflect the COA.

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See “Description of Business - KVC Licensing” for a description of the licenses held by the operating companies owned by KVC.

Retail Compliance in California

California requires that certain warnings, images, and content information be printed on all cannabis packaging. BCC regulations also include certain requirements about tamper-evident and child-resistant packaging. Distributors and retailers are responsible for confirming that products are properly labeled and packaged before they are sold to a customer.

Consumers aged 21 and up may purchase cannabis in California from a dispensary with an “adult-use” license. Some localities still only allow medicinal dispensaries. Consumers aged 18 and up with a valid physician’s recommendation may purchase cannabis from a medicinal-only dispensary or an adult-use dispensary. Consumers without valid physician’s recommendations may not purchase cannabis from a medicinal-only dispensary. All cannabis businesses are prohibited from hiring employees under the age of 21.

Security Requirements

Each local government in California has its own security requirements for cannabis businesses, which usually include comprehensive video surveillance, intrusion detection and alarms, and limited access areas in the dispensary. The State also has similar security requirements, including that there be limited-access areas where only employees and other authorized individuals may enter. All Licensee employees must wear employee badges. The limited access areas must be locked with “commercial-grade, nonresidential door locks on all points of entry and exit to the licensed premises.”

Each licensed premises must have a digital video surveillance system that can “effectively and clearly” record images of the area under surveillance. Cameras must be in a location that allows the camera to clearly record activity occurring within 20 feet of all points of entry and exit on the licensed premises. The regulations list specific areas which must be under surveillance, including places where cannabis goods are weighed, packed, stored, loaded, and unloaded, security rooms, and entrances and exits to the premises. Retailers must record point of sale areas on the video surveillance system.

Licensed retailers must hire security personnel to provide on-site security services for the licensed retail premises during hours of operation. All security personnel must be licensed by the Bureau of Security and Investigative Services.

California also has extensive record-keeping and track and trace requirements for all licensees.

Inspections

All licensees are subject to annual and random inspections of their premises. Cultivators may be inspected by the California Department of Fish and Wildlife, the California Regional Water Quality Control Boards, and the California Department of Food and Agriculture. Manufacturers are subject to inspection by the California Department of Public Health, and Retailers, Distributors, Testing Laboratories, and Delivery services are subject to inspection by the Bureau of Cannabis Control. Inspections can result in notices to correct, or notices of violation, fines, or other disciplinary action by the inspecting agency.

Retail taxes in California

Retailers generally must pay the excise tax to final distributors when they make wholesale purchases. These distributors then remit the retail excise taxes to the California Department of Tax Fee Administration, or CDTFA, which administers State cannabis taxes. Retailers must make these payments before they sell the products to consumers, so the tax is based directly on the wholesale price (the price that retailers pay to distributors) rather than the retail price (the price that consumers pay to retailers). The CDTFA sets the tax based on its estimate of the average ratio of the average ratio of retail prices to wholesale prices—commonly known as a ‘markup’. CDTFA’s current markup estimate (as of January 1, 2020) is 80%. Due to the 15% statutory tax rate and the 80% markup estimate, the current effective tax rate on wholesale gross receipts is 27%.

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In addition, the State taxes, cities and counties throughout California apply their own approaches to taxing cannabis. These approaches fall into three broad categories. First, many local governments impose the same tax rate on all cannabis businesses regardless of type. Second, many local governments impose higher tax rates on retailers than other types of cannabis businesses. Third, a few local governments license cannabis businesses but do not levy taxes specifically on cannabis. The California Legislative Analyst’s Office estimates that the average cumulative local tax rate over the whole supply chain is roughly equivalent to a 14% tax on retail sales.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of September 30, 2021, the net tangible book value of our shares of common stock was $5,429,625 or approximately $ $0.0133 per share based upon 407,494,700 (adjusted for subsequent forward stock split) number of Common Shares outstanding. Upon completion of this Offering, the net tangible book value of the 427,494,700 Common Shares to be outstanding (assuming the Maximum Offering sold) will be $30,429,625 or approximately $0.07. The net tangible book value of the shares held by our existing shareholders will be increased by $0.06 per share without any additional investment on their part. You will incur an immediate dilution of $1.18 per share. After completion of this Offering, purchasers of Common Shares in the Offering will collectively own approximately 4.68% of the total number of Common Shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $20,000,000 or $1.25 per share. Our existing shareholders will own approximately 95.32% of the total number of Common Shares then outstanding, for which they will not have made additional capital contributions resulting in dilution to new investors of approximately 94.3% assuming the Maximum Offering amount is sold. These calculations further do not include the costs associated with this Offering, and such expenses will cause further dilution. The Corporation estimates the offering expenses will be approximately $250,000.

The following table compares the differences of your investment in our Common Shares with the investment of our existing shareholders. Following is a table detailing dilution as of September 30, 2021, to investors if 100%, 75%, or 50%, of the Offering is sold.

	100% of Offered Shares are Sold	75% of Offered Shares are Sold	50% of Offered Shares are Sold

Offering Price	$1.25	$1.25	$1.25

Outstanding Common Shares	407,494,700	407,494,700	407,494,700
Net Tangible Book Value at 9/30/2021	5,429,625	5,429,625	5,662,371
Net Tangible Book Value per Share	$0.0133	$0.0133	$0.0139

Common Shares Sold	20,000,000	15,000,000	10,000,000
Net Tangible Book Value After Giving Effect to the Offering	30,429,625	24,179,625	18,162,371
Post-Offering Common Shares Outstanding	427,494,700	422,494,700	417,494,700
Post-Offering Net Tangible Book Value Per Share	$0.07	$0.06	$0.04

Increase in Net Tangible Book Value Per Share Attributable to Cash Payments Made by New Investors	$0.06	$0.04	$0.03

Per Share Dilution to New Investors	$1.18	$1.19	$1.21

Percent Dilution to New Investors	94.3%	95.4%	96.5%

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

All of our shares of Common Stock are being offered on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, for Tier 2 offerings. We intend to continue selling our shares of Common Stock up as late as the Termination Date and intend to hold additional closings of the balance of the maximum 20,000,000 Offered Shares. Equiniti Trust Company of Mendota Heights, MN will serve as the escrow agent in this Offering. The minimum subscription that investors may make for the Offering Share is 800 shares or $1,000. Subscriptions may be made by either wire transfer or ACH deposits. Subscriptions will be processed through the portal managed by Dealmaker.Tech.

The shares of Common Stock are being offered directly by the Corporation and its management on a “best efforts” basis. No commissions or other compensation will be paid to Corporation management with respect to sales initiated by them.

Dalmore Agreement

The Corporation has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Corporation has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Corporation has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Corporation. In addition, the Corporation will pay a one-time $20,000 consulting fee that will be due immediately after FINRA issues a No Objection Letter.

Dealmaker Agreement

The Corporation has entered into an agreement with Dealmaker under which Dealmaker will provide web hosting on its platform and related services, including “bad actor” background checks. The Corporation has also entered into an escrow agreement with Equiniti Trust Company under which Equiniti will hold in escrow all proceeds of this Offering. However, there is no minimum offering amount and we will be able to hold multiple closings and withdraw funds from escrow from time to time until the Maximum Offering amount is sold or the Offering is terminated.

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Prior to this Offering, there was no public market for our Common Stock. We expect to have our shares of Common Stock quoted for trading on the OTCQX Market or the OTCQB Market. There is no assurance that the shares of Common Stock will ever be quoted on the OTC. To be quoted on the OTC, a market maker must apply with the Financial Industry Regulatory Authority (“FINRA”) to make a market in our Common Stock. As of the date of this Offering Circular, we have engaged in discussions with a FINRA market maker regarding participation in a future trading market for our securities; and have made filings with FINRA. However, we have not, as yet received final FINRA approval. For further information, see “Plan of Distribution –Trading Market and Proposed Exchange Listing” below.

Exchange Listing or Quotation

We will initially apply to list our Common Stock for quotation on the OTC Markets’ OTCQX or OTCQB. We may continue to offer our Common Stock under this Offering Circular until as late as one year from the qualification date of this Offering. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of such shares being quoted on the OTCQX or OTCQB.

There can be no assurance that the KVC Common Stock sold in this Offering will be quoted on the OTC Market. See “Risk Factors” on page 12 of this Offering Circular.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

The Common Shares, are being offered pursuant to Regulation A of Section 3(b) of the Securities, as amended, for Tier 2 offerings, by the management of the Corporation on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum individual investment. We have no minimum capitalization requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding Subscription Agreements towards our business strategy including potential acquisitions, payoff of our outstanding liabilities, expansion of our cultivation facilities offering expenses (which include legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering), working capital, general corporate purposes, and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this Offering Circular, on page 41. There is no arrangement for the return of funds to investors if all of the Shares offered are not sold in the Offering.

This Offering will expire on the first to occur of (a) the sale of all 20,000,000 Shares offered hereby; (b) the expiration of 365 days from the date of this Offering Circular unless extended in its sole discretion by the Corporation; or (c) when our Board of Directors elects in its sole discretion to terminate the Offering.

Generally speaking, Rule 3a4-1 under the Exchange Act provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. The Corporation’s directors and officers will not register as broker-dealers under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

●	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation; and

●	the person is not at the time of their participation an associated person of a broker-dealer; and

●	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

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The Corporation’s officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days unless the maximum amount of the Offering is raised prior to that period ending. The Corporation may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Corporation. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Corporation prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Corporation, or as otherwise set out herein.

Should any fundamental change occur regarding the status of this Offering or other matters concerning the Corporation, we will file an amendment to this Offering Circular disclosing such matters.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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(vii)

You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for Common Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement pursuant to the procedures required by Dealmaker.Tech; and

2.

Deliver funds directly by either wire transfer or ACH deposits to the escrow agent, Equiniti Trust Company pursuant to the instructions set forth in the subscription agreement and the procedures required for electronic processing by Dealmaker.Tech.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Corporation’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Corporation.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Corporation’s current business plan. The Corporation may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Corporation will have broad discretion in doing so. The Corporation does not intend to use proceeds from this Offering to compensate or otherwise make payments to officers or directors of the Corporation or any of its affiliates. Because the Offering is a “best efforts” offering, the Corporation may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

We estimate that the net proceeds to us from the sale of the maximum amount of Shares offered hereby will be approximately $24,750,000 after the deduction of approximately $250,000 for offering expenses. The following table illustrates the Corporation’s current intentions for the use of the net proceeds of the Offering depending on the total amount of proceeds received by the Corporation on the sale of 25%, 50%, 75% and 100% of the Shares offered hereby, over an approximate 12-month period.

Capital Sources and Uses

Gross Proceeds	25%	50%	75%	100%

Expansion of Cultivation Facilities	$1,237,500	$2,475,000	$3,712,500	$4,950,000

Federal Tax Liability (2019/2020; 2021)(1)	$1,485,000	$2,970,000	$4,455,000	$5,940,000

Reduction of Liabilities	$495,000	$990,000	$1,485,000	$1,980,000

Acquisitions and General Corporate Purposes	$2,970,000	$5,940,000	$8,910,000	$11,880,000

TOTALS:	$6,187,500	$12,375,000	$18,562,500	$24,750,000

(1)	Through 2020 and the first nine months through September 30, 2021, the Company was an LLC; so, any tax exposure for those periods would be assessed to the LLC Members. However, if the Members are assessed additional federal taxes for these periods, the Corporation intends to fund this obligation on behalf of the LLC Members.

The Corporation’s plan of operations for the next few years includes providing continued support of its KVC-affiliated entities which includes: including funding of federal income tax liability (due to the Corporation’s operation as a cannabis business, it is unable to deduct operating expenses which results in increased federal income tax liability), building out operations their cultivation facilities, developing and optimizing production of their products; acquiring additional facilities in the State of California for the purpose of cultivation, processing and retail; identifying additional partnership opportunities; expanding the KVC brand through various licensing and partnership arrangements; developing new product; identifying additional cannabis markets in the State and securing the necessary licenses and permits; and developing, executing and monitoring marketing strategies designed to support and further KVC’s mission and values.

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The amounts set forth above are our current estimates for such development activities, and we cannot be certain that actual costs will not vary from these estimates. The Corporation’s management has significant flexibility and broad discretion in applying the net proceeds received in this Offering and making short-term interest-bearing investments of the proceeds for capital preservation purposes. The Corporation cannot assure you that its assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” for more information regarding the risks associated with an investment in our securities.

Pending the Corporation’s use of the net proceeds from this Offering, it may invest the net proceeds in a variety of capital preservation investments, including without limitation short-term, investment grade, interest-bearing instruments and United States government securities and including investments in related parties. The Corporation may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies.

Although it is difficult to predict future liquidity requirements, the Corporation believes that the net proceeds from this Offering, if fully subscribed, together with our existing cash and cash equivalents will fund our operations into the second quarter of 2024. See “Risk Factors”.

DIVIDEND POLICY

The Corporation has not declared dividends on any of its shares in the past and does not intend to pay any in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends, and any other factors that the Board of Directors deems relevant.

DESCRIPTION OF BUSINESS

Kolaboration Ventures Corporation (KVC) is a Wyoming Corporation formed on August 11, 2021, for the purpose of organizing the various business activities under a parent corporation. KVC is a rollup of the following entities: Kolaboration Ventures, LLC; Rio Vista Farms, LLC; Contra Costa Farms, LLC; Kolaboration Vallejo, LLC; and Kolaboration Concord, LLC. The members of these entities exchanged their membership interests in each respective entity for KVC Common Stock. The reorganization was effective as of October 1, 2021 (the “Roll-up Transaction”).

KVC is a diversified cannabis company specializing in cultivation, non-volatile manufacturing, retail, brand development and distribution. KVC and its subsidiaries are working to expand in California through both organic growth and acquisitions while building a respected portfolio of top shelf brands. Wholly-owned, licensed and/or distributed brands within KVC’s portfolio include: Farms Brand, Fat Boys Farms, Ole 4 Fingers, Atoms Infused Flower, Rio Vista Farms and CoCo Farms.

Description of Companies Acquired by KVC in the Roll-up Transaction:

Rio Vista Farms, LLC (“RVF”) was the first business to be formed by Charles Wesley, Andrew Wesley and Martin Wesley (the “Founders”). A California limited liability company, RVF was formed on July 14, 2017. RVF is a California Type 12 Microbusiness operating at 11 Richard Brann Drive in Rio Vista CA. From July 2017 to June 2018, the Founders (1) developed a business and project plan, (2) secured seed capital financing, (3) purchased the 1.24-acre parcel of land from the City of Rio Vista, (4) secured the use permit from the City, (5) managed the engineering, permitting and erection of the Phase I facility (8,480sf), (6) secured the state cannabis license, and (7) opened for business on June 6, 2018. The Phase I operation cultivated, packaged, sold wholesale and sold retail through its on-site dispensary. During the period March 2019 through October 2019, RVF added Phase II to its facility (8,960 square feet). This expansion enabled RVF to maximize its Type 12 License, which limits plants in Flower to 10,000 square feet. Until its reorganization under KVC, RVF was majority owned and controlled by our Founders, Martin, Charles and Andrew Wesley.

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Contra Costa Farms, LLC (“CCF”) was the second business to be formed by our Founders. A California limited liability company, CCF was formed on October 12, 2018, and operates as CoCo Farms. The idea of CCF was first suggested by officials from the nearby City of Antioch, who had recently passed a cannabis ordinance. They observed our Rio Vista operation autonomously and then announced that they wanted the same company presence as our Rio Vista operation to be the face of cannabis in Antioch. They connected us with a broker who located and closed on a 9-acre parcel in the industrial area of Antioch. We then proceeded through the same process used for RVF to open our Antioch Type 12 cannabis business on December 24, 2019. CCF now does light manufacturing, wholesale sales and retail sales through its 2,000 square feet dispensary. In November 2020, CCF added a processing license, which permits it to trim the flower of other cultivators, including RVF. At this time, CCF conducts manufacturing, wholesale and retail from a 5,000 square feet building, and processing from a 2,000 square feet building. Until the reorganization, CCF was majority owned and controlled by the Founders.

Kolaboration Vallejo, LLC (“KVL”) was the third business formed by our Founders. A California limited liability company, KVL was formed on June 11, 2020, and operates as V-Town Farms. Vallejo, together with its surrounding communities, is a large market which already has 11 dispensaries. However, they are all small with very marginal commitments to serving retail customers. The City of Vallejo is not issuing new cannabis use permits. To get a cannabis use permit, an operator would have to purchase an existing one from an existing operator. The plan, which we executed, was to (1) identify and reach an agreement with an existing operator, (2) identify and secure a facility that would enable a large-footprint dispensary, (3) with the existing operator, go through the steps to update its use permit to a “7200” use permit, (4) secure the necessary permits for tenant improvements, (5) secure planning commission and city council approval, (6) transfer the use permit from the existing operator to KVL, (7) secure the state license and (8) open for business; which we did on July 30, 2021. KVL operates with a Type 12 cannabis license in a 21,000sf facility. The 21,000 square feet is only a portion of the real property that KVL is leasing with an option to purchase. Altogether, the parcel has 5.1 acres and 65,000 square feet of commercial space. In the 21,000 square feet premise, KVL performs light manufacturing, packages, sells wholesale and sells retail through its 9,000 square feet dispensary. Until the reorganization, KVL was majority owned and controlled by CCF; which was majority owned and controlled by the Founders.

Kolaboration Concord, LLC (“KCL”) was the fourth business formed by our Founders. A California limited liability company, KCL was formed on October 5, 2020. The City of Concord had just passed a cannabis ordinance and was permitting a limited number of retail storefronts; which storefronts would be awarded through a competitive bid process. During the period October through April 2021, KCL (1) identified and secured a facility large enough to hold a large footprint dispensary and sufficient parking for the anticipated traffic and (2) competed for one of the storefronts and was selected at the March 23, 2021city council meeting. Since the award, KCL has been working with the city to secure the use permit, secure site & design review sign-offs, draft the development agreement with the city and then secure the permits for tenant improvements. The dispensary is now expected to open on or about May 1, 2022. We are leasing this 19,183 square feet facility with an option to purchase it. When open, KCL will perform light manufacturing, wholesale sales, and retail sales within the 6,532 square feet dispensary area. Until the reorganization, KCL was 99% controlled by CCF; which was 75% controlled by the Founders.

Kola Center Management, LLC (“KCM”) was formed on October 12, 2020 by our Founders. KCM is not a cannabis business. It was formed solely to serve as the property management company for the eight commercial locations located on the parcel in Vallejo where KVL operates, other than the location occupied by KVL. Four of the seven units are currently unoccupied. When funds become available, KCM intends to refurbish these four units and then start and operate non-cannabis businesses complementary to V-Town Farms. There are currently three non-cannabis tenants; all of whom are remitting lease payments monthly.

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In the fall of 2020, the Founders acquired a 50% interest in two failing dispensaries; one in Del Rey Oaks, California and one in Salinas, California. Together, they are called DRO Legacy, Inc. The Founders also acquired a 50% interest in the real property in which the Del Rey Oaks dispensary operates; Portola Drive LLC. Both dispensaries were rebranded (Del Rey Farms and Valley Farms), and both facilities were updated with the “look and feel” of Rio Vista Farms and CoCo Farms. Product selection was expanded and prices were reduced to produce the same compelling shopping experience found at Rio Vista Farms and CoCo Farms. CCF, which is now 100% owned by KVC, owns 50% of DRO Legacy Inc. and 50% of Portola Drive LLC. DRO Legacy, Inc., holds a dispensary license and a distribution license.

In December of 2020, DRO Legacy, Inc., (in which we own a 50% interest through our ownership of Contra Costa Farms, LLC) acquired a 100% interest in Emerald Skyway, LLC which operates licensed dispensaries in California.

An organization chart depicting all of the above is set forth below:

In the reorganization effective October 1, 2021, Membership Interests were exchanged for Common Shares in KVC. The calculation of the number shares to be issued for each Member’s interest were based on valuations provided by an independent valuations firm in August & September of 2021.

The reorganization changes the cost structure of the entities in one material respect. As LLCs, the income tax obligation was passed to each of the Members, individually, with the filing of K-1s for each Member. With the reorganization, the tax status for each LLC was changed from “partner” to “corporate”. As such, all of the LLCs will be combined under KVC for income tax reporting purposes. In terms of cash flow, there is no material impact as a result of the reorganization. Historically, each entity made distributions to its Members to cover their tax obligations. These distributions are no longer required for this purpose and will be applied to the income tax obligations at the corporate level.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 and the unaudited pro forma condensed consolidated statements of operations for the three and nine months ended September 30, 2021 are based on the historical consolidated financial statements of Kolaboration Ventures, LLC., (“KVL,” “we,” “us,” “our” and the “Company”) as adjusted to give an estimated effect to the October 1, 2021 reorganization into Kolaboration Ventures Corporation, (“KVC”).

The unaudited pro forma condensed consolidated combined financial statements reflect what the company’s financial condition or results of operations would have been had the reorganization occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Company continues to evaluate the all accounting guidance for complete compliance. Specifically, the compliance with ASC 740 in the reorganization from the pass-through entity to the corporation is being evaluated, in conjunction with IRS compliance.

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KOLABORATION VENTURES CORPORATION and subsidiaries

UNAUDITED PRO FORMA BALANCE SHEET

	Kolaboration Ventures, LLC	Adjustments		Kolaboration Ventures Corporation Pro-forma
	September 30,
	2021

ASSETS
Current assets
Cash and cash equivalents	$175,448			$175,448
Accounts receivable	141,086			141,086
Inventory	11,588,585			11,588,585
Prepaids and other current assets	1,416,066			1,416,066
	13,321,185			13,321,185

Property, plant and equipment, net	12,325,841			12,325,841
Intangible assets	6,500,000			6,500,000
Goodwill	2,628,853			2,628,853
Other assets	9,268			9,268
Total assets	$34,785,147			$34,785,147

LIABILITIES AND MEMBERS’ AND STOCKHOLDERS’ EQUITY
Current liabilities
Cash overdraft	$184,806			$184,806
Accounts payable	10,061,378			10,061,378
Accrued and other current liabilities	4,847,729			4,847,729
Contract liability	1,063,023			1,063,023
Current portion of notes payable - related parties	15,000			15,000
Current portion of notes payable	2,804,959			2,804,959
	18,976,895			18,976,895

Notes payable, net of current portion	10,200,627			10,200,627
Other long-term liabilities	178,000			178,000
Total liabilities	29,355,522			29,355,522

Commitment and contingencies (Note 11)

Members' and stockholders' equity
Common stock $0.0001 par value, 1,000,000,000 shares authorized,
339,292,240 shares issued and outstanding,	-	33,929	(a)	33,929
Additional paid-in capital	-	5,177,659	(a)	5,177,659
Members' capital	(282,530)	282,530	(a)	-
Retained earnings	5,494,118	(5,494,118	)(a)	-
Noncontrolling interest	218,037			218,037
Total members’ and stockholders' equity	5,429,625	-		5,429,625
Total liabilities and members' and stockholders' equity	$34,785,147			$34,785,147

(a) Shares of Company common stock issued (post split) to members

APIC	5,177,659
Estimated shares	339,292,240
Par value	$0.0001
Common stock impact	33,929
Members equity exchanged
Members’ capital	(282,530)
Retained earnings	5,494,118

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KOLABORATION VENTURES C and subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Kolaboration Ventures, LLC	Adjustments		Kolaboration Ventures Corporation Pro-forma
	Three months ended			Three months ended
	September 30, 2021			September 30, 2021

Revenue	$12,397,238			$12,397,238
Cost of goods sold	8,603,427			8,603,427
Cost of goods sold - depreciation	40,849			40,849
Gross profit (loss)	3,752,962			3,752,962

Sales and marketing	567,584			567,584
General and administration	4,143,543			4,143,543
Depreciation and amortization	168,633			168,633
Total operating expenses	4,879,760			4,879,760
Income from operations	(1,126,798)			(1,126,798)

Other income (expenses):
Interest expense	(637,831)			(637,831)
Other expense	(234,218)			(234,218)
Total other expenses	(872,049)			(872,049)

Net income (loss)	(1,998,847)			(1,998,847)
Net income (loss) attributable to noncontrolling interest	(39,177)			(39,177)
Net income (loss) attributable to Kolaboration Ventures	$(1,959,670)			$(1,959,670)

Net loss per common share – basic and diluted				$(0.00)

Weighted average common shares outstanding – basic and diluted		461,273,642	(b)	461,273,642

(b)

Weighted average common shares outstanding – basic and diluted
Common stock for the three months ended 9/30/2021	461,273,642

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KOLABORATION VENTURES CORPORATION and subsidiaries

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Kolaboration Ventures, LLC	Adjustments		Kolaboration Ventures Corporation Pro-forma
	Nine months ended			Nine months ended
	September 30, 2021			September 30, 2021

Revenue	$38,251,470			$38,251,470
Cost of goods sold	22,906,296			22,906,296
Cost of goods sold - depreciation	122,546			122,546
Gross profit (loss)	15,222,628			15,222,628

Sales and marketing	1,669,823			1,669,823
General and administration	11,203,936			11,203,936
Depreciation and amortization	373,109			373,109
Total operating expenses	13,246,868			13,246,868
Income from operations	1,975,760			1,975,760

Other income (expenses):
Interest expense	(1,411,828)			(1,411,828)
Other expense	(252,790)			(252,790)
Total other expenses	(1,664,618)			(1,664,618)

Net income (loss)	311,142			311,142
Net income (loss) attributable to noncontrolling interest	(355,631)			(355,631)
Net income (loss) attributable to Kolaboration Ventures	$666,773			$666,773

Net loss per common share – basic and diluted				$0.00

Weighted average common shares outstanding – basic and diluted		458,825,988	(c)	458,825,988

(c)

Common stock issued for the nine months ended 9/30/2021	458,825,988

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Description of Business

Principal Products and Services: the KVC Vertical Approach

KVC, together with Pacific Reserve (See “Pacific Reserve Acquisition” on page 48), cultivates indoor and in light-assisted greenhouse, processes and manufactures cannabis products in California in the form of proprietary strain genetics, pre-rolls, infused pre-rolls, flower, infused flower, and numerous formats of extracts and concentrates.

The KVC cultivation teams grows using organic farming practices. The Corporation’s farms are located in Salinas in Monterey County, and in Rio Vista, in Solano County, California. Our teams cultivate with a level of care and consideration delivering clean, fresh and potent cannabis that is then processed and packaged in various formats, meeting consumer price points up and down the retail shelf, which we believe is very important for customer retention.

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The result of this effort and attention is what KVC believes are high quality cannabis products being sold competitive price, which is very important for customer retention. Our mission is to scale our vertically-integrated cannabis platform to deliver cannabis products at scale to consumers at affordable price points through small and large format dispensaries across California.

Our cannabis platform is comprised of in-house brands and products, that are grown, processed, manufactured and sold by us at our retail outlets and over 250 third party retailers across California.

Kolaboration Ventures’ Cultivation and Production Facilities

Kolaboration Ventures Corporation’s (KVC) cannabis cultivation operations currently operate out of two facilities. Rio Vista Farms located in Rio Vista, California is an indoor cultivation operation and is situated on a 1.24-acre piece of land owned by the Corporation. Our second cultivation operation is across two sites in Salinas, California and is a light-assisted greenhouse operation.

At Rio Vista Farms we cultivate craft exotic indoor flowers which are packaged in various formats for our owned and operated retail shelves and 3rd party dispensary shelves. This facility has approximately 10,000 square feet of flower, a vegetative nursery, and other operations that are part of its Micro Business license. In total, the activities done at this facility are retail, cultivation, manufacturing and distribution. Rio Vista Farms produces roughly 200 pounds a month of indoor “jarrable” flower for retail. Additionally, biomass/small buds generate additional products such as pre-rolls, concentrates and other packaged goods for retail.

At Pacific Reserve, our Salinas operations, we cultivate craft exotic light assisted flowers which are packaged in various formats for our owned and operated retail shelves and 3rd party dispensary shelves. These facilities have approximately 254,000 square feet of permitted greenhouses and a 5,000 square foot building for processing. Additionally, 480,000 square feet of greenhouse is permitted with 90,000 square feet to have construction completed. These operations are coupled with an 8,000 square foot and a 3,500 square foot building for processing. These facilities include cultivation, nursery and processing as well as distribution.

Pacific Reserve produces 400 pounds per month of AAA light assisted jarrable flower (will increase to 800lbs a month in second half of 2022 along with complimentary by-products such as pre-rolls, concentrates and other packaged goods).. Additionally, Pacific Reserve’s nursery produces over 144,000 mature clones per year for sale at dispensaries across the State.

Both cultivation operations have a bank of genetics for all trends and customer requests. The ability to pivot on cultivation to maintain desirability and sell through is crucial to ongoing sales. Lastly, both operations have cannabis processing teams “trim teams” to ensure that the product is manicured and presents well in jars, bags or other packaging.

KVC has already secured the use permits from the City of Antioch to develop four Type 3A cultivation facilities and a cultivation addition to the existing Type 12 facility. Altogether, this represents 98,000 square feet of flower canopy. By comparison, RVF is only 10,000 square feet of flower canopy. This facility does face a challenge to ensure that will have sufficient electric power. On two occasions, we applied for this power with Pacific Gas & Electric. but each time, the process has been stalled. Since then, we have researched the use of natural gas to power electric generators as a viable alternative.

What Makes Kolaboration Ventures Different:

Two Things: Our Dispensary Model and Our Supply Chain:

Dispensary Model - Large format (2,000 square to 9,000 square feet of retail floor space) with a large selection of Tier 1 products and pricing that compels our customers to return. New customer traffic is generated with billboards in the vicinity of the dispensary.

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Supply Chain - Our suppliers value our ability to accept large deliveries. To reciprocate, they agree to improved pricing and market exclusivity for us. As an example, a product on our shelf in Antioch may not be sold to another dispensary in Contra Costa County.

Our scale in the retail space and our roots in cultivation, positions KVC as the largest vertically integrated cannabis company in California. The Founders of KVC have grown KVC at a performance to equity ratio of 11-to-1 based on paid-in capital of $6,200,000 and unaudited 2021 revenue of $68,000,000 (when aggregated with Pacific Reserve). The performance to equity ratio of 11-to-1 is strongly competitive with other public cannabis companies.

Principal Markets and Method of Distribution

Kolaboration Ventures has developed and continues to develop vertically integrated operations.

KVC draws on the experience of its leadership team in marketing, data and return on ad spend to develop a unique approach to marketing and 3rd party brand partners. As an example, we do not use any of the platforms that supported the illegal market even after Proposition 64 passed. Rather, we lean heavily on outdoor, newsprint and digital methods to engage our customers and stay top-of-mind.

We keep our product selection unique in every market we operate in. Most of the products we sell simply cannot be purchased within a 20- mile radius of our shops which provides us and our customers an advantage.

We focus on the following areas of performance:

1.	Quality cannabis products at a competitive price.

a.	Ole’4 Fingers
b.	Fat Boys Farm
c.	Pacific Reserve
d.	Rio Vista Farms
e.	Farms Brand
f.	Atoms infused flower
g.	Triple Threat infused pre-rolls

2.	Friendly and informative customer interactions at every retail location.

a.	Every customer gets their own budtender to help every guest through their experience.
b.	The “new” cannabis consumer can find other shops intimidating or simply cold. This impedes creating a lasting relationship or earning a repeat customer.

3.	Fun.

a.	We are heavily involved with over a dozen charities and actively involved in all of our communities.
b.	We actively engage our customers before, during and after each visit.

4.	Customizing the retail experience:

a.	It is truly an experience when a customer enters our doors. It begins with security, safety and completes with guests’ questions answered, and the guest leaving with a smile on their face.
b.	Our loyalty program which spans all of our retail locations has proven valuable to customer retention, and referrals.

KVC believes that as the cannabis industry matures in California, vertical integration will be critical to generate the scale necessary to create efficiencies up and down the supply chain from things as small as packaging costs, materials, automation, and sheer horse power as well as leadership to make informed decisions and act quickly on them.

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KVC’s Intellectual Property

Trademarks

Coco Farms (long logo)
Serial number: 90346227
Filing date: November 27, 2020
Mark code: (3) Design plus word
Status: Live
Coco Farms (stacked logo)
Serial number: 90346225
Filing date: November 27, 2020
Mark code: (3) Design plus word
Status: Live
Coco Farms
Serial number: 90346223
Filing date: November 27, 2020
Mark code: (4) standard character mark
Status: Live
Copyrights: None.
Tradenames
Coco Farms
V-Town Farms

Miscellaneous IP:

Enjoycocofarms.com

vtownfarms.com

RioVistaFarms.com

ole4.com

FatBoys.Farm

Blueskittlez.com

ChileVerdeStrain.com

Darksidecherrypie.com

Deathstarcherrypie.com

GMO-Strain.com

Greasemonkeystrain.com

J1strain.com

Krashberry.com

La-kush.com

Le-pew.com

Mimosapunch.com

Mochistrain.com

Moreoz.com

Orangefrootypebbles.com

Peanutbudderandjelly.com

Peanutbutterbreath.com

Snobatter.com

Sundaedriverstrain.com

Watermelonrancher.com

WeddingCrasherBud.com

KVC Licensing

KVC currently possesses seven provisional State cannabis licenses, obtained between June 2018 and July 2021 (“Provisionals”):

Agency	License #	Date Issued	Expires	Corporation	DBA
DCC	C12-0000068-LIC	5/18/18	06/13/22	Rio Vista Farms LLC	Rio Vista Farms
DCC	C12-0000279-LIC	12/02/19	12/01/22	Contra Costa Farms LLC	CoCo Farms
CDFA	CCL20-0002314	11/16/20	11/16/22	Contra Costa Farms LLC	Contra Costa Farms
DCC	C10-0000782-LIC	2/08/21	02/08/22	DRO Legacy Inc	Del Rey Farms
DCC	C10-0000843-LIC	07/20/21	07/20/22	Emerald Skyway	Valley Farms
DCC	C12-0000373-LIC	07/26/21	07/06/22	Kolaboration Vallejo LLC	V-Town Farms

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DCC	Type 12 Coming	March 2022	March 2023	Kolaboration Concord LLC	CoCo Farms
DCC	C11-0001330-LIC	5/20/21	5/20/22	DRO Legacy Inc	Del Rey Farms

Legend:

DCC is the Department of Cannabis Control and issues retail, micro-business and distribution Licenses.

CDFA is the California Department of Food and Agriculture and issues all cultivation and processing Licenses.

C12 is a Microbusiness License permitting up to 10,000 square feet of flower under lights, distribution, retail and non-volatile manufacturing.

C10 is a Dispensary License, only.

C11 is a Distribution License, only.

CCL20 is a Processing License, which permits the trimming of bulk flower from any cultivator.

All of the above Licenses are “Provisional” and will expire in one year from date of issue. Extensions are applied for within 60 days of each license’s expiration and consist of providing updates and the payment of fees. At any time, a Provisional License may be replaced with an Annual License, which also expire in one year. Annual Licenses provide more standing for the License holder in the event of an adverse Agency action. Before the end of 2022, we intend to move all Licenses to Annual Licenses.

Recent Developments

The Pacific Reserve Acquisition

KVC executed a merger agreement and plan of reorganization effective January 4, 2022 (the “Merger Agreement”) with PRH Acquisition Corporation, FFF Acquisition Corporation and PRN Acquisition Corporation (collectively “Buyer Subsidiaries”), Pacific Reserve Nursery, Inc, Fuji Fire Flowers, LLC and PR Brands LLC (collectively “Pacific Reserve”) and Brook Eagle, Andy D’Amico and William Tomlinson (collectively the “Controlling Shareholder”) in which KVC agreed to acquire all of the outstanding shares of Pacific Reserve in exchange for 60,800,000 shares of Common Stock of KVC valued at one dollar and twenty-five cents ($1.25) per share, subject to certain closing conditions listed in the Merger Agreement. Upon consummation of the merger, Buyer Subsidiaries will cease to exist, and the Pacific Reserve entities will be wholly owned subsidiaries of KVC. The transaction is expected to close within the next 12 months. Pacific Reserve cultivates, packages and distributes cannabis wholesale in Salinas California. Separately, the owners of Pacific Reserve also owned a cannabis dispensary in Santa Cruz called Herbal Cruz. A fifty percent (50%) interest in this dispensary was purchased with 72,000 Common Shares of KVC (post-stock split this amount is 1,440,000 shares of Common Stock) pursuant to the Agreement for Sale and Purchase dated September 1, 2021 and the remaining fifty percent (50%”) was purchased as part of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, KVC executed a Shareholder Voting Agreement (the “Voting Agreement”) with Charles Wesley, Andrew Wesley and Martin Wesley (each a “KVC Shareholder” and collectively the “KVC Shareholders”) and the Controlling Shareholder, pursuant to which the KVC Shareholders agreed to vote their Common Stock in a manner that will result in the election of two (2) individuals designated by the Controlling Shareholder as directors of KVC. Upon an equity financing of KVC, the number of board members that the Controlling Shareholder may designate will be reduced to one (1) individual. The Voting Agreement automatically terminates upon (a) a Liquidity Event or Change of Control; (b) a dissolution event, whether voluntary or involuntary, (c) two (2) years from the date of execution or (d) at any time the KVC Shareholders collectively own 50% or less of the voting stock of KVC. A Liquidity Event includes an offering of KVC Common Stock under Regulation A. Therefore, we expect the Voting Agreement to terminate upon qualification of this Offering Statement by the Securities and Exchange Commission.

Management believes that the merger with Pacific Reserve is probable in that most of the conditions to closing have been satisfied, and there appear to be no impediments to closing. The pro forma financial statements for Pacific Reserve for 2021 are provided below to provide the reader some sense of the dimensions of the impact of this merger.

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KOLABORATION VENTURES CORPORATION and subsidiaries and PACIFIC RESERVE

UNAUDITED PRO FORMA BALANCE SHEET

As Of SEPTEMBER 30, 2021

	Kolaboration Ventures, LLC	Kolaboration Ventures Corporation	Pacific Reserve	Adjustments	Notes	Pro forma

ASSETS
Current assets
Cash and cash equivalents	$175,448	$-	$94,362			$269,810
Accounts receivable	141,086	-	7,330,956			7,472,042
Inventory	11,588,585	-	3,248,767			14,837,352
Prepaids and other current assets	1,416,066	-	451,197			1,867,263
	13,321,185	-	11,125,282			24,446,467

Property, plant and equipment, net	12,325,841	-	5,555,536			17,881,377
Intangible assets	6,500,000	-	-			6,500,000
Goodwill	2,628,853	-	-	70,241,695	(b)	72,870,548
Other assets	9,268	-	-			9,268.00
Total assets	$34,785,147	$-	$16,680,818	$70,241,695		$121,707,660

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Cash overdraft	$184,806	$-	$577,634			$762,440
Accounts payable	10,061,378	-	4,062,138			14,123,516
Accrued and other current liabilities	4,847,729	-	1,666,391			6,514,120
Contract liability	1,063,023	-	-			1,063,023
Current portion of notes payable - related parties	15,000	-	-			15,000
Current portion of notes payable	2,804,959	-	1,373,500			4,178,459
	18,976,895	-	7,679,663			26,656,558

Notes payable, net of current portion	10,200,627	-	1,442,850			11,643,477
Other long-term liabilities	178,000	-	-			178,000
Total liabilities	29,355,522	-	9,122,513			38,478,035

Commitment and contingencies (Note 11)

Members’ and stockholders’ equity
Common stock $0.0001 par value, 1,000,000,000 shares authorized, 401,532,240 shares issued and outstanding,	-	-	-	40,153	(a), (b)	40,153
Additional paid-in capital	-	-	-	82,971,435	(a), (b)	82,971,435
Members’ capital	(282,530)	-	5,193,547	(4,911,017)	(a), (b)	-
Retained earnings	5,494,118	-	2,364,758	(7,858,876)	(a), (b)	-
Noncontrolling interest	218,037	-	-	-		218,037
Total members’ equity	5,429,625	-	7,558,305	70,241,695		83,229,625
Total liabilities and members’ equity	$34,785,147	$-	$16,680,818	$70,241,695		$121,707,660

(a)	Shares of Kolaboration Ventures Corporation common stock issued (post split) to Kolaboration Ventures, LLC., members

APIC	5,177,659
Estimated shares	339,292,240
Par value	$0.0001
Common stock impact	33,929
Members equity exchanged
Members’ capital	(282,530)
Retained earnings	5,494,118

(b)	Shares of Kolaboration Ventures Corporation common stock issued (post split) to acquire Pacific Reserve

APIC	77,793,776
Estimated shares	62,240,000
Par value	$0.0001
Common stock impact	6,224

Estimated value of assets purchased	77,800,000
Value of shares to acquire Pacific Reserve	7,558,305
Goodwill in acquisition	70,241,695

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KOLABORATION VENTURES CORPORATION and subsidiaries and PACIFIC RESERVE

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS SEPTEMBER 30, 2021

	Kolaboration Ventures, LLC	Kolaboration Ventures Corporation	Pacific Reserve	Adjustments	Notes	Pro forma

Revenue	$12,397,238	$-	$6,801,246			$19,198,484
Cost of goods sold	8,603,427	-	5,849,582			14,453,009
Cost of goods sold - depreciation	40,849	-	139,590			180,439
Gross profit (loss)	3,752,962	-	812,074			4,565,036

Sales and marketing	567,584	-	99,112			666,696
General and administration	4,143,543	-	239,447			4,382,990
Depreciation and amortization	168,633	-	-			168,633
Total operating expenses	4,879,760	-	338,559			5,218,319
Income from operations	(1,126,798)	-	473,515			(653,283)

Other income (expenses):
Interest expense	(637,831)	-	(148,979)			(786,810)
Other expense	(234,218)	-	13,915			(220,303)
Total other expenses	(872,049)	-	(135,064)			(1,007,113)

Net income (loss)	(1,998,847)	-	338,451			(1,660,396)
Net income (loss) attributable to noncontrolling interest	(39,177)	-	-			(39,177)
Net income (loss) attributable to Kolaboration Ventures, LLC.	$(1,959,670)	$-	$338,451			$(1,621,219)

Net loss per common share – basic and diluted						$(0.00)

Weighted average common shares outstanding – basic and diluted				523,513,642	(c)	523,513,642

(c)

Weighted average common shares outstanding – basic and diluted Common stock for the three months ended 9/30/2021	523,513,642

54

KOLABORATION VENTURES CORPORATION and subsidiaries and PACIFIC RESERVE

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS SEPTEMBER 30, 2021

	Kolaboration Ventures, LLC	Kolaboration Ventures Corporation	Pacific Reserve	Adjustments	Notes	Pro forma

Revenue	$38,251,470	$-	$13,873,862			$38,251,470
Cost of goods sold	22,906,296	-	10,921,770			22,906,296
Cost of goods sold - depreciation	122,546	-	426,340			122,546
Gross profit (loss)	15,222,628	-	2,525,752			15,222,628

Sales and marketing	1,669,823	-	126,737			1,669,823
General and administration	11,203,936	-	737,967			11,203,936
Depreciation and amortization	373,109	-	-			373,109
Total operating expenses	13,246,868	-	864,704.00			13,246,868
Income from operations	1,975,760	-	1,661,048			1,975,760

Other income (expenses):
Interest expense	(1,411,828)	-	(194,670)			(1,411,828)
Other expense	(252,790)	-	19,613			(252,790)
Total other expenses	(1,664,618)	-	(175,057)			(1,664,618)

Net income (loss)	311,142	-	1,485,991			311,142
Net income (loss) attributable to noncontrolling interest	(355,631)	-	-			(355,631)
Net income (loss) attributable to Kolaboration Ventures, LLC.	$666,773	$-	$1,485,991			$666,773
Net loss per common share – basic and diluted						$0.00

Weighted average common shares outstanding – basic and diluted				521,065,988	(d)	521,065,988

(d)

Weighted average common shares outstanding – basic and diluted Common stock issued for the nine months ended 9/30/2021

The Company has determined that the intended acquisition of Pacific Reserve, Inc., will be a business combination under ASC 805 Business Combination: whereby the assets acquired and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results will be included in the consolidated financial statements from the date of the acquisition. Any goodwill recognized will be attributed based on reporting units.

The rationale and justification for the merger are:

●	KVC’s cultivation operation in Rio Vista is anticipated to benefit from Pacific Reserve’s expertise in cannabis cultivation.
●	Pacific Reserve’s retail store in Santa Cruz gives KVC access to a new market, and is anticipated to benefit from KVC’s expertise in cannabis retail.
●	The combination is anticipated to ensure that KVC has a reliable source of cannabis flower.
●	The combination is anticipated to ensure that Pacific Reserve will have reliable demand for its flower, and the demand from KVC is anticipated to be free from distribution and sales expenses.

The combination is anticipated to create a sizeable footprint for future KVC expansion and strategically position KVC as a potential acquirer in the cannabis space in California.

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Receivables Financing

In April, June, November and December of 2021, the Corporation secured financing from Austin Business Finance, LLC., in the amount of approximately $4,890,000 with an interest rate of 4% with payments weekly for one year from the date of each note, the notes are secured with the receivables of the Corporation.

HTP Group, Inc. Asset Purchase

On September 15, 2020, Kolaboration Vallejo LLC (dba V-Town Farms) executed a purchase agreement with HTP Group, Inc., for acquisition of its cannabis use permit in the city of Vallejo. The agreement closed in July 2021 when the use permit was issued and the conditions to closing were satisfied. The purchase price was $6,500,000 payable $1,000,000 upon execution of the agreement and the balance ($5,500,000) payable over 18 months. The acquisition of this license was necessary to be able to open and operate and get a state cannabis license for V-Town Farms.

Industry Competition

The Corporation operates and will continue to operate in a highly dynamic market that is characterized by a growing number of new market entrants competing in the same product categories as the Corporation. As such, there is considerable competition in the marketplace.

The industry is also entering a period of significant consolidation, creating larger companies that may have increased geographic scope and other economies of scale. Increased competition by larger, better-financed competitors with geographic or other structural advantages could materially and adversely affect the business, financial condition and results of operations of the Corporation. See “Risk Factors”.

To remain competitive, the Corporation will require a continued level of investment in research and development, marketing, sales and client support. The Corporation may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Corporation. See “Risk Factors”.

The Corporation’s ability to become and remain competitive in the market will depend upon, among other things:

-	The level of competition in the cannabis industry;

-	The Corporation’s ability to identify, acquire and integrate strategic acquisitions and partnerships;

-	The Corporation’s ability to obtain new licenses as cannabis is legalized at the state level;

-	The Corporation’s ability to achieve brand loyalty;

-	The Corporation’s ability to offer new products and to extend existing brands and products into new markets;

-	The Corporation’s ability to remain competitive in its product pricing; and

-	The Corporation’s ability to leverage its vertically-integrated business model to increase profitability.

Employees

As at the date of this Offering Circular, the Corporation has 173 full-time and no part-time employees. Additionally, the Corporation engages independent contractors from time-to-time who have gone, or will go, through the requisite background checks.

Bankruptcies, Receiverships or Similar Proceedings

Neither the Corporation nor any of its subsidiaries have filed for bankruptcy or are subject to any receiverships or similar proceedings.

Legal Proceedings

The Corporation is subject to various pending and threatened litigation from time to time in the ordinary course of business. Although all litigation involves some degree of uncertainty, in the opinion of management, liabilities, if any, arising from such litigation or threat thereof are not expected to have a material adverse effect on the Corporation. Please refer to the footnotes to our financial statements in Part F/S of this Offering Circular for more information concerning pending legal proceedings.

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Recent Consolidations, Mergers and Acquisitions

See “Description of Roll-up Transaction” on page 42 of this Offering Circular.

Ability to Access Public and Private Capital

The Corporation has historically, and continues to have, access to private capital in the United States in order to support its continuing operations. The Corporation expects that all capital requirements will be adequately met through future public or private equity financings in the United States. However, the Corporation’s business is subject to all of the risks associated with having material involvement in the cultivation and distribution of cannabis in the United States. As such, there is a risk that conventional private or public offerings of securities or conventional bank financing will not be available to the Corporation in the future. See “Risk Factors” on page 12.

DESCRIPTION OF PROPERTIES

The following table summarizes pertinent details of properties owned or rented by the Corporation and its subsidiaries, as of the date of this Offering Circular:

Company	City	Description	Purchase Price/Valuation	Notes
Rio Vista Farms LLC	Rio Vista	11 Richard Brann Drive Rio Vista CA 94571 APN 0178-023-014 17,440sf on 1.24 acres Business Park	$3.2 Million	November 2019 Appraisal Purchased the parcel from the City of Rio Vista in October 2017.

		21 Richard Brann Drive Additional .5 acre lot next store APN 0178-023-013	$250,000	Purchase Price - October 2019

Contra Costa Farms LLC “CoCo Farms”	Antioch	3400 Wilbur Ave. Antioch CA 94509 APN 051-051-021 9.24 acres in an Industrial area 5,000sf building 2,400sf building	$3.2 Million	November 2019 Purchase Price

Kolaboration Vallejo LLC “V-Town Farms”	Vallejo	Shopping Center - Vallejo CA 94589 5184 Sonoma Blvd. 56,925sf building on 4.285 acres APN 0067-150-300	$7 Million	Lease with Option to Purchase $67,000 per month for five years. Renewable for three five-year periods.
		5182 Sonoma Blvd. 6,165sf building on .867 acres APN 0067-150-290	$1.25 Million	May exercise Option after two years. .

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Company	City	Description	Purchase Price/Valuation	Notes
Kolaboration Concord LLC “CoCo Farms”	Concord	2366 Stanwell Circle Concord CA 94520 28,780sf on 1.06 acres APN 112-252-021 APN 112-252-022 APN 112-252.006 All parcels are contiguous. Business Park	$4.1 Million	Lease with Option to Purchase at Market Value $35,000 per month for five years. Renewable for three five-year periods. May exercise at the end of year two.

DRO Legacy Inc. “Del Rey Farms”	Del Rey Oaks	800 Portola Drive Del Rey Oaks CA 93940 6,267sf on .24 acres APN 012-471-015 Commercial area	$3.5 Million	December 2020 Purchase Price Owned by the sister company, Portola Drive LLC.

DRO Legacy Inc. “Valley Farms”	Salinas	1610 Moffett Street Salinas CA 93905 5,866sf Industrial Park	N/A	$9,268 per month for five years. No option to purchase. Three five-year renewal periods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

KOLABORATION VENTURES CORPORATION

This management’s discussion and analysis (“MD&A”) contains information about the financial condition and results of operations of Kolaboration Ventures LLC (“KV LLC” or the “Company”) for the years ended December 31, 2020 and 2019 and the nine-month interim period of 2021. This MD&A is supplemental to, and should be read in conjunction with, the Company’s audited consolidated financial statements for the years ended December 31, 2020 and 2019, and the notes thereto, attached as Part F/S to the Offering Circular. KV LLC’s financial statements are prepared in accordance with United States Generally Accepted Accounting Principals (“US GAAP”). Financial information presented in this MD&A is presented in thousands of United States dollars (“$” or “US$”), unless otherwise indicated.

Note: From its inception in 2017 through September 30, 2021, the Company’s subsidiaries were consolidated as Kolaboration Ventures LLC because the operating subsidiaries were all Member-owned limited liability companies. On October 1, 2021, four of the Member-owned subsidiaries converted all of the Member interests in the LLCs to Common Shares in Kolaboration Ventures Corporation. See “Description of the Roll-up Transaction”. This explains why the results of operations through September 30, 2021, are referred to as Kolaboration Ventures LLC while this filing is for Kolaboration Ventures Corporation. Effectively, they are the same Company. The terms “Company” or “KVC” used herein refer to both KV LLC and KVC.

Forward-Looking Statements

Some of the information contained in this MD&A that is not historical fact constitutes forward-looking information within the meaning of applicable U.S. securities laws. This forward-looking information is based on management’s reasonable assumptions and beliefs in light of the information currently available and are made as of the date of this MD&A. However, KVC does not undertake to update any such forward looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws in the US. Actual results and the timing of events may differ materially from those anticipated in the forward-looking information as a result of various factors, including those described herein and in “Risk Factors” and elsewhere in the prospectus.

KVC cautions that the list of risk factors and uncertainties is not exhaustive and other factors could also adversely affect our results. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking information and are cautioned not to place undue reliance on such information. See “Caution Regarding Forward-looking Statements” and “Risk Factors” elsewhere in the prospectus for a discussion of the uncertainties, risks and assumptions associated with these statements.

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Overview

KVC was incorporated in Wyoming and registered in California on August 11, 2021. KVC is the parent of a collection of subsidiaries, all of which were organized under it on October 1, 2021. A brief recap of subsidiary history is presented below:

●	Rio Vista Farms LLC (“RVF”) was organized on July 14, 2017, and commenced operations on June 6, 2018.
●	Contra Costa Farms LLC (“CCF”) was organized on October 12, 2018, and commenced operation on December 24, 2019. It does business as CoCo Farms.
●	Kolaboration Vallejo LLC (“KVL”) was organized on June 11, 2020, and commenced operations on July 30, 2021. It does business as V-Town Farms.
●	A 50% and controlling interest in Emerald Skyway LLC was purchased in December 2020 and it now does business as Valley Farms.
●	DRO Legacy Inc. (“DRO”) was organized in October 2020, and commenced operations in December 2020. It does business as Del Rey Farms. KVC owns 50% and a controlling interest in DRO.
●	Portola Drive LLC (“PDL”) was also organized in October 2020 to own the real property used by DRO. KVC owns a 50% interest in PDL.
●	Kola Center Management (“KCM”) was organized on October 12, 2020, and commenced operations in December 2020.
●	Kolaboration Concord LLC (“KCL”) was organized on October 5, 2020, and is expected to commence operation in April 2022. It will also do business as CoCo Farms.

The consolidated financial statements for KV LLC for 2019 include…

●	12 months of RVF operations;
●	12 months of project and startup expenditures for CCF;
●	8 days of operations for CCF;

The consolidated financials for KV LLC for 2020 include…

●	12 months of operations for RVF;
●	12 months of operations for CCF;
●	6 months of project and startup expenditures for KVL;
●	6 months of project and startup expenditures for KCL.

Factors Affecting Our Performance

KVC’s performance and future success depends on a number of factors. These factors are also subject to a number of inherent risks and challenges, some of which are discussed below.

Regulation

KVC is subject to the local and state laws in the jurisdictions in which it operates. KVC holds all required licenses for the production and distribution of its products in the jurisdictions in which it operates and continuously monitors changes in laws, codes and regulations.

Product Innovation and Consumer Trends

KVC’s business is subject to changing consumer trends and preferences, which is dependent, in part, on continued consumer interest in new products. The success of new product offerings, depends upon a number of factors, including KVC’s ability to (i) accurately anticipate customer needs; (ii) develop new products that meet these needs;

(iii) successfully commercialize new products; (iv) price products competitively; (v) produce and deliver products in sufficient volumes and on a timely basis; and (vi) differentiate product offerings from those of competitors.

Competition and Competitive Conditions

The Company’s focus on the California market has provided it with a first-mover advantage, having built a scalable infrastructure in cultivation, manufacturing and distribution. The Company is able to successfully compete with the general markets in terms of pricing, single-state operators, and multistate operators. The Company’s acquisition and growth strategies have positioned the Company as a market leading cannabis company in the state despite California’s notoriously high barriers to entry stemming from compliance regulations, high-cost infrastructure, high state and local tax rates, and limited municipalities that permit cannabis commercial activities (approximately 70% of municipalities ban cannabis commercial activities). The Company has built its brands on providing trusted, quality cannabis to consumers. Company brands are a good value for cannabis consumers. Product quality, performance, new product innovation and development, packaging, and consumer price/value are important differentiating factors required to win market share, all of which are areas the Company has been focused on leading since inception. California has a diverse cannabis marketplace, with no company inordinately controlling or influencing the market.

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Results of Operations for 2019 and 2020 (Audited)

The following table sets forth selected consolidated financial information derived from our audited consolidated financial statements for the years ended December 31, 2020 and 2019, and the accompanying notes thereto, prepared in accordance with US GAAP. The selected financial information below may not be indicative of KVC’s future performance.

Comparison of the years ended December 31, 2020 and December 31, 2019

The following table summarizes our results of operations for the years ended December 31, 2020 and December 31, 2019.

Kolaboration Ventures Corporation

Income Statement for 2019 and 2020

	For The Years Ended		2020 Incr (Decr) from 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Revenue	$42,905,128	$8,362,603	$34,542,525	413%
Cost of Goods Sold	26,238,892	4,366,931	21,871,961	501%
Cost of Goods Sold - Depreciation	147,050	93,870	53,180	57%
Gross Profit	16,519,186	3,901,802	12,617,384	323%

Operating Expenses:
Sales and Marketing	1,368,972	405,938	963,034	237%
General and Administrative	8,877,948	2,239,926	6,638,022	296%
Depreciation and Amortization	264,262	42,217	222,045	526%
Total Operating Expense	10,511,182	2,688,081	7,823,101	291%
Income from Operations	6,008,004	1,213,721	4,794,283	395%

Other Income (Expense):
Interest Expense	(610,469)	(223,411)	387,058	173%
Other Expense	(181,250)	-	181,250	-
Total Other Expense	(791,719)	(223,411)	568,308	254%

Net Income	$5,216,285	$990,310	4,225,975	427%

Revenue

The year-over-year increase in revenue was driven by the commencement of operations at CCF (dba CoCo Farms) in Antioch on December 24, 2019. Within the first 90 days, the dispensary was collecting $100,000 per day, which is equivalent to $75,000 per day in revenue. As CCF continued to ramp up, more and more of the RVF production moved from 3rd party distributors and dispensaries to CCF. As a result, an increasing share of RVF wholesale revenue became intercompany revenue.

Cost of Goods Sold

Likewise, the year-over-year increase in the cost of goods was driven by the opening and ramp-up of CCF. At the same time, the cost of goods at both RVF and CCF benefitted from the improved pricing received from 3rd party vendors. Buying power and volume produced lower unit costs.

Gross Profit Margin Percent

Gross profit margin percent for the year ended December 31, 2020 was 38.5% compared to 46.7% for 2019. Incentivized pricing to capture more of the market adversely impacted revenue by 10% and caused the decrease in gross margin. These promotions are mostly continuing and are justified by the reliable stream of customers delivered on a daily basis.

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Sales and Marketing

Sales and marketing expenses are primarily comprised of Advertising in the form of billboards and print. The Company has invested significant resources toward generating product awareness and capturing consumer mind share. It is the dominant cannabis presence on East Bay Area billboards. In 2020, the Company launched the quarterly “Rolling Paper”, which was inserted into 250,000 Sunday papers in the Company’s markets.

General and Administrative

The year-over-year increase in G&A expenses is primarily due to the opening of CCF on December 24, 2019. Operating expenses are chiefly comprised of payroll-related expenses, security, and business insurances. These are all very predictable expenses. Rent is not a significant component because both companies own their respective real estate. Administrative staff (accounting and human resources) grew modestly to keep up with the increased transaction volumes.

Interest Expense

The properties owned by both RVF and CCF are mortgaged. The increase from 2019 to 2020 is the result of the acquisition and financing of the CCF property and the use of merchant cash advances to fund project expenditures.

Other Expense

Other Expense in 2020 was chiefly due to a theft of $55,000 from the CCF cash vault and the write-off of $138,000 of merchandise assets. This loss was partially offset by the extinguishment of $27,000 of debt.

Net Income

The year-over-year increase in Net Income is primarily due to the opening of CCF. But cultivation and packaging improvements at RVF also contributed to this improvement.

Liquidity and Capital Resources

Our primary need for liquidity is to fund the growth of the Company. Through 2020, the three principal sources of liquidity have been earnings, investor equity mortgages and merchant cash advances. Our ability to fund our operations and to make planned capital expenditures depends on our future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. Our approach to investor equity is to raise it as we need it. To-date, this has been both affordable and effective.

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Results of Operations for the Nine Months Ended September 30, 2021 (Unaudited)

The following table summarizes our results of operations for the nine months ended September 30, 2021 and September 30, 2020.

Kolaboration Ventures Corporation

Nine Months of 2020 and 2021

	For The Nine Months Ended		2021 Incr (Decr) from 2020
	September 30, 2021	September 30, 2020	$ Change	% Change
Revenue	$38,251,470	$31,115,927	$7,135,543	23%
Cost of Goods Sold	22,906,296	16,650,914	6,255,382	38%
Cost of Goods Sold - Depreciation	122,546	110,288	12,258	-
Gross Profit	15,222,628	14,354,725

Operating Expenses:
Sales and Marketing	1,669,823	1,025,382	644,441	63%
General and Administrative	11,203,936	6,010,353	5,193,583	86%
Depreciation and Amortization	373,109	180,652	192,457	107%
Total Operating Expense	13,246,868	7,216,387	6,030,481	84%
Income from Operations	1,975,760	7,138,338	(5,162,578)	-72%

Other Income (Expense):
Interest Expense	(1,411,828)	(444,607)	967,221	218%
Other Expense	(252,790)	(54,701)	198,089	362%
Total Other Expense	(1,664,618)	(499,308)	1,165,310	233%

Net Income	311,142	6,639,030	(6,327,888)	-95%
Net (Income) Loss Attributable to Noncontrolling Interest	(355,631)	-	355,631	-
Net Loss Attributable to Kolaboration Ventures LLC	$666,773	$6,639,030	(5,972,257)	-90%

Revenue

Calendar (and fiscal) 2021 has been a difficult year for California cannabis. Since January, state-wide sales are down 30% (based on conversations with large distributors). While KVC revenue has increased 23%, revenues from stores that were operating in 2020 are down 20%. Every store mirrors what is happening state-wide. Our objective is to maintain customer traffic to the extent possible. Mostly, this has been successful. Traffic is down about 10% and average order value is down 10%. The combination is a 20% drop in sales.

DRO Legacy Inc. (dba Del Rey Farms) was formed in late 2020 and Emerald Skyway LLC (dba Valley Farms) was acquired in late 2020. Both began to ramp up in 2021. Each dispensary is now producing about $10,000 per day in collections.

Kolaboration Vallejo LLC (dba V-Town Farms) opened on July 30th. This is a mega dispensary with a retail floor of 9,000sf and parking for 250 cars. Based on its location on a heavily-trafficked thoroughfare, the store was expected to ramp up and outperform CoCo Farms. This has not happened. The store is producing $31,000 per day in collections, which is only 20% of Plan and only 30% of CoCo Farms current daily volume.

RVF wholesale sales to 3rd parties has dropped significantly because its production is now mostly allocated to its sister stores CoCo Farms, V-Town Farms, Del Rey Farms and Valley Farms. As a result, a substantial portion of RVF wholesale revenue is now intercompany revenue.

Gross Profit Margin Percent

Gross profit margin percent has deteriorated from 2020. At all stores, promotions are used extensively to maintain customer traffic. At RVF, a mid-year change in cultivation strategy proved to be counter-productive and resulted in a $1 Million loss in cultivation yield. This revealed itself in significantly unfavorable manufacturing variances for a four-month period until the strategy was abandoned and the operation fully recovered. These variances impact Cost of Goods Sold.

Sales and Marketing

The 63% increase from 2020 includes the following: (1) Billboard spending was increased approximately 50% and (2) An increase of spending for the rolling paper of approximately $105,000 and (3) An increase in in-house creative and digital work when work performed by an outside agency was brought in-house to improve the quality and timeliness of deliverables. Three marketing associates were hired.

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General and Administrative

The 86% increase from 2020 includes the following: (1) Human resources added two assistants to manage the increasing number of employees; (2) Accounting staff was increased to manage the additional store transactions and to support the audit and the plan for a public offering; (3) A treasurer was added to manage the increasing number of bank accounts and cash safes; (4) increased project, insurance, security and rent expense associated with the opening of V-Town Farms, Valley Farms and Del Rey Farms

Interest Expense

Interest Expense has increased 218% as a result of a significant reliance on merchant cash advances to fund the V-Town development and start-up.

Other Expense

The increase of $198,089 is primarily due to (1) $75,000 of legacy settlements and penalties associated with the purchase of the operations which became DRO Legacy Inc. and (2) the write-off of $136,000 merchandise assets with offsets of approximately $13,000 of other income.

Net Income

Through September 30, 2021, the Company produced a Net Profit of $666,773. The $5.2 Million of Operating Income produced by Rio Vista Farms and Contra Costa Farms was mostly offset by the following: (1) Increased interest expense of $967,000 (2) Corporate development expense of $940,000 and (3) KVL and KCL project and startup expenses of $2.5 Million. Corporate development expense includes expenses associated with the corporate reorganization, the PCAOB audit and the public offering.

Liquidity and Capital Resources

In September 2019, RVF replaced a $500,000 interest-only construction loan with a $1,000,000 mortgage. The mortgage amortizes monthly and carries a 12.9% rate of interest. In October 2019, CCF purchased its real estate with a $3.2 Million mortgage from the seller. This mortgage also amortizes monthly and carries an 8% rate of interest.

During 2020, $2.3 Million of equity was raised for the development and startup of KVL. Like RVF and CCF, these funds were provided by friends and family. The approach used was the same approach used for RVF (a $940,000 raise) and CCF (a $1.8 Million raise).

2021 has been a difficult year to maintain liquidity. We have stretched payments to most of our suppliers. Subsequent to the nine months ended September 30, 2021, one of the Founders sold a portion of his shares in KVC at a deep discount and loaned the proceeds of $1.4 Million to the Company interest-free and payable when funds become available. $600.000 in additional equity was raised. In total, $6.4 Million in cash advances were taken through November 2021. The outstanding balance at the end of November was $3.3 Million. These advances are described in more detail in the foot-notes to our financial statements.

Management was confident that V-Town would significantly improve liquidity once it opened. This did not happen. To support the expected volume, the Company over-staffed and over-invested in inventory. By the end of September, it was clear that course corrections were required. Excess inventory was moved to other locations to reduce new purchases at those locations. Under-performing staff were released. The security detail was reduced. More recently, additional under-performing staff were released, and staffing has now been right-sized to the current store volume.

At CoCo Farms, staffing was also reduced during the fourth quarter to match current store volume.

More recently, at all stores, pricing of 3rd party products was increased to improve gross margin. Even with these increases, the price/value offered is substantially better than that at competitor stores.

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Transactions Between Related Parties

Notes payable – related parties consisted of the following as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Note Payable to Charles Wesley, interest rate of 0%.	$80,000	$80,000
Note Payable to Andrew Wesley, interest rate of 0%.	77,500	77,500
Note Payable to Martin Wesley, interest rate of 0%.	77,500	77,500
Note Payable to Emory Epperson, interest rate of 20% .	-	10,000
Note Payable to Charles Wesley, interest rate of 0%.	-	47,000
Note Payable to Steven Smith, interest rate of 20%.	-	149,740

Changes in or Adoption of Accounting Practices

Footnote 2 in our consolidated financial statements presents a summary and discussion of the company’s significant accounting policies. During 2020, some new accounting standards were adopted; however, their adoption resulted in no material change to the financial statements.

Critical Accounting Estimates

The preparation of financial statements requires us to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the result of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

We have applied significant estimates and assumptions related to the following:

Impact of COVID-19

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the U.S. Government enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which includes significant provisions to provide relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings and shelter in place orders and the ultimate impact of the CARES Act and other governmental initiatives. Certain accounting judgments and estimates performed by us require consideration of forecasted financial information in the context of the information reasonably available and the unknown future impact of the COVID-19 pandemic could result in a material adverse impact to the consolidated financial statements in future periods.

Business combination

In a business combination, substantially all identifiable assets, liabilities and contingent liabilities acquired are recorded at the date of acquisition at their respective fair values. One of the most significant areas of judgment and estimation relates to the determination of the fair value of these assets and liabilities, including the fair value of contingent consideration, if applicable. If any intangible assets are identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent external valuation expert may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. These valuations are linked closely to the assumptions made by our management regarding the future performance of the assets concerned and any changes in the discount rate applied.

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Inventory

Inventory is valued at the lower of cost and net realizable value. We determine net realizable value which is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. We estimate the net realizable value of inventories, taking into account the most reliable evidence available at each reporting date. The future realization of these inventories may be affected by market-driven changes that may reduce future selling prices. A change to these assumptions could impact our inventory valuation and impact gross profit.

Cultivated, manufactured and packages products are assigned costs based on a Standard Cost Accounting system which contains assumptions about process cycle times, labor content, overhead costs and the like. If the processes over-performs, then the favorability is posted as a favorable manufacturing variance to COGS.on the statement of profit and loss. If under-performed, then an unfavorable variance is posted to COGS.

Revenue Recognition

On January 1, 2020, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method. The adoption did not result in any change to revenue recognition for any of its revenue streams. The Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In order to achieve this core principal, the Company applies a five-step process.

1.	Identification of a contract or contracts with a customer;
2.	Identification of performance obligation(s) in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when, or as, the performance obligation is satisfied.

Contracts with customers are at the point of sale and, while they often include the transfer of multiple products to a customer, they do not require future obligations. The Company generally considers each transaction as a separate performance obligation. Products are generally sold without a right of return, except for the extremely rare instance of a significant product defect identified upon delivery, which is not considered a separate performance obligation.

The Company allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation. The Company uses judgment in determining the SSP for products. The Company typically determines an SSP range for its products which are reassessed on a periodic basis or when facts and circumstances change. For all performance obligations (multiple products), the Company is able to determine SSP based on observable prices of products sold separately in comparable circumstances to similar customers.

In certain instances, the Company may provide incentives and discounts. The discounts are generally applied to promotional products. The discounts are determinable and fixed at the inception of the contract and accounted for as a reduction of the purchase price. Contracts do not include a significant financing component.

The majority of customer contracts, which may be in the form of purchase orders, contracts or purchase agreements, contain performance obligations for delivery of agreed upon products. Typically, when a customer contract contains multiple performance obligations, satisfaction of these obligations occurs simultaneously, at a single point in time (or within the same accounting period). Transfer of control typically occurs at the time of delivery and title and the risks and rewards of ownership have passed to the customer, and the Company has a right to payment. Thus, the Company generally recognizes revenue upon delivery of the product.

All shipping and handling activities are performed before the customers obtain control of products and accounted for as cost of goods sold.

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The Company offers a loyalty reward program to its dispensary customers and these loyalty points redeemed a separate performance obligation. A portion of the revenue generated for sales to customers participating in the loyalty reward program is allocated to the loyalty points earned. For the years ended December 31, 2020 and 2019, the allocation was approximately $1,499,000 and $279,000, respectively. The amount allocated to the points earned is deferred and recognized when the loyalty points are redeemed. As of December 31, 2020 and 2019, the loyalty liability totaled $793,149 and $58,761, respectively, and is included in contract liability on the consolidated balance sheets.

The Company does not have any customer contracts that contain future deliverables that meet the definition of unsatisfied performance obligations in accordance with Topic 606.

Fair value of assets and liabilities

Assets and liabilities are recorded based on the terms of each related transaction. Depreciation of property, plant and equipment and amortization of intangible assets is dependent upon estimates of useful lives based on management’s judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that consider factors such as economic and market conditions and the useful lives of assets.

Goodwill and intangible assets

Goodwill and indefinite life intangible asset impairment testing require us to make estimates in the impairment testing model. On an annual basis, we test whether goodwill and indefinite life intangible assets are impaired. Impairment is influenced by judgment in defining a cash-generating unit (“CGU”) and determining the indicators of impairment, and estimates used to measure impairment losses. The recoverable amount is the greater of value in use or fair value less costs to sell. The recoverable value of goodwill, indefinite and definite long-lived assets is determined using discounted future cash flow models, which incorporate assumptions regarding projected future cash flows and capital investment, growth rates and discount rates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned and wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Financial Instruments and Risk Management

Capital Management

The Company’s objective in managing capital is to ensure a sufficient liquidity position to safeguard the Company’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders. The Company defines capital as net equity and debt, comprised of issued common shares and accumulated deficit, as well as notes payable. The Company seeks to ensure that it has sufficient cash resources to maintain its ongoing operations and finance its corporate and administration expenses, working capital and overall capital expenditures. Since inception, the Company has primarily financed its liquidity needs through continuing equity contributions and short-term cash advances from hard-money lenders. There have been no changes to the Company’s capital management since the prior fiscal year. The Company is not subject to externally imposed capital requirements.

Financial Instruments

The Company initially recognizes cash and cash equivalents, accounts receivable, notes receivable, notes payable and accrued liabilities, on the date they originate. All other financial assets and financial liabilities are initially recognized on the trade date when the Company becomes a party to the contractual provisions of the instrument.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability. The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

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Financial Risk Factors

The Company’s risk exposure and the impact on the Company’s financial instruments are summarized below:

(a)	Credit risk

There are no significant credit risks.

(b)	Liquidity risk

The Company is exposed to liquidity risk or the risk of not meeting its financial obligations as they come due. The Company regularly monitors and manages its cash flows to assess the liquidity necessary to fund operations. For the year ended December 31, 2020, the Company had $10.1 Million in current obligations and $5.0 Million in long term obligations. At September 30, 2021, the Company had $19.0 Million in current obligations and $10.4 Million in long term obligations. Liquidity risk increased significantly during the first nine months of 2021.

(c)	Interest rate risk

There is no significant interest rate risk.

(d)	Regulatory risk

Regulatory risk pertains to the risk that the Company’s business objectives are contingent, in part, upon the compliance with regulatory requirements. Due to the nature of the industry, regulatory requirements can be more stringent than other industries and may also be punitive in nature. Any delays in obtaining, or failure to obtain regulatory approvals can significantly delay operational and product development and can have a material adverse effect on the Company’s business, results of operation, and financial condition. The Company routinely monitors regulatory changes occurring in the cannabis industry at the city, state, and national levels. Although the general regulatory outlook for the cannabis industry has been moving in a positive direction, unforeseen regulatory changes could have a material adverse effect on the business as a whole.

(e)	Asset forfeiture risk

As the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

(f)	Banking risk

Notwithstanding that a majority of states have legalized medical cannabis, and the US Congress’s passage of the SAFE Banking Act, there has been no change in US federal banking laws related to the deposit and holding of funds derived from activities related to the cannabis industry. Given that US federal law provides that the production and possession of cannabis is illegal under the US Federal Controlled Substances Act, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the cannabis industry.

Due to the present state of the laws and regulations governing financial institutions in the US, only a small percentage of banks and credit unions offer financial services to the cannabis industry. Although the Company has a strong relationship with a credit union partner, regulatory restrictions currently prevent the Company from obtaining financing from US federally regulated entities. Additionally, US federal prohibitions on the sale of cannabis may result in cannabis manufacturers and retailers being restricted from accessing the US banking system and they may be unable to deposit funds in federally chartered banking institutions. While the Company does not anticipate material impacts from dealing with banking restrictions directly relating to its business, additional banking restrictions could nevertheless be imposed that would result in existing deposit accounts being closed and/or the inability to make further bank deposits. The inability to open bank accounts would make it more difficult for the Company to operate and would substantially increase operating costs and risk.

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(a)	Tax risk

Tax risk is the risk of changes in the tax environment that would have a material adverse effect on the Company’s business, results of operations, and financial condition. Currently, state licensed cannabis businesses are assessed a comparatively high effective federal tax rate due to section 280E which bars businesses from deducting all expenses except their cost of goods sold when calculating federal tax liability. Any increase in tax levies resulting from additional tax measures may have a further adverse effect on the operations of the Company, while any decrease in such tax levies will be beneficial to future operations. Through 2020 and the first nine months through September 30, 2021, the Company was an LLC; so, any tax exposure would be assessed to the owners only.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets out, for each of the directors, executive officers and significant employees of the Corporation, the person’s name, state and country of residence, position with the Corporation, principal occupation and, if a director, the date on which the person became a director. Our directors are expected to hold office until the next annual general meeting of shareholders. Directors are elected annually and, unless re-elected, retire from office at the end of the next annual general meeting of shareholders. As a group, the directors and executive officers beneficially own, or control or direct, directly or indirectly, a total of 238,347,100 Common Shares and 30,000 Series A Preferred Shares. See “Principal Shareholders” for additional details regarding specific share ownership. Charles Wesley is the father of Martin and Andrew Wesley.

Name	Position	Age	Term of Office
Martin Wesley	President, Director	49	2017 - present
Charles Wesley	Chief Financial Officer,	71
	Chairman of the Board, Director		2017 – present
Andrew Wesley	Vice President, Director	44	2017 – present

Directors and Executive Officers

The following are brief profiles of our executive officers and directors, including a description of each individual’s principal occupation within the past five (5) years. See also “Directors and Officers – Conflicts of Interest”.

Charles Wesley, Chief Financial Officer, Director and Chairman

Charles Wesley is a founder of KVC, Chairman and Director on our Board of Directors and our Chief Financial Officer. With his two sons, Andrew and Martin Wesley, Charles founded and grew KVC from a development-stage cannabis company in 2017 to its present operations which generate approximately $68 million in annual revenue (based on unaudited 2021 performance) and has approximately 170 employees. Charles has primary responsibility for project and financial management, capital investment, treasury and controllership at KVC. Charles is a multi-disciplinary professional with demonstrated experience in leading and effecting change under adverse circumstances with a cadence of urgency.

Prior to his involvement in KVC, Charles held the position of Managing Principal at Mission-Critical Leadership from 2008 to 2017. From 2004 to 2008, Charles served as Vice President Technology & Consulting at BlackFoot/MediaBank. He has also served as Senior Practice Director at Oracle Corporation and Director, Oracle National Practice at Cap Gemini. Charles holds a MBA in Finance from Michigan State University and is a CPA (inactive license).

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Martin Wesley, President and Director

Martin Wesley is a founder of KVC, our President and a director on our Board of Directors. Together with his father, Charles Wesley and his brother, Andrew Wesley, Martin has helped develop and grow KVC to its current operations which generate approximately $68 million in revenue (based on unaudited 2021 performance) and has approximately 170 employees. Martin is primarily responsible for strategic growth projects, capital investment and acquisitions. Prior to his involvement in KVC in 2017, Martin was the co-founder of AddRelevancy where he and his brother, Andrew, built a PLA solution for the open web that enabled advertisers to target their product feeds to the broader web of content. Martin has over 18 years of experience in digital marketing.

Andrew Wesley, Vice President of Partner Development and Director

Andrew Wesley is a founder of KVC, our Vice President of Partner Development and a director on our Board of Directors. Together with his father, Charles Wesley and his brother, Martin Wesley, Andrew has helped develop and grow KVC to its current operations which generate approximately $68 million in revenue (based on unaudited 2021 performance) and has approximately 170 employees. Andrew is primarily responsible for supply chain development and wholesale channel development. Prior to his involvement in KVC in 2017, Andrew was the co-founder of AddRelevancy where he and his brother, Martin, built a PLA solution for the open web that enabled advertisers to target their product feeds to the broader web of content. Andrew has held director of sales positions at Boost Media, Inc. and 8thBridge, Inc.

Andrew has 16 plus years of experience building recurring revenue streams for SaaS platforms across the disciplines of Ad Serving, Paid Search, Analytics, Data Modeling, as well as Social Commerce and Social Marketing Platforms.

Corporate Cease Trade Orders, Bankruptcies, Penalties and Sanctions

No director or executive officer of the Corporation is, as at the date of this Offering Circular, or was, within ten (10) years before the date of this Offering Circular, a director, chief executive officer or chief financial officer of any Corporation (including the Corporation), that was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant Corporation access to any exemption under securities legislation that was in effect for a period of more than thirty (30) consecutive days:

(1)	that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or

(2)

that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

No director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

(1)

is, as at the date of the Offering Circular, or has been within the five (5) years before the date of the Offering Circular, a director or executive officer of any Corporation (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, state the fact; or

(2)

has, within the five (5) years before the date of the Offering Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director,

executive officer or shareholder.

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No director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors and Executive Officers

We do not pay any compensation to our directors. The following table provides information regarding compensation earned by our President and our two most highly compensated executive officers other than our President who served during 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option awards ($)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)

Martin Wesley	2020	200,000	—					200,000
President	2019	200,000	—		—			200,000

Charles Wesley	2020	150,000		___				150,000
Chief Financial Officer	2019	150,000	—		—	—	—	150,000

Andrew Wesley	2020	200,000						200,000
Vice President, Partner Development	2019	200,000	—		—			200,000

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2021

As of December 31, 2021, no stock-based compensation awards to any of our named executive officers were outstanding.

Employment Agreements

We do not have any employment agreements with any of our named executive officers.

Equity Compensation Plans

On September 29, 2021, the Corporation’s shareholders and Board of Directors adopted an equity compensation plan titled the 2021 Incentive Stock Plan (the “Stock Option Plan”). The Stock Option Plan is administered by the board of directors, or if appointed, by a special committee of directors appointed from time to time by the board of directors. The aggregate number of Common Shares which may be reserved for issue under the Stock Option Plan is currently set at 5,400,000 (adjusted to 108,000,000 for forward stock split) and shall not exceed 10% of the issued and outstanding number of Common Shares on an “as converted” basis. The number of Common Shares subject to an option to a participant shall be determined by the board of directors, but no participant shall be granted an option which exceeds the maximum number of shares permitted by any stock exchange on which the Common Shares are then listed, or other regulatory body having jurisdiction. The exercise price of the Common Shares covered by each option shall be determined by the board of directors, provided however, that the exercise price shall not be less than the price permitted by any stock exchange on which the Common Shares are then listed, or other regulatory body having jurisdiction. The maximum length of any option shall be 10 years from the date the option is granted. The Stock Option Plan includes a provision that should an option expiration date fall within a blackout period or immediately following a blackout period, the expiration date will automatically be extended for 10 business days following the end of the blackout period. Under certain, limited circumstances, the board of directors has the absolute discretion to amend or terminate the Stock Option Plan. As of the date of this Offering Circular, the Board of Directors has not granted any options under the Stock Option Plan.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 21, 2022 by (1) each stockholder who is known by us to beneficially own more than 10% of our Common Shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Title of Class:	Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned (4)	Percent (5)
Common Shares
	Charles M. Wesley Revocable Trust dated January 24, 2019(1)	77,999,020	19.14%
	Martin C. Wesley Revocable Trust dated June 30, 2021(2)	81,809,860	20.08%
	Andrew Wesley(3)	78,538,220	19.27%

	All executive officers and directors as a group (3 persons)	238,347,100	58.49%

Series A Preferred Shares	Named Executive Officers and Directors(3)	Number of Series A Preferred Shares Beneficially Owned(4)	Percent(6)
	Charles Wesley	10,000	33.33%
	Martin Wesley	10,000	33.33%
	Andrew Wesley	10,000	33.33%

	All executive officers and directors as a group (3 persons)	30,000	100%

(1)	Charles Wesley has sole voting and investment power with respect to all Common Shares owned by the Charles M. Wesley Revocable Trust dated January 24, 2019.
(2)	Martin Wesley has sole voting and investment power with respect to all Common Shares owned by the Martin C. Wesley Revocable Trust dated June 30, 2021.

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(3)	The persons named in this table have sole voting and investment power with respect to all Common or Series A Preferred Shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The business address for each of the Named Executive Officers and Directors is 183 Main Street, Rio Vista, CA 94571.
(4)	Under SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or the settlement of other equity awards.
(5)	Calculated on the basis of 407,494,700 Common Shares outstanding as of January 21, 2022, plus any additional Common Shares that a stockholder has the right to acquire within 60 days after January 21, 2022.
(6)	Calculated on the basis of 30,000 total Series A Preferred Shares outstanding as of January 21, 2022, plus any additional Series A Preferred Shares that a stockholder has the right to acquired within 60 days after January 21, 2022.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled Executive Compensation of Directors and Officers in this Offering Circular, the Corporation had the following transactions with “Related Persons,” as that term is defined in item 404 of Regulation S-K, which includes, but is not limited to:

●	any of our directors, officers or promoters;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding Common Shares or Series A Preferred Shares; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Related Party Transactions

Related party transactions are conducted on the terms and conditions agreed to by the related parties. It is the Corporation’s policy to conduct all transactions and settle all balances with related parties on market terms and conditions.

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Promissory Notes with Our Founders

In October 2021, Charles Wesley sold 120,000 Common Shares (2,400,000 Shares adjusted for subsequent 20:1 forward stock split) at a discount of fifty percent (50%) to the current offering price for total proceeds of $1,378,500 and loaned the amount of $1,378,750 to the Corporation under a Promissory Note dated October 20, 2021. Under the terms of the Promissory Note the loan bears 0% interest and is payable at the discretion of the Corporation. As of September 30, 2021, the balance on the outstanding loan is $1,378,750.

As of December 31, 2020, we had the following promissory notes outstanding with our Founders: a Promissory Note bearing 0% interest between Charles Wesley and the Corporation in the amount of $80,000; a Promissory Note bearing 0% interest between Andrew Wesley and the Corporation in the amount of $77,500; and a Promissory Note bearing 0% interest between Martin Wesley and the Corporation in the amount of $77,500. These three Promissory Notes were paid in full by the Corporation in June of 2021 and there is no outstanding balance on any of these Promissory Notes.

72

Founders’ Equity Holdings in Companies Prior to Roll-up Transaction

Our Founders (Charles Wesley, Martin Wesley and Andrew Wesley) held equity ownership in the various companies that comprised the Roll-up Transaction. For further details of this transaction, refer to page 42.

Prior to the Roll-up Transaction, Charles Wesley held a 26.47% interest in Contra Costa Farms, LLC; a 26.22% interest in Kolaboration Concord, LLC; a 23.41% interest in Kolaboration Vallejo, LLC; a 26.49% interest in Kola Center Management, LLC; and a 20.7% interest in Rio Vista Farms, LLC. Immediately after the Roll-up Transaction, Charles Wesley owned a total of 24.80% of our outstanding Common Shares. For details on his current ownership refer to Security Ownership of Management and Certain Securityholders on page 64.

Prior to the Roll-up Transaction, Martin Wesley held a 26.19% interest in Contra Costa Farms, LLC; a 25.93% in Kolaboration Concord, LLC; a 23.15% interest in Kolaboration Vallejo, LLC; a 26.19% interest in Kola Center Management, LLC; and a 16.80% interest in Rio Vista Farms, LLC. Immediately after the Roll-up Transaction, Martin Wesley owned a total of 24.0%. of our outstanding Common Shares. For details on his current ownership refer to Security Ownership of Management and Certain Securityholders on page 64.

Prior to the Roll-up Transaction, Andrew Wesley held a 24.96% interest in Contra Costa Farms, LLC; a 24.71% interest in Kolaboration Concord, LLC; a 22.06% interest in Kolaboration Vallejo, LLC; a 24.96% interest in Kola Center Management, LLC; and a 17% interest in Rio Vista Farms, LLC. Immediately after the Roll-up Transaction, Andrew Wesley owned a total of 23.0%of our outstanding Common Shares. For further details on his current ownership refer to Security Ownership of Management and Certain Securityholders on page 64.

Conflicts of Interest

Conflicts of interest may arise as a result of the directors, officers and promoters of the Corporation also holding positions as directors or officers of other companies. Such persons also invest and may invest in businesses, including in the cannabis sector that compete directly or indirectly with the Corporation or act as customers or suppliers of the Corporation. Some of the individuals that are directors and officers of the Corporation have been and will continue to be engaged in the identification and evaluation of assets, businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers of the Corporation will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies provided under applicable laws.

To the best of the Corporation’s knowledge, there are no known existing or potential material conflicts of interest among the Corporation or a subsidiary of the Corporation and a director or officer of the Corporation or a subsidiary of the Corporation as a result of their outside business interests except that: (i) certain of the Corporation’s or its subsidiaries’ directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Corporation and their duties as a director or officer of such other companies, and (ii) certain of the Corporation’s or its subsidiaries’ directors and officers have portfolio investments consisting of minority stakes in businesses that may compete directly or indirectly with the Corporation or act as a customer of, or supplier to, the Corporation.

73

SECURITIES BEING OFFERED

Trading History

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.

Common Shares

Our authorized capital stock consists of One Billion (1,000,000,000) shares of Common Stock, with par value of $0.0001 per share. As of January 21, 2011, there were 407,494,700 Common Shares issued and outstanding. Our Common Shares are held by seventy-nine (79) stockholders of record, however, the Common Shares to be issued upon the closing of the Pacific Reserve merger are all currently reported as one shareholder group pending closing of the transaction. For further details, refer to “Pacific Reserve Acquisition” on page 48. On January 4, 2022, our board of directors and majority shareholders approved amended and restated articles of incorporation for the purposes of effectuating a 20:1 forward stock split of the Corporation’s common stock and amendment of certain voting rights of the Common Shares and Preferred Shares as described below.

The holders of Common and Preferred Shares (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common or preferred stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Common Shares are entitled to one non-cumulative vote per share only for the election of two (2) directors to the Board of Directors. The holders of Common Shares are not entitled to vote on any other matters on which stockholders may vote. When voting for election of two (2) directors to the Board of Directors, the Common Shares vote as a single class

Preferred Stock

Our authorized capital stock consists of 10,000,000 Series A Preferred Shares with par value of $0.0001 per share. As of January 21, 2022 there were 30,000 Series A Preferred Shares issued and outstanding, all of which are owned by our Founders and Directors, Charles, Martin and Andrew Wesley. Our Series A Preferred Shares are entitled to one non-cumulative vote per share on all matters on which stockholders may vote and have exclusive voting power to elect all directors to our Board of Directors except for the two (2) directors which may be elected by the holders of Common Shares.

Restricted Stock Awards

As of December 31, 2021, we had made restricted stock awards to a total of six (6) employees in the aggregate amount of 383,960 (7,679,200 adjusted for 20:1 forward stock split) shares of Common Stock. The shares vest at a rate of 1/12 per year over a three-year period or upon a change in control of the Corporation as described in the Stock Option Plan. These stock grants were originally issued as restricted membership units in our subsidiary, Contra Costa Farms, LLC and were re-issued under the KVC Stock Option Plan effective as of October 1, 2021 as part of the Roll-up Transaction. In the Roll-up Transaction, these restricted membership units were converted to KVC Common Shares and issued as of October 1, 2021 under the KVC Stock Option Plan. As of January 21, 2022, 2,268,000 of the Common Shares are vested and 5,411,200 Common Shares are unvested.

See “Prior Sales” on page 68 below.

Share Purchase Warrants

Prior to this offering, we have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

There are no outstanding stock options granted under the Stock Option Plan. See Equity Compensation Plan on page 63 above.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into Common Shares or any rights convertible or exchangeable into Common Shares.

74

Voting Rights

Except for two (2) directors, all directors of the Corporation are elected at the annual meeting of stockholders by a plurality of the votes cast at the election by the holders of the Series A Preferred Shares. Series A Preferred Shares have one vote per share for all matters entitled to be voted on pursuant to Wyoming law, the Corporation’s amended and restated articles of incorporation and its bylaws. Holders of Common Shares are entitled to vote to elect two (2) directors to our Board of Directors. Apart from the right to elect two (2) directors, holders of Common Shares do not have any voting rights. After this offering is complete and presuming all the 20,000,000 Common Shares are sold, the present stockholders will own 95.32% of its outstanding shares and the purchasers in this offering will own, in the aggregate, 4.68%of its outstanding shares. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this Offering Circular, the Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Corporation, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Corporation’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Weintraub Law Group, P.C. of San Diego, California.

EXPERTS

The financial statements of the Corporation appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Armanino, LLP an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

PRIOR SALES

The following table summarizes details of the securities issued by the Corporation during the twelve (12) month period prior to the date of this Offering Circular.

Date of Issuance	Description of Transaction	Price/Exercise Price	Number of Common Shares(1)

10/01/2021	Restricted Stock Awards(2)	n/a	7,679,200

10/01/2021	Issued to members of RVF, CCF, KVL and KCL	n/a
			339,292,240
1/04/22	Issuable to Pacific Reserve shareholders(4)	$1.25	61,280,000

(1)	Adjusted for the 20:1 forward stock split of the Common Shares
(2)	For details on Restricted Stock Awards, refer to “Restricted Stock Awards” on page 67.
(3)	Issued as part of the Roll-up Transaction, for details refer to “Description of the Roll-up Transaction” on page 42. The original issuance was 16,964,612; the aggregate of 339,292,240 is adjusted for the subsequent 20:1 forward stock split of the Common Shares.
(4)	Shares Issuable in the Pacific Reserve Merger transaction. See “Pacific Reserve Acquisition” on page 48 for further details. The total of 61,280,000 has been adjusted for the subsequent 20:1 forward stock split of the Common Shares.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our bylaws, subject to the provisions of Wyoming law, contain provisions which allow the Corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DISQUALIFYING EVENTS DISCLOSURE

Regulation A prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Corporation is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Corporation. The Corporation believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Corporation is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Corporation has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Corporation may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Corporation’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold to a person who is not an accredited investor only if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Corporation is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the subscription agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions.

The Corporation is entitled to rely upon the accuracy of your representations. The Corporation may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Corporation, but the Corporation may reject a subscription from you or any person who fails to supply such information.

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77

Kolaboration Ventures, LLC and Subsidiaries

Unaudited Consolidated Financial Statements

As Of September 30, 2021 and December 31, 2020

And For The Three And Nine Months Ended September 30, 2021 and 2020

F-1

KOLABORATION VENTURES, llc and subsidiaries

INDEX TO UNAUDITED consolidated FINANCIAL STATEMENTS

F-2

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	175,448	458,550
Accounts receivable	141,086	305,351
Inventory	11,588,585	7,188,969
Prepaids and other current assets	1,416,066	969,556
	13,321,185	8,922,426

Property, plant and equipment, net	12,325,841	11,848,333
Intangible assets	6,500,000	-
Goodwill	2,628,853	2,628,853
Other assets	9,268	-
Total assets	$34,785,147	$23,399,612

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Cash overdraft	$184,806	$83,976
Accounts payable	10,061,378	4,662,146
Accrued and other current liabilities	4,847,729	2,056,053
Contract liability	1,063,023	793,149
Current portion of notes payable - related parties	15,000	235,000
Current portion of notes payable	2,804,959	2,278,575
	18,976,895	10,108,899

Notes payable, net of current portion	10,200,627	4,872,737
Other long-term liabilities	178,000	135,500
Total liabilities	29,355,522	15,117,136

Commitment and contingencies (Note 11)

Members’ equity
Members’ capital	(282,530)	2,881,463
Retained earnings	5,494,118	4,827,345
Noncontrolling interest	218,037	573,668
Total members’ equity	5,429,625	8,282,476
Total liabilities and members’ equity	$34,785,147	$23,399,612

See the accompanying notes to these unaudited consolidated financial statements.

F-3

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(unaudited)		(unaudited)
Revenue	$12,397,238	$13,090,454	$38,251,470	$31,115,927
Cost of goods sold	8,603,427	7,446,433	22,906,296	16,650,914
Cost of goods sold - depreciation	40,849	36,763	122,546	110,288
Gross profit (loss)	3,752,962	5,607,258	15,222,628	14,354,725

Sales and marketing	567,584	375,242	1,669,823	1,025,382
General and administration	4,143,543	2,458,368	11,203,936	6,010,353
Depreciation and amortization	168,633	58,553	373,109	180,652
Total operating expenses	4,879,760	2,892,163	13,246,868	7,216,387
Income from operations	(1,126,798)	2,715,095	1,975,760	7,138,338

Other income (expenses):
Interest expense	(637,831)	(98,954)	(1,411,828)	(444,607)
Other expense	(234,218)	(54,701)	(252,790)	(54,701)
Total other expenses	(872,049)	(153,655)	(1,664,618)	(499,308)

Net income (loss)	(1,998,847)	2,561,440	311,142	6,639,030
Net income (loss) attributable to noncontrolling interest	(39,177)	-	(355,631)	-
Net income (loss) attributable to Kolaboration Ventures, LLC.	$(1,959,670)	$2,561,440	$666,773	$6,639,030

See the accompanying notes to these unaudited consolidated financial statements.

F-4

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members’ Capital	Retained Earnings (Deficit)	Noncontrolling Interest	Total
Balance at December 31, 2019	$2,432,388	$(400,864)	$-	$2,031,524

Capital contributions	78,000	-	-	78,000
Members distributions	(200,000)	-	-	(200,000)
Net income	-	4,077,590	-	4,077,590
Balance at June 30, 2020 (unaudited)	2,310,388	3,676,726	-	5,987,114

Capital contributions	610,000	-	-	610,000
Members distributions	(1,073,745)	-	-	(1,073,745)
Net income	-	2,561,440	-	2,561,440
Balance at September 30, 2020 (unaudited)	$1,846,643	$6,238,166	$-	$8,084,809

	Members’ Capital	Retained Earnings (Deficit)	Noncontrolling Interest	Total
Balance at December 31, 2020	$2,881,463	$4,827,345	$573,668	8,282,476

Capital contributions	600,000	-	-	600,000
Members distributions	(3,011,993)	-	-	(3,011,993)
Net income (loss)	-	2,626,443	(316,454)	2,309,989
Balance at June 30, 2021 (unaudited)	469,470	7,453,788	257,214	8,180,472

Members distributions	(752,000)	-	-	(752,000)
Net income (loss)	-	(1,959,670)	(39,177)	(1,998,847)
Balance at September 30, 2021 (unaudited)	$(282,530)	$5,494,118	$218,037	$5,429,625

See the accompanying notes to these unaudited consolidated financial statements.

F-5

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30, 2021	September 30, 2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to Kolaboration Ventures, LLC.	666,773	6,639,030
Net income (loss) attributable to noncontrolling interest	(355,631)	-
Depreciation expense	495,655	290,940
Amortization of debt discount and issuance costs	883,586	-
Change in non-cash working capital:
Accounts receivable	164,265	13,722
Inventory	(4,399,616)	(3,499,684)
Prepaids and other current assets	(446,510)	(592,560)
Other assets	(9,268)	-
Accounts payable	5,536,313	(1,111,209)
Accrued and other current liabilities	2,791,676	359,156
Contract liability	269,874	-
Other liabilities	42,500	-
Net cash provided by operating activities	5,639,617	2,099,395
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of intangible assets	(1,000,000)	-
Purchases of property, plant and equipment (note 6)	(973,163)	(795,122)
Net cash used in investing activities	(1,973,163)	(795,122)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of membership interests	600,000	688,000
Member distributions	(3,763,993)	(1,273,745)
Proceeds from issuance of note payable	3,518,267	200,000
Proceeds from issuance of note payable - related parties	15,000	-
Repayment of notes payable	(4,184,660)	(735,334)
Repayment of notes payable - related parties	(235,000)	(84,321)
Change in cash overdraft	100,830	7,265
Net cash used in financing activities	(3,949,556)	(1,198,135)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(283,102)	106,138
Cash and cash equivalents, beginning of the period	458,550	8,754
Cash and cash equivalents, end of the period	$175,448	$114,892

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$1,411,828	$444,607
Cash paid for income taxes	$-	$-

NON-CASH ACTIVITIES
Accounts payable converted to notes payable	$137,081	$-
Intangible asset financed by notes payable	$5,500,000	-

See the accompanying notes to these unaudited consolidated financial statements.

F-6

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Description of Business Nature of Operations:

Headquartered in Rio Vista, California, Kolaboration Ventures, LLC (“KV” or the “Company”) was formed under the laws of California in May 2020, and is a diversified cannabis company specializing in cultivation, non-volatile manufacturing, retail, brand development, and distribution. KV and its subsidiaries are working to expand in California through both organic growth and acquisitions while building a respected portfolio of top shelf brands. Wholly owned, licensed, and/or distributed brands within KVL’s portfolio include: Farms Brand, Fat Boys Farms, Ole 4 Fingers, Atoms Infused Flower, Rio Vista Farms and CoCo Farms.

Rio Vista Farms, LLC (“RVF”) was created in July 2017, to engage in cannabis agriculture and related activities. Contra Costa Farms, LLC (“CCF”) was created in October 2018 to engage in cannabis agriculture and related activities. Both RVF and CCF operate retail dispensaries fully licensed with the State of California. In December 2020, the Company acquired a 50% interest in two failing dispensaries: one in Del Rey Oaks, California and one in Salinas, California, operating as Emerald Skyways LLC (“Emerald”). The Company reorganized Emerald as DRO Legacy, Inc. (“DRO”). In October 2020, CCF with 2 other parties created Portola Drive LLC, (“PD”) which CCF owns 50% of Portola. Portola acquired the real property in which the Del Rey Oaks dispensary operates. In July 2020, the Company formed Kolaboration Vallejo, LLC (“KVL”), in December 2020, the Company formed Kola Center Management, LLC (“KCM”) as a wholly owned subsidiary of CCF. KVL, KCM, DRO and PD were all formed to house various operations of the Company within California.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the accounting policies set out below have been applied consistently to all years presented. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned and wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Non-controlling Interest

Non-controlling interest represents the proportionate ownership of DRO Legacy and Portola Drive held by minority members and reflects their capital investments as well as their proportionate interest in subsidiary losses and other changes in members’ equity, including translation adjustments.

Reclassifications

Certain balances have been reclassified in the accompanying consolidated financial statements to conform to the current year presentation. These reclassifications had no effect on the prior year’s net income or total members equity.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at invoice amounts, net of allowances for doubtful accounts. The Company evaluates the collectability of accounts receivable based on known collection risks and historical experience. The Company incurred bad debt expense of $11,602 and $10,602 for the three and nine months ended September 30, 2021 and $0 and $18,557 for the three and nine months ended September 30, 2020, respectively. As of September 30, 2021 and December 31, 2020, the Company had no allowance for doubtful accounts.

F-7

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventory

The net realizable value of inventory represents the estimated selling price for inventory in the ordinary course of business, less estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, direct and indirect labor, and overhead used in the growing and production processes. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold. For the three and nine months ended September 30, 2021 and 2020, the Company has not recorded a write-down of inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization, if any. Depreciation related to assets used in production is recorded in cost of goods sold. Depreciation related to non-production assets is recorded through operating expenses. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term. Depreciation and amortization is calculated on a straight-line basis over the expected useful life of the asset as follows:

Buildings and improvements	5 to 29 years
Machinery and equipment	5 to 7 years
Vehicles	3 to 5 years

Leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the terms of the related leases. During the three and nine months ended September 30, 2021, maintenance and repair costs of $124,856 and $417,932, respectively, and for the three and nine months ended September 30, 2020, maintenance and repair costs of $98,224 and $257,934, respectively, were expensed as general and administration expenses.

Goodwill and Intangibles Assets

Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the date of acquisition. Intangible assets represent the cost of the specific asset acquired. The Company evaluates its goodwill for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of FASB ASC 350, Goodwill and Other Intangible Assets. The Company determined that no impairment exists with respect to its goodwill and intangible assets as of September 30, 2021.

Revenue Recognition

On January 1, 2020, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method. The adoption did not result in any change to revenue recognition for any of its revenue streams. The Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In order to achieve this core principle, the Company applies a five-step process.

1.	Identification of a contract or contracts with a customer;
2.	Identification of performance obligation(s) in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when, or as, the performance obligation is satisfied.

F-8

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contracts with customers are at the point of sale and, while they often include the transfer of multiple products to a customer, they do not require future obligations. The Company generally considers each transaction as a separate performance obligation. Products are generally sold without a right of return, except for the extremely rare instance of a significant product defect identified upon delivery, which is not considered a separate performance obligation.

The Company allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation. The Company uses judgment in determining the SSP for products. The Company typically determines an SSP range for its products which are reassessed on a periodic basis or when facts and circumstances change. For all performance obligations (multiple products), the Company is able to determine SSP based on the observable prices of products sold separately in comparable circumstances to similar customers.

In certain instances, the Company may provide incentives and discounts. The discounts are generally applied to promotional products. The discounts are determinable and fixed at the inception of the contract and accounted for as a reduction of the purchase price. Contracts do not include a significant financing component.

The majority of customer contracts, which may be in the form of purchase orders, contracts or purchase agreements, contain performance obligations for delivery of agreed upon products. Typically, when a customer contract contains multiple performance obligations, satisfaction of these obligations occurs simultaneously, at a single point in time (or within the same accounting period). Transfer of control typically occurs at the time of delivery and title and the risks and rewards of ownership have passed to the customer, and the Company has a right to payment. Thus, the Company generally recognizes revenue upon delivery of the product.

All shipping and handling activities are performed before the customers obtain control of products and accounted for as cost of goods sold.

The Company offers a loyalty reward program to its dispensary customers and is deemed a separate performance obligation. A portion of the revenue generated in a sale is allocated to the loyalty points earned. For the years ended December 31, 2020 and 2019, the allocation was approximately $1,499,000 and $279,000, respectively. The amount allocated to the points earned is deferred until the loyalty points are redeemed. As of December 31, 2020 and 2019, the loyalty liability totaled $793,149 and $58,761, respectively, and is included in contract liability on the consolidated balance sheets.

The Company does not have any customer contracts that contain future deliverables that meet the definition of unsatisfied performance obligations in accordance with Topic 606.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”). ASC 842 requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASC 842, a lessee is required to recognize assets and liabilities for leases with terms of more than 12 months. Lessor accounting remains substantially similar to current U.S. GAAP. In addition, disclosures of leasing activities are to be expanded to include qualitative along with specific quantitative information. ASC 842 also provides a package of transition practical expedients that allow an entity to not reassess (1) whether any expired or existing contracts contain a lease, (2) the lease classification of any expired or existing lease, and (3) initial direct costs for any existing lease. The Company is evaluating the impact of this standard on the financial statements. The required adoption date of this standard is January 1, 2022 for emerging growth companies.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require the Company to use forward-looking information to better formulate its credit loss estimates. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, and early adoption is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

F-9

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3: Concentration of Credit Risk

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash primarily in U.S. bank accounts, which at times may exceed federally insured limits. As of September 30, 2021 and December 31, 2020, the Company had no uninsured cash and cash equivalents.

The Company’s business activities and accounts receivable are with customers in the cannabis industry located in California. For the three and nine months ended September 30, 2021 and 2020, the Company had no customers that exceeded 10% of revenue each year.

As of September 30, 2021, the Company had four customers exceeding 10% of the accounts receivable balance, while as of December 31, 2020 the Company had two customers that exceeded 10% of the accounts receivable balance. The balance for these customers as of September 30, 2021 and December 31, 2020 was $106,758 and $153,472, respectively.

Note 4: Business Combination

On December 20, 2020, the Company completed the acquisition of Emerald Skyway, LLC to expand the Company’s retail cannabis footprint in California. The fair value of the consideration transferred was $1.3 million. No transaction related expenses were recognized in connection with the business combination.

The following table summarizes the amounts of the identifiable assets acquired and liabilities assumed at the acquisition date.

Cash and cash equivalents	$46,989
Accounts receivable - related parties	1,423
Prepaid and other current assets	27,349
Accounts payable	(492,524)
Accounts payable - related parties	(563,292)
Accrued and other current liabilities	(307,816)
Contract liability	(24,895)
Net Identifiable Liabilities Acquired	(1,312,766)
Goodwill	2,628,853
Total Net Assets Acquired	$1,316,087

Note 5: Inventory

Inventory consists of raw materials, work in process and finished goods. Finished goods consist of distillates and crude oil extracted from cannabis plant material as well as cannabis flower held for resale, and raw materials consist of the harvested cannabis plant material.

As of September 30, 2021 and December 31, 2020, inventory consisted of the following:

	As of
	September 30, 2021	December 31, 2020
Raw materials	$742,239	$546,819
Work in process	1,739,992	2,012,637
Finished goods	9,106,354	4,629,513
Total inventory	$11,588,585	$7,188,969

F-10

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6: Prepaids and other current assets

As of September 30, 2021 and December 31, 2020, prepaids and other current assets consisted of the following:

	As of
	September 30, 2021	December 31, 2020
Prepaid expenses	$1,088,853	$682,440
Other receivables	272,408	279,016
Deposits	54,805	8,100
Total prepaid	$1,416,066	$969,556

Note 7: Property, Plant and Equipment, Net

As of September 30, 2021 and December 31, 2020, property, plant and equipment, net consisted of the following:

	As of
	September 30, 2021	December 31, 2020
Buildings and improvements	$12,028,708	$10,649,880
Machinery and equipment	812,801	739,534
Vehicles	75,211	46,684
Total property, plant and equipment	12,916,720	11,436,098
Less: accumulated depreciation	(1,091,718)	(596,063)
Construction in progress	500,839	1,008,298
Total property, plant and equipment, net	$12,325,841	$11,848,333

For the three and nine months ended September 30, 2021, depreciation expense was $209,482 and $495,655, respectively. For the three and nine months ended September 30, 2020, depreciation expense was $95,316 and $290,940, respectively.

Note 8: Intangible Assets

In July 2021, the Company acquired from HTP Group Inc. a specific cannabis use license for $6.5 million with consideration consisting of $1 million in cash and $5.5 million payable over 18 months from the date of closing. The acquisition enables the Company to expand our geographic coverage into another large market, expand brand awareness, and further improve buying power. The costs were capitalized as Intangible Assets, net and are being amortized over a ten-year period beginning October 2021.

F-11

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9: Notes Payable

Notes payable consisted of the following at September 30, 2021 and December 31, 2020:

	As of
	September 30, 2021	December 31, 2020

Brann Mortgage to a financing company, interest rate of 12.9%, monthly interest and principal payments of $10,983 through October 2034, secured by building.	$993,934	$996,487

Wilbur Mortgage to a financing company, interest rate of 8%, monthly interest and principal payments of $56,106 through October 2034, secured by building.	2,338,739	2,691,509

Portola Mortgage - 1st Position to a third party, interest rate of 9.65%, monthly interest payments of $9,247 through June 2022 and principal payment of $1,150,000 due June 2022, secured by property.	1,150,000	1,150,000

Portola Mortgage - 2nd Position to a third party, interest rate of 15%, monthly interest payments of $4,187 through June 2022, secured by property.	335,000	335,000

Portola Mortgage - 3rd Position to a third party, interest rate of 14%, monthly interest payments of $5,250 through June 2022, secured by property.	450,000	450,000

Portola Mortgage - 4th Position to a third party, interest rate of 0%, annual principal payments of $600,000, secured by property.	-	600,000

Libertas - Note Payable to a financing company, interest rate of 32%, monthly interest payments of $28,551 through September 2021, secured by property.	-	1,008,480

Gomes - Note Payable to a third party, interest rate of 18% through April 2020 and 10% through 2021, annual principal payments of $50,000 and monthly interest payments of $3,013 through 2019, $2,263 through 2020, monthly interest and principal payments of $8,791 through May 2021, unsecured.	-	25,941

Next Wave - Note Payable to a third party, interest rate of 11.25%, monthly interest and principal payment of $6,777 through December 2021, secured by premiums.	18,158	84,567

Portola Parking Lot - Note Payable to a third party, interest rate of 10%, monthly interest payments of $600 through October 2021, annual principal payments of $75,000, secured by land.	75,000	75,000

Toyota - Note Payable to a financing company, interest rate of 8.732%, monthly interest and principal payments of $597 through August 2024, secured by equipment.	19,869	24,336

Libertas - Note Payable to a financing company, interest rate of 20%, monthly payments of $58,667 through November 2021, secured by property.	73,992	-

Libertas - Note Payable to a financing company, interest rate of 20%, monthly payments of $280,500 through February 2023, secured by property.	1,375,785	-

Alt Funding - Note Payable to a financing company, interest rate of 4%, monthly payments of $160,013 through June 2022, secured by receivables.	1,230,770	-

HTP Group - Note Payable to a third party, interest rate of 3.5%, monthly payments of $200,000 through December 2022, secured by intangible.	5,500,000	-

Valley Premium Finance - Note Payable to a third party, interest rate of 11.25%, monthly interest and principal payment of $8,331 through January 2022, secured by premiums.	29,161	-
Gross long-term debt, including current maturities	13,590,408	7,441,320
Less: Debt discounts	(502,008)	(229,978)
Less: Debt issuance costs	(82,814)	(60,030)
Net long-term debt, including current maturities	13,005,586	7,151,312
Less: Current maturities	(2,804,959)	(2,278,575)
Total Long-term portion of debt, net	$10,200,627	$4,872,737

F-12

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2021, the future minimum principal payments due on notes payable are as follows:

Fiscal Year Ending:	Minimum Payments
2021	$2,804,959
2022	8,082,554
2023	568,454
2024	613,875
2025	546,808
Thereafter	973,758
Total maturities of debt	$13,590,408

(a)	Brann Mortgage

On October 21, 2019, the Company closed on a secured promissory note (the “Brann Mortgage”) of $960,000. The Brann Mortgage bears interest of 12.9% per annum and matures in October 2034. The Brann Mortgage provided by the lender was used to acquire real estate located in Rio Vista, California.

(b)	Wilbur Mortgage

On October 15, 2019, the Company closed on a secured promissory note (the “Wilbur Mortgage”) of $3,200,000. The Wilbur Mortgage bears interest of 8% per annum and matures in October 2034. The Wilbur Mortgage provided by the lender was used to acquire real estate located in Antioch, California.

(c)	Portola Mortgage – 1st Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The secured promissory note (the “Portola Mortgage – 1st Position”) of $1,150,000 bears interest of 9.65% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(d)	Portola Mortgage – 2nd Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The second position secured promissory note (the “Portola Mortgage – 2nd Position”) of $335,000 bears interest of 15% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(e)	Portola Mortgage – 3rd Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The secured promissory note (the “Portola Mortgage – 3rd Position”) of $450,000 bears interest of 14% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(f)	Portola Mortgage – 4th Position

On October 30, 2020, the Company entered into a fourth position loan to purchase Portola Drive assets. The secured promissory note (the “Portola Mortgage – 4th Position”) of $1,200,000 bears interest of 0% per annum and matures in February 2026. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(g)	Libertas

On December 4, 2020, the Company closed on a note of $800,000 due to Libertas Funding, LLC (“Libertas”). The note bore interest at 32% per annum and matured in September 2021. The Libertas loan provided by the lender was used to fund construction and the facility at V Town Farms.

(h)	Gomes

On May 21, 2018, the Company closed on a loan of $200,868 (Gomes). The Gomes loan bore interest at 18% per annum through April 2020 and 10% per annum through its maturity date in May 2021. The Gomes loan provided by the lender was used to develop property located in Rio Vista, California.

F-13

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(i)	Lendini

On December 18, 2019, the Company closed on a note of $200,000 due to Lendini (“Lendini”). The note bore interest at 38% per annum and matured in July 2020. On January 8, 2020, the Company closed on a note of $200,000 due to Lendini. The Lendini note bore interest at 38% per annum and matured in July 2020. The Lendini loan provided by the lender was used to fund expansion at Rio Vista Farms.

(j)	Next Wave

On January 7, 2021, the Company closed on a note of $81,842 due to Next Wave Premium Finance of CA Inc. (“Next Wave”). The note bore interest at 11.25% and matured in October 2021. The Next Wave loan provided by the lender was used to acquire an insurance policy.

(k)	Portola Parking Lot

On October 16, 2019, the Company closed on a secured promissory note (Portola Parking Lot) of $150,000. The note bore interest at 10% per annum and matured in October 2021. The Portola Parking Lot provided by the lender was used to acquire property located in Del Rey Oaks, California.

(l)	Toyota

On August 29, 2019, the Company closed on a note of $31,355 due to Toyota Commercial Finance (“Toyota”). The note bears interest at 5.44% per annum and matures in September 2024. The Toyota loan provided by the lender was used to acquire equipment.

(m)	Libertas

On February 5, 2021, the Company closed on a note of $528,000 due to Libertas Funding, LLC (“Libertas”). The note bore interest at 20% per annum and matured in November 2021. The Libertas loan provided by the lender was used to fund construction and the facility at V Town Farms.

(n)	Libertas

On May 24, 2021, the Company closed on a note of $2,244,000 due to Libertas Funding, LLC (“Libertas”). The note bore interest at 20% per annum and matured in February 2023. The Libertas loan provided by the lender was used to fund expansion of existing operations.

(o)	Alt Funding

On March 31, 2021, the Company closed on a note of $1,920,000 due to Austin Business Finance, LLC,, (“Alt Funding”). The note bore interest at 4% per annum and matured in September 2021. The Alt Funding loan provided by the lender was used to fund expansion of existing operations.

(p)	HTP Group

On July 1, 2021, the Company closed on a note of $5,500,000 due to HTP Group (“HTP Group”). The note bore interest at 3.5% per annum and matures in December 2022. The HTP Group loan was to purchase a cannabis license.

(q)	Valley Premium Finance

On August 17, 2021, the Company closed on a note of $37,492 due to Valley Premium Finance of CA Inc. (“Valley Premium”). The note bore interest at 11.25% and matured in October 2021. The Valley Premium loan provided by the lender was used to acquire an insurance policy.

F-14

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note: 10 Related Parties

Notes payable – related parties consisted of the following as of September 30, 2021 and December 31, 2020:

	As of
	September 30, 2021	December 31, 2020

Note Payable to Andrew Wesley, interest rate of 0%.	-	77,500
Note Payable to Martin Wesley, interest rate of 0%.	-	77,500
Note Payable to Charles Wesley, interest rate of 0%.	-	80,000
Note Payable to James Yeagley, interest rate of 0%.	15,000	-
Gross long-term debt, including current maturities	15,000	235,000
Less: Current maturities	(15,000)	(235,000)
Total Long-term portion of debt, net	$-	$-

Notes payable - related parties are held by related parties of the Company consisting of Charles Wesley, the Chief Financial Officer, Andrew Wesley, managing member, Martin Wesley, managing member, and James Yeagley, member.

As of September 30, 2021, the future minimum principal payments due on notes payable – related parties are as follows:

Fiscal Year Ending:	Minimum Payments
2021	$15,000
Total maturities of debt	$15,000

Note 11: Members’ Equity

For the three and nine months ended September 30, 2021, the Company received capital contributions in the amount of $0 and $600,000, respectively. For the three and nine months ended September 30, 2020, the Company received capital contributions in the amount of $610,000 and $688,000, respectively. For the three and nine months ended September 30, 2021, the Company paid distributions to the members of $752,000 and $3,763,993, respectively. For the three and nine months ended September 30, 2020, the Company paid distributions to the members of $1,073,745 and $1,273,745, respectively.

Note 12: Commitments and Contingencies

Operating Leases

The Company leases its business facilities from third parties under operating agreements. The leases expire under various terms through 2026; some of the leases contain renewal provisions. The Company incurred $320,192 and $785,563 of rent expense for the three and nine months ended September 30, 2021, respectively. The Company incurred $9,075 and $34,955 of rent expense for the three and nine months ended September 30, 2020, respectively.

F-15

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future minimum lease payments under non-cancelable operation leases as of September 30, 2021 are as follows:

Fiscal Year	Minimum Rents
2021	$204,825
2022	814,200
2023	804,000
2024	804,000
2025	804,000
Thereafter	603,000
Total future minimum rental payments	$4,034,025

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and the Company accrues for adverse outcomes as they become probable and estimable.

Note 13: Revenue Disaggregation

Revenue disaggregation consists of the following:

	As of		As of
	Three months ended September 30, 2021	Three months ended September 30, 2020	Nine months ended September 30, 2021	Nine months ended September 30, 2020
Retail	$12,321,544	$12,322,000	$37,779,560	$30,022,933
Distributors	75,694	768,454	471,910	1,092,994
Revenue, net	$12,397,238	$13,090,454	$38,251,470	$31,115,927

Note 14: Subsequent Events

The Company has evaluated subsequent events through January 20, 2022, the date the financial statements were available to be issued.

Kolaboration Ventures Corporation (“KVC”) was incorporated in Wyoming on August 11, 2021. On October 1, 2021, the Company executed a reorganization plan which exchanged the membership interests of certain companies into common stock of KVC. The companies included in the exchange: Kolaboration Ventures, LLC; Rio Vista Farms, LLC; Contra Costa Farms, LLC; Kolaboration Vallejo, LLC; and Kolaboration Concord, LLC. As Contra Costa Farms owns 100% of KCM, 50% of DRO and 50% of Portola, these entities were not included in the reorganization/exchange.

In October 2021, the Company signed a promissory note with the Chief Financial Officer in the amount of approximately $1,379,000, with no stated interest rate, due upon demand.

In November and December of 2021, the Company secured merchant cash advance agreements, in the amount of approximately $2,970,000 with an interest rate of 4% with payments weekly for one year, secured with receivables of the company.

On January 4, 2022, KVC effectuated a 20:1 forward stock split of the Corporation’s common stock

On September 1, 2021 the company entered into a purchase agreement to acquire a 50% controlling interest in PR Farms SC, LLC (“Herbal Cruz”) in exchange for 72,000 (1,440,000 post stock-split) shares of KVC and debt of approximately $2,500,000. Closing pending certain requirements and in connection with the merger agreement with Pacific Reserve.

On January 5, 2022, the Company executed a Merger Agreement with Pacific Reserve, in which 60,800,000 shares of common stock of KVC are being exchanged for a 100% ownership interest in Pacific Reserve and the remaining 50% of Herbal Cruz. The purchase agreement and merger agreement are expected to close simultaneously in April 2022.

F-16

Kolaboration Ventures, LLC and Subsidiaries

Consolidated Financial Statements

As Of And For The Years Ended

December 31, 2020 and 2019

F-17

KOLABORATION VENTURES, llc and subsidiaries

INDEX TO consolidated FINANCIAL STATEMENTS

F-18

Report of Independent Registered Public Accounting Firm

To the Members

Kolaboration Ventures, LLC

Rio Vista, California

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Kolaboration Ventures, LLC and its subsidiaries (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019 in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue in 2019 due to the adoption of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the full retrospective method.

Basis for Opinion

The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on the Company’s consolidated financial statements. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ArmaninoLLP

San Ramon, California

We have served as the Company’s auditor since 2021.

January 5, 2022

F-19

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$458,550	$8,754
Accounts receivable	305,351	65,574
Inventory	7,188,969	4,640,452
Prepaids and other current assets	969,556	238,773
	8,922,426	4,953,553

Property, plant and equipment, net	11,848,333	7,072,635
Goodwill	2,628,853	-
Total assets	$23,399,612	$12,026,188

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Cash overdraft	$83,976	$117,210
Accounts payable	4,662,146	3,771,298
Accrued and other current liabilities	2,056,053	1,005,850
Contract liability	793,149	58,761
Current portion of notes payable - related parties	235,000	206,740
Current portion of notes payable	2,278,575	826,115
	10,108,899	5,985,974
Long term liabilities
Notes payable, net of current portion	4,872,737	3,773,690
Notes payable - related parties, net of current portion	-	235,000
Other long-term liabilities	135,500	-
Total liabilities	15,117,136	9,994,664

Commitment and contingencies (Note 11)

Members’ equity
Members’ capital	2,946,463	2,432,388
Retained earnings (deficit)	4,815,421	(400,864)
Noncontrolling interest	520,592	-
Total members’ equity	8,282,476	2,031,524
Total liabilities and members’ equity	$23,399,612	$12,026,188

See the accompanying notes to these consolidated financial statements.

F-20

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended,
	December 31, 2020	December 31, 2019
Revenue	$42,905,128	$8,362,603
Cost of goods sold	26,238,892	4,366,931
Cost of goods sold - depreciation	147,050	93,870
Gross profit	16,519,186	3,901,802

Operating expenses:
Sales and marketing	1,368,972	405,938
General and administration	8,877,948	2,239,926
Depreciation and amortization	264,262	42,217
Total operating expenses	10,511,182	2,688,081
Income from operations	6,008,004	1,213,721

Other income (expenses):
Interest expense	(610,469)	(223,411)
Other expense	(181,250)	-
Total other expenses	(791,719)	(223,411)

Net income	$5,216,285	$990,310

See the accompanying notes to these consolidated financial statements.

F-21

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Members’	Retained Earnings	Noncontrolling
	Capital	(Deficit)	Interest	Total
Balance at December 31, 2018	$691,888	$(1,391,174)	$-	$(699,286)

Capital contributions	1,860,500	-	-	1,860,500
Members distributions	(120,000)	-	-	(120,000)
Net income	-	990,310	-	990,310
Balance at December 31, 2019	2,432,388	(400,864)	-	2,031,524

Capital contributions	2,445,000	-	-	2,445,000
Member distributions	(1,930,925)	-	-	(1,930,925)
Noncontrolling interest in aquired subsdiary	-	-	520,592	520,592
Net income	-	5,216,285	-	5,216,285
Balance at December 31, 2020	$2,946,463	$4,815,421	$520,592	$8,282,476

See the accompanying notes to these consolidated financial statements.

F-22

KOLABORATION VENTURES, LLC and subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended,
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,216,285	$990,310
Depreciation expense	411,312	136,087
Amortization of debt discount	7,231	16,190
Gain on disposal of property, plant and equipment	-	(2,065)
Change in non-cash working capital:
Accounts receivable	(239,777)	(54,807)
Inventory	(2,548,517)	(4,640,452)
Prepaids and other current assets	(703,434)	(202,035)
Accounts payable	(312,604)	3,395,255
Accrued and other current liabilities	153,269	428,696
Contract liability	709,493	45,326
Other long-term liabilities	135,500	-
Net cash provided by operating activities	2,828,758	112,505
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of property, plant and equipment	52,333	23,000
Acquisition of Emerald Sky, LLC	46,989	-
Purchases of property, plant and equipment	(2,104,343)	(5,556,650)
Net cash used in investing activities	(2,005,021)	(5,533,650)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of membership interests	2,445,000	1,810,500
Member distributions	(1,930,925)	(120,000)
Proceeds from issuance of note payable	1,000,000	4,338,316
Repayment of notes payable	(1,648,042)	(686,005)
Repayment of related parties notes payable	(206,740)	(65,000)
Change in cash overdraft	(33,234)	117,210
Net cash provided by (used in) financing activities	(373,941)	5,395,021
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	449,796	(26,124)
Cash and cash equivalents, beginning of the period	8,754	34,878
Cash and cash equivalents, end of the period	$458,550	$8,754

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$619,543	$191,795
Cash paid for income taxes	$-	$-

NON-CASH ACTIVITIES
Accounts payable converted to notes payable	$84,567	$-
Conversion of related parties notes payable and interest to equity contribution	$-	$50,000
Property, plant and equipment financed by notes payable	$3,135,000	$181,335
Acquisition of Emerald Sky, LLC financed by accounts payable	$795,495	$-

See the accompanying notes to these consolidated financial statements.

F-23

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Description of Business Nature of Operations:

Headquartered in Rio Vista, California, Kolaboration Ventures, LLC (“KV” or the “Company”) was formed under the laws of California in May 2020, and is a diversified cannabis company specializing in cultivation, non-volatile manufacturing, retail, brand development, and distribution. KV and its subsidiaries are working to expand in California through both organic growth and acquisitions while building a respected portfolio of top shelf brands. Wholly owned, licensed, and/or distributed brands within KVL’s portfolio include: Farms Brand, Fat Boys Farms, Ole 4 Fingers, Atoms Infused Flower, Rio Vista Farms and CoCo Farms.

Rio Vista Farms, LLC (“RVF”) was created in July 2017, to engage in cannabis agriculture and related activities. Contra Costa Farms, LLC (“CCF”) was created in October 2018 to engage in cannabis agriculture and related activities. Both RVF and CCF operate retail dispensaries fully licensed with the State of California. In December 2020, the Company purchased a controlling interest of Emerald Skyway, LLC (“Emerald”) which operates licensed dispensaries in the state of California. In July 2020, the Company formed Kolaboration Vallejo, LLC (“KVL”), in December 2020, the Company formed Kola Center Management, LLC (“KCM”) and in October 2020, the Company formed Portola Drive, LLC (“PD”) and Dro Legacy, Inc. (“DRO”). KVL, KCM, DRO and PD were all formed to house various operations of the Company within California.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the accounting policies set out below have been applied consistently to all years presented. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned and wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Non-controlling Interest

Non-controlling interest represents the proportionate ownership of Emerald, DRO and PD, held by minority members and reflects their capital investments as well as their proportionate interest in subsidiary losses and other changes in members’ equity, including translation adjustments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at invoice amounts, net of allowances for doubtful accounts. The Company evaluates the collectability of accounts receivable based on known collection risks and historical experience. The Company incurred bad debt expense of $129,964 and $35,127 for the years ended December 31, 2020 and December 31, 2019, respectively. As of December 31, 2020 and 2019, the Company had no allowance for doubtful accounts.

F-24

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventory

The net realizable value of inventory represents the estimated selling price for inventory in the ordinary course of business, less estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Costs incurred during the growing and production process are capitalized as incurred to the extent that cost is less than net realizable value. These costs include materials, direct and indirect labor, and overhead used in the growing and production processes. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold. As of December 31, 2020 and December 31, 2019, the Company has not recorded a write-down of inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization, if any. Depreciation related to assets used in production is recorded in cost of goods sold. Depreciation related to non-production assets is recorded through operating expenses. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease term. Depreciation and amortization is calculated on a straight-line basis over the expected useful life of the asset as follows:

Buildings and improvements	5 to 29 years
Machinery and equipment	5 to 7 years
Vehicles	3 to 5 years

Leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the terms of the related leases. During the years ended December 31, 2020 and December 31, 2019, maintenance and repair costs of $357,048 and $49,553, respectively, were expensed as general and administration expenses.

Impairment of Long-Lived Assets

The Company evaluates property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of our long-lived assets may not be recoverable. Recoverability of an asset group is measured by comparison of its carrying amount to the expected future undiscounted cash flows that the asset group is expected to generate. If it is determined that an asset group is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the asset group exceeds its fair value. There were no impairment charges to long-lived assets during the years ended December 31, 2020 and 2019.

Goodwill

Goodwill represents the excess of the cost of assets acquired over the fair value of the net assets at the date of acquisition. The Company evaluates its goodwill for impairment on an annual basis or whenever events or circumstances indicate that an impairment may have occurred in accordance with the provisions of FASB ASC 350, Goodwill and Other Intangible Assets. The Company determined that no impairment exists with respect to its goodwill as of December 31, 2020.

Income Taxes

The Company is a limited liability company that is treated as a partnership for U.S. federal and state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes. The income or loss of the Company is included in the return of its members. Therefore, no provision, liability, or benefit for income taxes has been included in these financial statements. The Company does not have any unrecognized tax benefits at December 31, 2020 and 2019. It is the Company’s policy to recognize interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2020 and 2019, the Company did not accrue any interest or penalties related to uncertain tax positions.

Revenue Recognition

On January 1, 2020, the Company adopted Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method. The adoption did not result in any change to revenue recognition for any of its revenue streams. The Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In order to achieve this core principle, the Company applies a five-step process.

F-25

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Identification of a contract or contracts with a customer;
2.	Identification of performance obligation(s) in the contract;
3.	Determination of the transaction price;
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when, or as, the performance obligation is satisfied.

Contracts with customers are at the point of sale and, while they often include the transfer of multiple products to a customer, they do not require future obligations. The Company generally considers each transaction as a separate performance obligation. Products are generally sold without a right of return, except for the extremely rare instance of a significant product defect identified upon delivery, which is not considered a separate performance obligation.

The Company allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation. The Company uses judgment in determining the SSP for products. The Company typically determines an SSP range for its products which are reassessed on a periodic basis or when facts and circumstances change. For all performance obligations (multiple products), the Company is able to determine SSP based on the observable prices of products sold separately in comparable circumstances to similar customers.

In certain instances, the Company may provide incentives and discounts. The discounts are generally applied to promotional products. The discounts are determinable and fixed at the inception of the contract and accounted for as a reduction of the purchase price. Contracts do not include a significant financing component.

The majority of customer contracts, which may be in the form of purchase orders, contracts or purchase agreements, contain performance obligations for delivery of agreed upon products. Typically, when a customer contract contains multiple performance obligations, satisfaction of these obligations occurs simultaneously, at a single point in time (or within the same accounting period). Transfer of control typically occurs at the time of delivery and title and the risks and rewards of ownership have passed to the customer, and the Company has a right to payment. Thus, the Company generally recognizes revenue upon delivery of the product.

All shipping and handling activities are performed before the customers obtain control of products and accounted for as cost of goods sold.

The Company offers a loyalty reward program to its dispensary customers and is deemed a separate performance obligation. A portion of the revenue generated in a sale is allocated to the loyalty points earned. For the years ended December 31, 2020 and 2019, the allocation was approximately $1,499,000 and $279,000, respectively. The amount allocated to the points earned is deferred until the loyalty points are redeemed. As of December 31, 2020 and 2019, the loyalty liability totaled $793,149 and $58,761, respectively, and is included in contract liability on the consolidated balance sheets.

The Company does not have any customer contracts that contain future deliverables that meet the definition of unsatisfied performance obligations in accordance with Topic 606.

Fair Value

The Company determines the fair value of its financial instruments in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurement, which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

F-26

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

●	Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;
●	Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable inputs reflect the assumptions that market participants would use in pricing the asset or liability.

The carrying values of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued and other current liabilities approximated their fair values due to the short period of time to maturity or repayment.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASC 842”). ASC 842 requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASC 842, a lessee is required to recognize assets and liabilities for leases with terms of more than 12 months. Lessor accounting remains substantially similar to current U.S. GAAP. In addition, disclosures of leasing activities are to be expanded to include qualitative along with specific quantitative information. ASC 842 also provides a package of transition practical expedients that allow an entity to not reassess (1) whether any expired or existing contracts contain a lease, (2) the lease classification of any expired or existing lease, and (3) initial direct costs for any existing lease. The Company is evaluating the impact of this standard on the financial statements. The required adoption date of this standard is January 1, 2022 for emerging growth companies.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU 2016-13 will require the Company to use forward-looking information to better formulate its credit loss estimates. ASU 2016-13 is effective for annual reporting periods beginning after December 15, 2022, and early adoption is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

Note 3: Concentration of Credit Risk

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash primarily in U.S. bank accounts, which at times may exceed federally insured limits. As of December 31, 2020 and 2019, the Company had no uninsured cash and cash equivalents.

The Company’s business activities and accounts receivable are with customers in the cannabis industry located in California. For the years ended December 31, 2020 and 2019, the Company had no customers that exceeded 10% of revenue each year.

As of December 31, 2020, the Company had two customers exceeding 10% of the accounts receivable balance, while as of December 31, 2019 the Company had four customers that exceeded 10% of the accounts receivable balance. The balance for these customers as of December 31, 2020 and 2019 was $153,472 and $60,780, respectively.

Note 4: Business Combination

On December 20, 2020, the Company completed the acquisition of Emerald Skyway, LLC to expand the Company’s retail cannabis footprint in California. The fair value of the consideration transferred was $1.3 million. No transaction related expenses were recognized in connection with the business combination.

F-27

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the amounts of the identifiable assets acquired and liabilities assumed at the acquisition date.

Cash and cash equivalents	$46,989
Accounts receivable - related parties	1,423
Prepaid and other current assets	27,349
Accounts payable	(492,524)
Accounts payable - related parties	(563,292)
Accrued and other current liabilities	(307,816)
Contract liability	(24,895)
Net Identifiable Liabilities Acquired	(1,312,766)
Goodwill	2,628,853
Total Net Assets Acquired	$1,316,087

Note 5: Inventory

Inventory consists of raw materials, work in process and finished goods. Finished goods consist of distillates and crude oil extracted from cannabis plant material as well as cannabis flower held for resale, and raw materials consist of the harvested cannabis plant material.

As of December 31, 2020 and 2019, inventory consisted of the following:

	As of
	December 31, 2020	December 31, 2019
Raw materials	$546,819	$298,020
Work in process	2,012,637	1,529,588
Finished goods	4,629,513	2,812,844
Total inventory	$7,188,969	$4,640,452

Note 6: Prepaids and other current assets

As of December 31, 2020 and 2019, prepaids and other current assets consisted of the following:

	As of
	December 31, 2020	December 31, 2019
Prepaid expenses	$682,440	$167,586
Other receivables	279,016	66,500
Deposits	8,100	4,687
Total prepaids and other current assets	$969,556	$238,773

Note 7: Property, Plant and Equipment, Net

As of December 31, 2020 and 2019, property, plant and equipment, net consisted of the following:

	As of
	December 31, 2020	December 31, 2019
Buildings and improvements	$10,649,880	$6,557,761
Machinery and equipment	739,534	680,940
Vehicles	46,684	18,684
Total property, plant and equipment	11,436,098	7,257,385

Less: accumulated depreciation	(596,063)	(184,750)
Construction in progress	1,008,298	-
Total property, plant and equipment, net	$11,848,333	$7,072,635

For the years ended December 31, 2020 and 2019, depreciation expense was $411,312 and $136,087, respectively.

F-28

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8: Notes Payable

Notes payable consisted of the following at December 31, 2020 and 2019:

	As of
	December 31, 2020	December 31, 2019

Brann Mortgage to a financing company, interest rate of 12.9%, monthly interest and principal payments of $10,983 through October 2034, secured by building.	$996,487	$999,530

Wilbur Mortgage to a financing company, interest rate of 8%, monthly interest and principal payments of $56,106 through October 2034, secured by building.	2,691,509	3,130,222

Portola Mortgage - 1st Position to a third party, interest rate of 9.65%, monthly interest payments of $9,247 through June 2022 and principal payment of $1,150,000 due June 2022, secured by property.	1,150,000	-

Portola Mortgage - 2nd Position to a third party, interest rate of 15%, monthly interest payments of $4,187 through June 2022, secured by property.	335,000	-

Portola Mortgage - 3rd Position to a third party, interest rate of 14%, monthly interest payments of $5,250 through June 2022, secured by property.	450,000	-

Portola Mortgage - 4th Position to a third party, interest rate of 0%, annual principal payments of $600,000 through February 2026, secured by property.	600,000	-

Libertas - Note Payable to a financing company, interest rate of 32%, monthly interest payments of $28,551 through September 2021, secured by property.	1,008,480	-

Gomes - Note Payable to a third party, interest rate of 18% through April 2020 and 10% through 2021, annual principal payments of $50,000 and monthly interest payments of $3,013 through 2019, $2,263 through 2020, monthly interest and principal payments of $8,791 through May 2021, unsecured.	25,941	150,868

Lendini - Note Payable to a financing company, interest rate of 38%, daily interest and principal payments of $2,090 through July 2020, secured by property.	-	246,728

Next Wave - Note Payable to a third party, interest rate of 11.25%, monthly interest and principal payment of $6,777 through October 2021, secured by premiums.	84,567	-

Portola Parking Lot - Note Payable to a third party, interest rate of 10%, monthly interest payments of $600 through October 2021, annual principal payments of $75,000, secured by land.	75,000	150,000

Toyota - Note Payable to a financing company, interest rate of 5.44%, monthly interest and principal payments of $597 through August 2024, secured by equipment.	24,336	29,980

Gross long-term debt, including current maturities	7,441,320	4,707,328
Less: Debt discounts	229,978	67,940
Less: Debt issuance costs	60,030	39,583
Net long-term debt, including current maturities	7,151,312	4,599,805
Less: Current maturities	2,278,575	826,115
Total Long-term portion of debt, net	$4,872,737	$3,773,690

F-29

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2020, the future minimum principal payments due on notes payable are as follows:

Fiscal Year Ending	Minimum Payments
2021	$2,278,575
2022	2,124,851
2023	903,454
2024	613,875
2025	546,808
Thereafter	973,757
Total maturities of debt	$7,441,320

(a)	Brann Mortgage

On October 21, 2019, the Company closed on a secured promissory note (the “Brann Mortgage”) of $960,000. The Brann Mortgage bears interest of 12.9% per annum and matures in October 2034. The Brann Mortgage provided by the lender was used to acquire real estate located in Rio Vista, California.

(b)	Wilbur Mortgage

On October 15, 2019, the Company closed on a secured promissory note (the “Wilbur Mortgage”) of $3,200,000. The Wilbur Mortgage bears interest of 8% per annum and matures in October 2034. The Wilbur Mortgage provided by the lender was used to acquire real estate located in Antioch, California.

(c)	Portola Mortgage – 1st Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The secured promissory note (the “Portola Mortgage – 1st Position”) of $1,150,000 bears interest of 9.65% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(d)	Portola Mortgage – 2nd Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The second position secured promissory note (the “Portola Mortgage – 2nd Position”) of $335,000 bears interest of 15% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(e)	Portola Mortgage – 3rd Position

In October 2020, the Company purchased assets related to Portola Drive and inherited the notes payable on the property. The secured promissory note (the “Portola Mortgage – 3rd Position”) of $450,000 bears interest of 14% per annum and matures in June 2022. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(f)	Portola Mortgage – 4th Position

On October 30, 2020, the Company entered into a fourth position loan to purchase Portola Drive assets. The secured promissory note (the “Portola Mortgage – 4th Position”) of $1,200,000 bears interest of 0% per annum and matures in February 2026. The Portola Mortgage provided by the lender was used to acquire real estate located in Del Rey Oaks, California.

(g)	Libertas

On December 4, 2020, the Company closed on a note of $800,000 due to Libertas Funding, LLC (“Libertas”). The note bore interest at 32% per annum and matured in September 2021. The Libertas loan provided by the lender was used to fund construction and the facility at V Town Farms.

(h)	Gomes

On May 21, 2018, the Company closed on a loan of $200,868 (Gomes). The Gomes loan bore interest at 18% per annum through April 2020 and 10% per annum through its maturity date in May 2021. The Gomes loan provided by the lender was used to develop property located in Rio Vista, California.

F-30

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(i)	Lendini

On December 18, 2019, the Company closed on a note of $200,000 due to Lendini (“Lendini”). The note bore interest at 38% per annum and matured in July 2020. On January 8, 2020, the Company closed on a note of $200,000 due to Lendini. The Lendini note bore interest at 38% per annum and matured in July 2020. The Lendini loan provided by the lender was used to fund expansion at Rio Vista Farms.

(j)	Next Wave

On January 7, 2021, the Company closed on a note of $81,842 due to Next Wave Premium Finance of CA Inc. (“Next Wave”). The note bore interest at 11.25% and matured in October 2021. The Next Wave loan provided by the lender was used to acquire an insurance policy.

(k)	Portola Parking Lot

On October 16, 2019, the Company closed on a secured promissory note (Portola Parking Lot) of $150,000. The note bore interest at 10% per annum and matured in October 2021. The Portola Parking Lot provided by the lender was used to acquire property located in Del Rey Oaks, California.

(l)	Toyota

On August 29, 2019, the Company closed on a note of $31,355 due to Toyota Commercial Finance (“Toyota”). The note bears interest at 5.44% per annum and matures in September 2024. The Toyota loan provided by the lender was used to acquire equipment.

Note: 9 Related Parties

Notes payable – related parties consisted of the following as of December 31, 2020 and 2019:

	As of
	December 31, 2020	December 31, 2019

Note Payable to Charles Wesley, interest rate of 0%.	$80,000	$80,000
Note Payable to Andrew Wesley, interest rate of 0%.	77,500	77,500
Note Payable to Martin Wesley, interest rate of 0%.	77,500	77,500
Note Payable to Emory Epperson, interest rate of 20%.	-	10,000
Note Payable to Charles Wesley, interest rate of 0%.	-	47,000
Note Payable to Steven Smith, interest rate of 20%.	-	149,740
Gross long-term debt, including current maturities	235,000	441,740
Less: Current maturities	235,000	206,740
Total Long-term portion of debt, net	$-	$235,000

Notes payable - related parties are held by related parties of the Company consisting of Charles Wesley, the Chief Financial Officer, Andrew Wesley, managing member, Martin Wesley, managing member, Steve Smith, member, and Emory Epperson, member.

As of December 31, 2020, the future minimum principal payments due on notes payable – related parties are as follows:

Fiscal Year Ending	Minimum Payments
2021	$235,000
Total maturities of debt	$235,000

F-31

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10: Members’ Equity

For the years ended December 31, 2020 and 2019, the Company received capital contributions in the amount of $2,455,000 and $1,860,500, respectively. For the years ended December 31, 2020 and 2019, the Company paid distributions to the members of $1,930,925 and $120,000, respectively.

Note 11: Commitments and Contingencies

Operating Leases

The Company leases its business facilities from third parties under operating agreements. The leases expire under various terms through 2026; some of the leases contain renewal provisions. The Company incurred $364,880 and $27,785 of rent expense for the years ended December 31, 2020 and 2019, respectively. The Company’s subsidiary, Valley Farms, leases the business facility at Portola Drive from a related subsidiary of the Company, Portola Drive, LLC.

Future minimum lease payments under non-cancelable operation leases as of December 31, 2020 are as follows:

Fiscal Year Ending	Minimum Rents
2021	$745,300
2022	814,200
2023	804,000
2024	804,000
2025	804,000
Thereafter	603,000
Total future minimum rental payments	$4,574,500

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and the Company accrues for adverse outcomes as they become probable and estimable. Currently, there is no pending litigation against the Company.

Note 12: Revenue Disaggregation

Revenue disaggregation consists of the following:

	For the years ended,
	December 31, 2020	December 31, 2019
Retail	$40,988,214	$8,039,313
Distributors	1,916,914	323,290
Revenue, net	$42,905,128	$8,362,603

F-32

KOLABORATION VENTURES, LLC and subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13: Subsequent Events

The Company has evaluated subsequent events through January 5, 2022, the date the financial statements were available to be issued.

Kolaboration Ventures Corporation (“KVC”) was incorporated in Wyoming on August 11, 2021. On October 1, 2021, all of the operating LLCs which comprise KV were reorganized under the parent, KVC. They are: Kolaboration Ventures, LLC; Rio Vista Farms, LLC; Contra Costa Farms, LLC; Kolaboration Vallejo, LLC; and Kolaboration Concord, LLC. As Contra Costa Farms owns 100% of KCM, 50% of DRO and 50% of Portola, these entities were not reorganized.

In July 2021, the Company acquired from HTP Group Inc. a specific cannabis use license for $6.5 million and the consideration was $1 million in cash and $5.5 million payable over 18 months from the date of closing. The acquisition enables us to expand our geographic coverage into another large market, expand brand awareness, and further improve buying power.

Note 14: Events (Unaudited) Subsequent to the Date of the Independent Auditor’s Report

In February and May 2021, the company secured additional financing from Libertas in the amount of approximately $2,770,000, with terms similar to the existing note payable.

In April June, November and December of 2021, the Company secured financing from Austin Business Finance, LLC., in the amount of approximately $4,890,000 with an interest rate of 4% with payments weekly for one year from the date of each note, the notes are secured with the receivables of the company.

In October 2021, the Company signed a promissory note with the Chief Financial Officer in the amount of approximately $1,379,000, with 0% interest rate, due upon demand.

On January 4, 2022, KVC effectuated a 20:1 forward stock split of the Corporation’s common stock

On September 1, 2021 the company entered into a purchase agreement to acquire a 50% controlling interest in PR Farms SC, LLC (“Herbal Cruz”) in exchange for 72,000 (1,440,000 post stock-split) shares of KVC and debt of approximately $2,500,000. Closing pending certain requirements and in connection with the merger agreement with Pacific Reserve.

On January 5, 2022, the Company executed a Merger Agreement with Pacific Reserve, in which 60,800,000 shares of common stock of KVC are being exchanged for a 100% ownership interest in Pacific Reserve and the remaining 50% of Herbal Cruz. The purchase agreement and merger agreement are expected to close simultaneously in April 2022.

F-33

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this Amendment No. 1 to the offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio Vista, California, United States on February 24, 2022.

KOLABORTION VENTURES CORPORATION

By:	/s/ Martin Wesley
Martin Wesley, President

Pursuant to the requirements of the Securities Act of 1933, this Offering Circular has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin Wesley	President and Director	February 24, 2022
Martin Wesley

/s/ Andrew Wesley	Vice President and Director	February 24, 2022
Andrew Wesley

/s/ Charles Wesley	Chief Financial Officer and Director	February 24, 2022
Charles Wesley

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

/s/ Martin Wesley
Martin Wesley

/s/ Andrew Wesley
Andrew Wesley

/s/ Charles Wesley
Charles Wesley

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PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit Number
Dalmore Broker-Dealer Services Agreement	17.1	1A-1
Dealmaker Software as a Service Agreement dated December 2, 2021	17.1	1A-2
Amended and Restated Articles of Incorporation	17.2	1A-2A
Amended and Restated Bylaws	17.2	1A-2B
Form of Registration Rights Agreement	17.3	1A-3A
Stockholders’ Agreement	17.3	1A-3B
Form of Subscription Agreement for Tier 2 Reg A+ Offering	17.4	1A-4
Voting Agreement dated January 4, 2022	17.5	1A-5
2021 Incentive Stock Option Plan dated September 14, 2021	17.6	1A-6A
Agreement of Purchase and Sale of Herbal Cruz dated September 1, 2021	17.6	1A-6B
Contribution Agreement dated September 30, 2021 between KVC and members of Rio Vista Farms, LLC	17.6	1A-6C
Contribution Agreement dated September 30, 2021 between KVC and members of Contra Costa Farms, LLC	17.6	1A-6D
Contribution Agreement dated September 30, 2021 between KVC and members of Kolaboration Concord, LLC	17.6	1A-6E
Contribution Agreement dated September 30, 2021 between KVC and members of Kolaboration Vallejo, LLC	17.6	1A-6F
Agreement of Purchase and Sale of HTP Group, Inc., dated September 15, 2020	17.6	1A-6G
Merger Agreement and Plan of Reorganization between KVC and Pacific Reserve dated January 4, 2022	17.7	1A-7A
Equiniti Trust Company – Transfer Agent Services Agreement Dated December 10, 2021	17.8	1A-8A
Escrow Agreement with Equiniti Trust Company dated December 10, 2021	17.8	1A-8B
Consent of Independent Auditor	17.11	1A-11
Legal Opinion	17.12	1A-12A
Investor Presentation (if considered Testing the Waters Materials under Rule 241 or Rule 255)	17.13	1A-13

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